CRITICARE SYSTEMS, INC.
                             20925 Crossroads Circle
                               Waukesha, WI 53186

                                  June 25, 1998

T. Stephen Thompson, President
 and CEO
Immtech International, Inc.
1890 Maple Avenue
Suite 110
Evanston, IL 60201

Dear Mr. Thompson:

      This Agreement states the terms and conditions whereby Criticare Systems, Inc. ("Criticare") agrees to acquire and Immtech International, Inc. ("Immtech") agrees to sell to Criticare certain of its intangible assets. It is Criticare's understanding that you have the full power and authority to enter into this Agreement.

      Subject to the terms and conditions set forth herein, Criticare will pay you, at Closing (as hereinafter defined), the sum of $150,000 for such assets.

      Immtech agrees, represents and warrants and Criticare agrees as follows:

      1. Criticare will acquire from Immtech at the Closing (as hereinafter defined) the following properties, assets and rights of Immtech (collectively, the "Purchased Assets"):

            (a) All right, title and interest in U.S. Patent No. 5,484,735 to Davis et al. granted January 16, 1996 (the "735 Patent"), including any continuations, continuations-in-part, divisionals, reissues, re-examinations, extensions thereof, any U.S. patents or applications (including any continuations, continuations-in-part, divisionals, reissues, re-examinations and extensions) owned or licensed to or by Immtech which claim priority to or are otherwise based on the 735 Patent or which otherwise establish rights which cover, encompass or are ancillary to the "Materials," "Progeny," "Immtech Biomaterials," "Immtech Technology" or "Immtech Improvements" thereto (as such terms are defined in the Material Transfer and Option Agreement between Sigma Diagnostics, Inc. and Immtech dated March 23, 1998 (a copy of which is attached hereto as Exhibit A) (the "Sigma Agreement") and any corresponding or related foreign applications owned or licensed by Immtech which claim priority to or are otherwise based on the 735 Patent or which otherwise establish rights which cover or encompass or

T. Stephen Thompson, President
 and CEO
June 25, 1998
Page 2

are ancillary to the Materials Progeny, Immtech Biomaterials, Immtech Technology or Immtech Improvements thereto.

            (b) All of Immtech's rights under the Sigma Agreement.

            (c) All of Immtech's rights with respect to the License Agreement dated March 10, 1998 between Immtech and Northwestern University (a copy of which is attached hereto as Exhibit B (the "Northwestern NU 8403 License")).

            (d) All right, title and interest in and to Patent No. 5,702,904 to Makhlouf et at granted December 30, 1997 ("the 904 Patent"), any reissues, re-examinations or extensions thereof, any U.S. patents or applications (including any continuations, continuations-in-part, divisionals, reissues, re-examinations and extensions) owned or licensed to Immtech which claim priority to or are otherwise based on the 904 Patent and any corresponding or related foreign applications owned or licensed by Immtech which claim priority to or are otherwise based on the 904 Patent.

            (e) All of Immtech's rights with respect to the License Agreement dated October 27, 1994 between Immtech and Northwestern University, which is attached hereto as Exhibit C (the "Northwestern NU 9134 License").

            (f) An exclusive, royalty-free, worldwide license under Patent No. 5,405,832 to Potempa, granted on April 11, 1995 to utilize mCRP for the treatment of septicema, as set forth in the License Agreement attached hereto as Exhibit D (the "Sepsis License").

            (g) The right, but not the obligation, to sue for past infringement with respect to all of the foregoing.

            (h) To Immtech's knowledge, all other rights reasonably required to make, use, sell and offer for sale products based on or related to the Purchased Assets.

      2. Immtech agrees to provide Criticare and its successors, assigns or other legal representatives, cooperation and assistance at Criticare's request and expense (including the execution and delivery of any and all affidavits, declarations, oaths, exhibits, assignments, powers of attorney or other documentation as may be reasonably required): (1) in the preparation and

T. Stephen Thompson, President
 and CEO
June 25, 1998
Page 3

prosecution of any applications for patents or registration of the intellectual property assigned, licensed or transferred pursuant to this Agreement; (2) in the prosecution or defense of any interference, opposition, infringement or other proceedings that may arise in connection with any of the intellectual property assigned, licensed or transferred pursuant to this Agreement; and (3) in the implementation or perfection of this Agreement.

      3. Criticare will not assume any of Immtech's liabilities for obligations to Northwestern University under the Northwestern NU 8403 License and the Northwestern NU 9134 License occurring after the Closing. Criticare is not assuming any other liabilities or obligations of Immtech of any nature or kind.

      4. To induce Criticare to enter into this Agreement, Immtech represents and warrants that all of the statements made herein are true and correct and that:

            (a) Immtech will own at the Closing all of the Purchased Assets, and title to the Purchased Assets will be transferred to Criticare at Closing, free and clear of all liens or encumbrances of any nature whatsoever, including sales taxes, if any. Immtech has obtained all necessary consents to the transfers contemplated hereby.

            (b) Between the date hereof and Closing, Immtech will utilize its best efforts to continue its customer relationships and to preserve the value of the Purchased Assets and their attendant goodwill for the benefit of Criticare.

            (c) All corporate procedures necessary to authorize or ratify this Agreement by Immtech have been or will be taken prior to Closing and Immtech has the necessary power and authority to deliver this Agreement and consummate the transactions provided for herein.

            (d) Immtech is not in default, and there exist no circumstances which would allow the other party to such agreements to allege that Immtech is in default under the Sigma Agreement, the NU 8403 License or the NU 9134 License.

            (e) There exists no fact or condition, or to your knowledge, any threatened development not otherwise disclosed to Criticare in writing which could reasonably be considered as adversely affecting the prospects for or value of the Purchased Assets.

T. Stephen Thompson, President
 and CEO
June 25, 1998
Page 4

      5. The representations and warranties made by Immtech herein shall be true at and survive the Closing for a period of two years, except that in any case where Criticare can show that a matter was concealed intentionally or failure to disclose was as a result of gross negligence, in which case the survival period shall be three years from the date of discovery. In addition to the other agreements herein contained, we agree with each other that neither of us has employed a broker or finder in connection with this transaction and that each of us will bear our respective expenses in connection with the transaction. We agree that any publicity or communications to third parties concerning the transaction prior to Closing will be released only if mutually approved.

            From and after the Closing, Immtech will reimburse, indemnify and hold harmless Criticare and its officers and directors, successors and assigns, upon demand, with respect to any damages, losses, liabilities, costs and expenses incurred or suffered by it that result from, relate to or arise out of (i) any liabilities or obligations of Immtech not specifically assumed by Criticare, (ii) any breach of representation or warranty or nonfulfillment of any agreement or covenant contained in this Agreement, and (iii) any actions, suits, claims or proceedings, including costs and expenses incident to the foregoing. Criticare shall be entitled, along with any other remedies it may possess, to withhold or apply any funds which you may be entitled to receive from it under this or any other agreement as a reserve or set-off against amounts for which you may be liable under this Agreement.

      6. Immtech covenants and agrees that for a period of three years from and after Closing, it will make available to Criticare or its assignee the services of Dr. Potempa to consult with and advise Criticare or its assignee regarding research, testing, FDA compliance and approval, manufacture and commercialization of the products or applications covered by the patents being purchased or licensed by Criticare pursuant to this letter agreement Criticare, at its option, may extend such agreement for all or any part of one additional two-year period. It is expected that Dr. Potempa's consultation will occur on a part-time basis (no more than two days per week) for which Criticare will reimburse Immtech for its out-of-pocket salary and employee benefit plan expenses, pro rata, with respect to Dr. Potempa. Dr. Potempa shall also receive bonuses based upon the completion of Phase I and II with respect to products for which he is primarily responsible.

T. Stephen Thompson, President
 and CEO
June 25, 1998
Page 5

            Immtech has discussed this engagement with Dr. Potempa and understands that his availability is a significant inducement to Criticare to enter into this letter agreement. Immtech and Dr. Potempa agree that they will not enter into a consulting or advisory relationship with any person or entity with respect to competitive products or applications during the consultancy period and for 12 months after its conclusion.

      7. Criticare or its assignee shall for a period of five years from and after the Closing be entitled to purchase from Immtech, and Immtech or any successor in interest to Immtech shall sell to Criticare or its assignee mCRP, at Immtech's cost. Criticare may, at its option, manufacture mCRP, in which event Immtech will provide all necessary know-how and expertise to enable Criticare to manufacture the molecule in commercially viable quantities. Immtech agrees that it will reference this commitment in any license, sublicense, manufacturing, supply or other agreement affecting this right.

      8. Criticare or, in the case of an assignment or sublicense by Criticare to a third party, such third parry (without recourse to Criticare) shall be responsible for any costs associated with operations during each of Phases I and II, including without limitation the costs of conducting necessary research and clinical studies to permit the sale of mCRP for use in the treatment of sepsis, including salaries, fees, benefits and expenses for its employees, rent and other corporate costs, fees associated with any and all regulatory filings, legal and accounting fees and applications. Immtech will be responsible for all maintenance fees related to patent protection until financing is completed.

      9. Closing shall take place at Milwaukee, Wisconsin, at 2:00 p.m. on July 2, 1998 (the "Closing" or "Closing Date"). Title to the Purchased Assets shall pass to Criticare at Closing.

      10. Criticare has deposited in escrow with at its law firm, Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. (the "Law Firm"), a certified check in the amount of $l50,000, made payable to Immtech and endorsed to Brinks, Hofer, Gilson & Lione. Immtech has, or within three days after the date of this Agreement, will similarly deposit with such Law Firm the following: (i) the Patent Assignment attached hereto as Exhibit E; (ii) the assignments in the forms attached hereto as Exhibits F and G, assigning Immtech's rights under the licenses referred to in paragraphs 3(c) and 3(e) and the Sigma Agreement; and
(iii) a copy of the agreement of Brinks, Hofer, Gilson & Lione ("Brinks"), agreeing to accept

T. Stephen Thompson, President
 and CEO
June 25, 1998
Page 6

$150,000 in full settlement and accord of Immtech's indebtedness to such firm, and releasing such firm from any further liability to Immtech. The Law Firm is authorized and directed to release such check to Brinks on July 2, 1998.

      11. This letter agreement shall be binding upon and inure to the benefit of the parties' successors and assigns, but shall not be assignable by either party without the prior written consent of the other; provided, however, that nothing herein shall prevent Criticare from assigning its rights and obligations hereunder to an affiliated corporation or subsidiary corporation controlled by or under common control with Criticare. Each of the exhibits referred to in this letter agreement is incorporated herein by reference and made a part hereof.

      It is our intent that this letter agreement set forth our entire understanding, merging all of our prior discussions herein. If you are in agreement with all of the foregoing, would you please execute and return a copy of this letter to us.

                                           Yours very truly,

                                           CRITICARE SYSTEMS, INC.


                                           BY: [ILLEGIBLE]
                                               --------------------------
                                               PRES

MW2/46716REB
Enclosures

Acknowledged and agreed to
this 29th day of June, 1998.

IMMTECH INTERNATIONAL, INC.


BY: [ILLEGIBLE]
    ---------------------------
    Its President & CEO

                          Exhibits to Letter Agreement

Exhibit A  Sigma Diagnostics, Inc. Agreement.

Exhibit B  Northwestern NU 8403 License.

Exhibit C  Northwestern NU 9134 License.

Exhibit D  Sepsis License.

Exhibit E  Patent Assignment.

Exhibit F  Northwestern NU 8403 License Assignment.

Exhibit G  Sigma Agreement Assignment.

                                                                       EXHIBIT A

                     MATERIAL TRANSFER AND OPTION AGREEMENT

            This agreement is made and entered into as of the 23rd day of March, 1998, by and between Immtech International, Inc. ("IMMTECH"), a Delaware Corporation, maintaining an office at 1890 Maple Avenue, Suite 110, Evanston, IL 60201, and Sigma Diagnostics, Inc. ("SIGMA"), a Missouri corporation maintaining an office at 545 South Ewing Avenue, St. Louis, Missouri 63103.

            WHEREAS, SIGMA desires to develop commercial diagnostic assays for determining hemoglobin in type Alc ("Hb(Alc)") by detecting a reduced form of Hb(Alc);

            WHEREAS, SIGMA desires to obtain certain hybridoma cell lines that produce monoclonal antibodies suitable for use in such assays from IMMTECH, and to obtain related information known to IMMTECH in order to develop such commercial assays;

            WHEREAS, SIGMA desires to grow such cell lines and harvest monoclonal antibodies from said cell lines for the purpose of evaluating the suitability of the same for a commercial Hb(Alc) assay and for the purpose of evaluating whether to exercise an option to license the exclusive, worldwide rights associated with such cell lines, such monoclonal antibodies and such related information known to IMMTECH, and

            WHEREAS, IMMTECH is willing to provide such cell lines and such information to SIGMA, to allow SIGMA to evaluate such cell lines and monoclonal antibodies, and

            WHEREAS, IMMTECH has, and/or will acquire as of the effective date of this agreement, certain patent and nonpatent rights relating to such cell lines, antibodies and information, and desires to grant SIGMA an option to obtain such rights and a license thereto on the terms and conditions set forth herein.

            NOW THEREFORE, for and in consideration of the foregoing and the mutual covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS

            1.1 MATERIALS" means (1) the monoclonal antibody designated as "MML03" having specificity to mannitol-valine-glycine-glycine (mannitol-VGG) or a fragment, derivative, or conjugate thereof having such specificity, and (2) hybridoma cell lines which will produce the MML03 monoclonal antibody.

            1.2 "PROGENY" means all monoclonal antibodies and hybridoma cell lines developed from the MATERIALS by IMMTECH, by SIGMA, or jointly by IMMTECH and SIGMA.

            1.3 "IMMTECH BIOMATERIALS" means all biomaterials useful in connection with research related to the MATERIALS or in connection with PRODUCTS involving the MATERIALS and developed or discovered by IMMTECH, independently of SIGMA, including, without limitation, peptides, culture media, and other biomaterials useful as calibrators, reference materials or controls.

            1.4 "SIGMA BIOMATERIALS" means all biomaterials useful in connection with research related to the MATERIALS or in connection with PRODUCTS involving the MATERIALS or PROGENY and developed or discovered independently by SIGMA or jointly by SIGMA and IMMTECH, including, without limitation, peptides, culture media, and other biomaterials useful as calibrators, reference materials or controls.

            1.5 "IMMTECH TECHNOLOGY" means individually and collectively, all designs, technical information, know-how, trade secrets, knowledge, data, specifications, test results, manufacturing information, analytical information, marketing information, inventions conceived and/or reduced to practice and/or acquired, and other information relating to the MATERIALS and known to IMMTECH on the date of this AGREEMENT or developed by IMMTECH thereafter, independently of SIGMA, including, without limitation, all information which will allow and/or assist SIGMA to establish commercially viable hybridoma cell lines which will produce the MML03 monoclonal antibody in a quantity and with properties reasonably required by SIGMA to develop a commercial Hb(Alc) assay.

            1.6 "SIGMA TECHNOLOGY" means, individually and collectively, all designs, technical information, know-how, trade secrets, knowledge, data, specifications, test results, manufacturing information, analytical information, marketing information, inventions conceived and/or reduced to practice and/or acquired, and other information relating to the MATERIALS and developed independently by SIGMA, or jointly by SIGMA and IMMTECH.

            1.7 "SIGMA PRODUCTS" means any products which comprise MATERIALS or PROGENY and which are developed by SIGMA or jointly by SIGMA and IMMTECH, including, without limitation, assay kits, assay methods and assay reagents.

            1.8 "EFFECTIVE DATE" means the latter of (a) the date set forth above in the recitals to this AGREEMENT, (b) the date on which IMMTECH has executed this AGREEMENT, (c) the date on which SIGMA has executed this AGREEMENT or (d) the date on which SIGMA receives from IMMTECH a copy of the duly executed IMMTECH-NORTHWESTERN LICENSE AGREEMENT.

            1.9 "EVALUATION PERIOD" of this AGREEMENT means the period which begins upon the latter of (a) the EFFECTIVE DATE of this AGREEMENT or (b) the date of first receipt of MATERIALS by SIGMA from IMMTECH, and which ends six months after such date.

            1.10 "RESEARCH AND DEVELOPMENT PERIOD" of this AGREEMENT means the period which begins on the last day of the EVALUATION PERIOD and which ends two years after the last day of the EVALUATION PERIOD.

            1.11 "MONOCLONALITY" means that the hybridoma cells of the MATERIALS produce monoclonal antibodies having an antibody combining site which binds with SPECIFICITY to mannitol-VGG.

            1.12 "CELL GROWTH" means the growth of the hybridoma cells of the MATERIALS in SIGMA bioreactors in quantities reasonably required by SIGMA for evaluation, research and product development purposes.

            1.13 "SPECIFICITY" means that the monoclonal antibodies of the MATERIALS have are specific for mannitol-VGG in a manner consistent with that described in U.S. Patent No. 5,484,735 to Davis et al. and that such monoclonal antibodies will not cross react with non-glucosylated hemoglobin (Hb(Ac)) or with non-reduced glucosylated hemoglobin (Hb(Alc)).

            1.14 "OPTION" means the option granted to SIGMA pursuant to P. 8.1 of this AGREEMENT.

            1.15 "LICENSE" means the license to be executed in accordance with
P. 8.6 of this AGREEMENT.

            1.16 "PATENT RIGHTS" means IMMTECH's patent rights associated with the LICENSED PATENTS as set forth in Title 35 of the United States Code and in corresponding foreign statutes and/or common law.

            1.17 "LICENSED PATENTS" shall include U.S. Patent No. 5,484,735 to Davis et al. filed November 12, 1993 and entitled "Immunoassay of Glycosylated Proteins Employing Antibody to Reductively Glycosylated N-Terminal Amino Acids" (hereinafter referred to as "the `735 PATENT"), any reissues, reexaminations or extensions thereof, any U.S. patents or applications (including divisionals and continuation applications) owned or licensed to or by IMMTECH which claim priority to or are otherwise based on the `735 PATENT or which otherwise establish rights which cover, encompass or are ancillary to the MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY or IMMTECH IMPROVEMENTS thereto and any corresponding or related foreign applications owned or licensed by IMMTECH which claim priority to or are otherwise based on the `735 PATENT or which otherwise establish rights which cover, encompass or are ancillary to the MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY or IMMTECH IMPROVEMENTS thereto.

            1.18 "TECHNOLOGY RIGHTS" means IMMTECH's non-patent statutory and/or common law rights associated with the LICENSED TECHNOLOGY, including, without limitation, trade secret rights.

            l.19 "LICENSED TECHNOLOGY" means any and all non-patented MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY or IMPROVEMENTS thereto.

            1.20 "LICENSED PRODUCT" means any PRODUCT covered by claims of the LICENSED PATENTS or which involves LICENSED TECHNOLOGY.

            1.21 "IMMTECH IMPROVEMENTS" means all modifications, variations, revisions, new generations and new models of the MATERIALS, PROGENY, IMMTECH BIOMATERIALS and/or IMMTECH TECHNOLOGY which relate or have consequence with respect to the LICENSED PRODUCT in any of the following ways: (a) improves performance of the LICENSED PRODUCT; (b) reduces the cost of materials or components for the LICENSED PRODUCT; (c) reduces production, manufacturing or associated costs of the LICENSED PRODUCTS; (d) increases the durability or continuous performance characteristics of the LICENSED PRODUCTS; (e) expands the applications to which the LICENSED PRODUCTS may be put; (f) increases or enhances the marketability or commercial aspect of the LICENSED PRODUCT; or (g) would, if implemented, replace or displace the LICENSED PRODUCT in one or more materially commercial markets for LICENSED PRODUCTS. IMMTECH IMPROVEMENTS may be patentable or unpatentable, and if patentable, need not be patented.

            1.22 "SIGMA IMPROVEMENTS" means all modifications, variations, revisions, new generations and new models of the SIGMA BIOMATERIALS, sigma technology and/or SIGMA PRODUCTS which relate or have consequence with respect to the LICENSED PRODUCT in any of the following ways: (a) improves performance of the LICENSED PRODUCT; (b) reduces the cost of materials or components for the LICENSED PRODUCT; (c) reduces production, manufacturing or associated costs of the LICENSED PRODUCTS; (d) increases the durability or continuous performance characteristics of the LICENSED PRODUCTS; (e) expands the applications to which the LICENSED PRODUCTS may be put; (f) increases or enhances the marketability or commercial aspect of the LICENSED PRODUCT; or (g) would, if implemented, replace or displace the LICENSED PRODUCT in one or more materially commercial markets for LICENSED PRODUCTS. SIGMA IMPROVEMENTS may be patentable or unpatentable, and if patentable, need not be patented.

            1.23 "TERM OF THE LICENSE" means the period commencing with the date on which the LICENSE is executed by all parties and ending (a) for LICENSED PRODUCTS covered by the claims of one or more LICENSED PATENTS, on the date of expiration of the last to expire of the LICENSED PATENTS which has a claim covering the LICENSED PRODUCTS; or alternatively, (b) for LICENSED PRODUCTS not covered by a claim of one or more LICENSED PATENTS, on the date seven years after the LICENSE is executed.

            1.24 "NET SALES" means the gross amount invoiced for the LICENSED PRODUCTS, less all taxes, duties, trade, quantity and cash discounts actually allowed, and credits or allowances actually granted on account of rejections, returns, billing errors or retroactive price reductions.

            1.25 "INITIAL NET SALES" means NET SALES until the time when the cumulative total of NET SALES equals an amount of $3,167,000.

            1.26 "REMAINING NET SALES" means the NET SALES after the time when the cumulative total of NET SALES has surpassed an amount of $3,167,000.

            1.27 "AFFILIATE" means any corporation or non-corporate business entity, which controls, is controlled by, or is under common control with a party to this AGREEMENT. A corporation or non-corporate business entity shall be regarded as in control of another corporation if it owns, or directly or indirectly controls, at least forty (40%) percent of the voting stock of the other corporation or (i) in the absence of the ownership of at least forty (40%) percent of the voting stock of a corporation or (ii) in the case of the non-corporate business entity, or non-profit corporation, if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation or non-corporate business entity, as applicable.

            1.28 "IMMTECH-NORTHWESTERN LICENSE AGREEMENT" means a duly executed agreement between IMMTECH and Northwestern University, Evanston, IL (hereinafter, NORTHWESTERN) by which NORTHWESTERN grants IMMTECH exclusive worldwide rights to the LICENSED PATENTS and to any LICENSED TECHNOLOGY owned by NORTHWESTERN, with such granted rights being sufficient in scope to allow SIGMA to develop commercial diagnostic assays for determining hemoglobin type Alc ("Hb(alc)") by detecting a reduced form of Hb (alc), and to make, have made, use and sell such assays.

2.    DELIVERY OF MATERIALS, PROGENY, IMMTECH BIOMATERIALS and IMMTECH
      TECHNOLOGY

            2.1 IMMTECH will deliver MATERIALS TO SIGMA within 10 days of the EFFECTIVE DATE. The minimum quantity of delivered MATERIALS will include at least two vials of viable hybridoma cells which will produce MMLO3 monoclonal antibodies.

            2.2 IMMTECH agrees to deliver additional quantities of MATERIALS to SIGMA during the EVALUATION PERIOD and the RESEARCH AND DEVELOPMENT PERIOD of this AGREEMENT upon request by SIGMA, which such additional MATERIALS are reasonable necessary for technical evaluation, research or product development as described in (P) 3.1, below.

            2.3 IMMTECH agrees to deliver to SIGMA any and all PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY and IMMTECH IMPROVEMENTS throughtout the EVALUATION PERIOD and the RESEARCH AND DEVELOPMENT PERIOD OF THIS AGREEMENT to allow or assist SIGMA for technical evaluation, research, or product development as described in (P) 3.1, below.

3. USE OF MATERIALS, PROGENY, IMMTECH BIOMATERIALS and IMMTECH TECHNOLOGY DURING EVALUATION PERIOD

            3.1 SIGMA may use the MATERIOALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY and IMMTECH IMPROVEMENTS during the EVALUATION PERIOD for the purpose of technical evaluation, including without limitation, evaluation of MONOCLONALITY, CELL GROWTH and SPECIFICITY, and for the purposes of research or product development, including, without limitation, development of SIGMA BIOMATERIALS and SIGMA PRODUCTS.

            3.2 None of the MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY or IMMTECH IMPROVEMENTS may be transferred to others outside of SIGMA'S research facilities during the EVALUATION PERIOD of this AGREEMENT without the written consent of IMMTECH, but such consent shall not be unreasonably withheld.

4.    PAYMENT AND REPORTS DURING THE EVALUATION PERIOD

            4.1 SIGMA will pay IMMTECH an amount of twenty thousand dollars ($20,000) within ten days after the latter of (a) the EFFECTIVE DATE of this AGREEMENT or (b) SIGMA's initial receipt of MATERIALS from IMMTECH.

            4.2 SIGMA will evaluate MONOCLONALITY and CELL GROWTH within two months after SIGMA's initial receipt of MATERIALS from IMMTECH. If MONOCLONALITY and CELL GROWTH is acceptable to SIGMA, and if SIGMA decides, in its sole discretion, to continue with further evaluation and/or research and/or product development efforts, SIGMA will pay IMMTECH an additional amount of twenty-five thousand dollars ($25,000) within two months after the latter of (a) the EFFECTIVE DATE of this AGREEMENT or (b) SIGMA'S INITIAL receipt of MATERIALS from IMMTECH.

            4.3 SIGMA will evaluate SPECIFICITY within six months after SIGMA'S initial receipt of MATERIALS from IMMTECH. If SPECIFICTY is acceptable to SIGMA, and if SIGMA decides, in its sole discretion, to enter the RESEARCH AND DEVELOPMENT PERIOD to continue with further evaluation and/or research and/or product development efforts, SIGMA will pay IMMTECH an additional amount of fifty thousand dollars ($50,000) within six months after the latter of (a) the EFFECTIVE DATE of this AGREEMENT or (b) SIGMA'S INITIAL receipt of MATERIALS from IMMTECH.

            4.4 SIGMA will provide a written report to IMMTECH after the end of the EVALUAITON PERIOD detailing the results of SIGMA'S evaluation of MONOCLONALITY, CELL GROWTH and SPECIFICITY.

5. USE OF MATERIALS, PROGENY, IMMTECH BIOMATERIALS and IMMTECH TECHNOLOGY DURING RESEARCH AND DEVELOPMENT PERIOD

            5.1 Upon entering the RESEARCH AND DEVELOPMENT PERIOD in accordance with (P) 4.3 above, SIGMA may use the

MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY, and IMMTECH IMPROVEMENTS during the RESEARCH AND DEVELOPMENT PERIOD for the purpose of technical evaluation, including without limitation, evaluation of MONOCLONALITY, CELL GROWTH and SPECIFICITY, and for the purposes of research or product development, including, without limitation, development of SIGMA BIOMATERIALS and SIGMA PRODUCTS.

            5.2 During the RESEARCH AND DEVELOPMENT PERIOD of this AGREEMENT, SIGMA may use the MATERIALS and PROGENY in human clinical trials.

            5.3 MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY, or IMMTECH IMPROVEMENTS may be transferred during the RESEARCH AND DEVELOPMENT PERIOD to appropriate regulatory authorities where such transfer is reasonably necessary for the purpose of obtaining U.S. Food and Drug Administration (FDA) approval of a commercial Hb(A1c) assay or for the purpose of obtaining equivalent approval in a foreign country.

6. RETURN OF MATERIALS, PROGENY, IMMTECH BIOMATERIALS AND IMMTECH TECHNOLOGY / PARTIAL REFUND OF PAYMENTS

            6.1 If SIGMA determines, in its sole discretion, during the EVALUATION PERIOD or the RESEARCH AND DEVELOPMENT PERIOD, that the MATERIALS or PROGENY evaluated in accordance with (P.) 4.2 and (P.) 4.3 are not suitable for further evaluation, research and/or product development, or that it is no longer of commercial interest to develop a commercial Hb(A1c) assay involving the MATERIALS or PROGENY, then SIGMA will return the MATERIALS and any PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY or IMMTECH IMPROVEMENTS to IMMTECH and provide a report to IMMTECH which explains the basis upon which the MATERIALS or PROGENY were determined to be unsuitable or the assays were determined to be not of commercial interest.

            6.2 IMMTECH will, upon receipt of the returned MATERIALS and any PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY or IMMTECH IMPROVEMENTS and upon receipt of a report from SIGMA in accordance with (P.) 6.1, refund an amount of twenty-five thousand dollars ($25,000) to SIGMA.

7.    OWNERSHIP

            7.1 The MATERIALS, PROGENY, IMMTECH MATERIALS, IMMTECH TECHNOLOGY, IMMTECH IMPROVEMENTS and any intellectual property rights associated therewith shall be owned by IMMTECH.

            7.2 The SIGMA BIOMATERIALS, SIGMA TECHNOLOGY, SIGMA PRODUCTS, SIGMA IMPROVEMENTS and any intellectual property rights associated therewith shall be owned by SIGMA.

8.    GRANT OF OPTION

            8.1 IMMTECH hereby grants SIGMA an OPTION to license the PATENT RIGHTS and the TECHNOLOGY RIGHTS under the terms set forth below.

            8.2 SIGMA shall have the sole discretion as to whether or not to exercise the OPTION.

            8.3 The OPTION to license shall remain open and be exercisable by SIGMA for an option period extending from the EFFECTIVE DATE of this AGREEMENT until and including the date which is three months after the end of the EVALUATION PERIOD of this AGREEMENT. If SIGMA informs IMMTECH in writing that SIGMA does not desire to exercise its OPTION or if SIGMA fails to exercise its OPTION with the aforementioned option period, IMMTECH shall have the right thereafter to enter into an agreement with a third party or parties pertaining to the MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY or IMMTECH IMPROVEMENTS and SIGMA shall return all such MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY or IMMTECH IMPROVEMENTS in SIGMA's possession to IMMTECH.

            8.4. If SIGMA decides to exercise its OPTION, no further fees beyond those set forth under (P.) 4.1, (P.) 4.2 and (P.) 4.3 will be required at the time of exercising the option. Additional fees and/royalties may, however, be due, as applicable, under a LICENSE which includes the provisions of (P.) 8.7(c) (P.) 8.7(d) and/or (P.) 8.7(g) of this AGREEMENT.

            8.5 SIGMA can exercise the OPTION by (a) notifying IMMTECH that SIGMA is exercising its option, and (b) unless previously paid by SIGMA, paying IMMTECH the feel required under (P.) 4.3.

            8.6 Upon exercise of the OPTION, the parties will negotiate in good faith, and will, within a negotiation period of six months from the date on which SIGMA exercised its OPTION, agree on and execute a LICENSE which includes the terms set forth in (P.) 8.7, as well as any other terms, provisions and/or conditions that the parties negotiate in good faith. If SIGMA and IMMTECH have failed to execute a LICENSE having such terms within such negotiation period, then SIGMA shall return all MATERIALS, PROGENY, IMMTECH MATERIALS, IMMTECH TECHNOLOGY or IMMTECH IMPROVEMENTS in SIGMA's possession to IMMTECH, and IMMTECH shall thereafter have the right to enter into an agreement with a third party or parties pertaining to the MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY or IMMTECH IMPROVEMENTS, provided that such third-party agreement does not contain any terms or provisions which are more favorable to the third party than IMMTECH had offered in writing to SIGMA during such negotiation period.

            8.7 The LICENSE shall include the following terms, provisions and/or conditions:

            (a) IMMTECH shall grant SIGMA exclusive, worldwide rights under the LICENSED PATENTS and under the LICENSED TECHNOLOGY to possess, use, make, have made, lease, sell and have sold all MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY, IMMTECH IMPROVEMENTS thereto, and LICENSED PRODUCTS.

            (b) SIGMA shall have the right to sublicense the LICENSED PATENTS and LICENSED TECHNOLOGY to third parties.

            (c) SIGMA shall pay IMMTECH an amount of $60,000 upon the earlier of
(i) the date of obtaining U.S. Federal Drug Administration (FDA) approval of a LICENSED PRODUCT, or (ii) the date of the first sale of a LICENSED PRODUCT.

            (d) SIGMA shall, during the TERM OF THE LICENSE, pay to IMMTECH royalties as follows:

                  (i) at the rate of two percent (2%) of the INITIAL NET SALES of LICENSED PRODUCTS; and then

                  (ii) at the rate of percent (5%) of the REMAINING NET SALES of
            LICENSED PRODUCTS.

            (e) SIGMA shall not be required to pay royalties to IMMTECH under (P.) 8.7(d) for sales of LICENSED PRODUCTS made to AFFILIATES of SIGMA for purposes of resale. Additionally, no multiple royalties shall be payable because any LICENSED PRODUCT is covered by more than one patent or patent claim of the LICENSED PATENTS. Moreover, in the event that any MATERIALS OR PROGENY become available to third parties for commercial purposes through an act of or failure to act by IMMTECH, the obligations of SIGMA set forth in (P.) 8.7(d) shall terminate.

            (f) For the first two year period following the date of the first sale of a LICENSED PRODUCT, SIGMA shall meet a two-year target NET SALES amount to be mutually agreed upon by the parties based on SIGMA's market projections, failing which IMMTECH shall have the option, upon sixty (60) days written notice to SIGMA, to license one other entity under the LICENSED PATENTS and LICENSED TECHNOLOGY, with the

LICENSE otherwise remaining in force. However, if during such sixty (60) day period SIGMA pays the difference in royalties due based on the above-stated target NET SALES versus the actual NET SALES for the two-year period, then the LICENSE will continue in effect, without any changes as to the exclusivity thereto. Moreover, should IMMTECH license one other entity under the LICENSED PATENTS and/or LICENSED TECHNOLOGY: (i) such third-party agreement will not contain any terms or provisions which are more favorable to the third-party than those contained in the LICENSE between IMMTECH and SIGMA, and (ii) SIGMA shall be able to recover an amount of one-half of the $60,000 fee paid pursuant to (P.) 8.7 (c) by discounting the royalty payment required under (P.) 8.7 (d) (ii) by 3% to obtain an effective royalty rate of 2% until such amount is recovered.

            (g) SIGMA will make any maintenance payments or annuities required for any LICENSED PATENTS for countries in which the claims such patents cover the LICENSED PRODUCTS.

            (h) Notwithstanding anything in the LICENSE to the contrary:

                  (i) SIGMA shall have the right to terminate the LICENSE at its sole discretion by giving written notice to IMMTECH at least ninety
            (90) days prior to the effective date of termination provided that such effective date is on or before the last day of the RESEARCH
            AND DEVELOPMENT PERIOD; and

                  (ii) either party shall, in the event of any material default of the LICENSE by the other party, have the right to terminate the LICENSE by giving written notice to the other party at Least ninety
            (90) days prior to the effective date of termination, unless, after receiving written notice of such default, the default is cured or remedied by the defaulting party within ninety (90) days.

            (i) Upon expiration or termination of the LICENSE for any reason, SIGMA shall have the right, for a period of one (1) year from the effective date thereof, to sell all LICENSE PRODUCTS on hand and to produce and sell all MATERIALS or PROGENY on hand, subject to the obligations of SIGMA to pay royalties, as provided for in (P.) 8.7(d), above.

9. CONFIDENTIALITY

            9.1 Any information, including information existing as IMMTECH TECHNOLOGY or SIGMA TECHNOLOGY, that is communicated between the parties and that is designated by the parties as being confidential information by a written notice to the non-owning party within thirty (30) days after the first written disclosure of that information by either party to the other, the non-owning party shall, until five (5) years from the date of the expiration or termination of this AGREEMENT: (a) take all reasonable steps to prevent disclosure of such information to any third party and (b) not utilize any of such information for any purpose other than the purposes provided in this AGREEMENT.

            9.2 The obligations of confidentiality and non-use set forth in (P.)
9.1 shall not preclude disclosure of such information in a patent application or in the prosecution of a patent application provided that the written consent of the owning party is obtained prior to such disclosure.

            9.3 The obligations of confidentiality and non-use set forth in (P.)
9.1 shall not extend to any of such information for which a non-owing party can show:

            (a) by the non-owning party's prior written records was already in the non-owning party's possession prior to the date of such disclosure;

            (b) such information became gennerally available to the public through issuance or publication of a patent or application;

            (c) such information is otherwise is or becomes generally available to public through non fault of the non-owning party;

            (d) such information is received by the non-owning party in good faith from a third party on a non-confidential basis without violating any obligation of secrecy to the owner party relating to the information disclosed; or

            (e) written consent to disclose such information was given by the owning party.

10. PUBLICATION

            10.1 If a non-patent publication results from SIGMA's work using the MATERIALS, PROGENY, BIOMATERIALS, IMMTECH TECHNOLOGY, or IMMTECH IMPROVEMENTS, SIGMA will acknowledge IMMTECH's provision of the same and will give credit to IMMTECH scientists, as scientifically appropriate, based on any direct contribution made.

11. WARRANTIES, DISCLAIMERS and LIMITATIONS ON LIABILITIES

            11.1 SIGMA hereby represents and warrants to IMMTECH, that SIGMA is a corporation duly organized, validly existing and in good standing under the Laws of the State of Missouri and has all requisite corporate power and authority to enter into this Agreement and perform its obligations hereunder.

            11.2 IMMTECH hereby represents and warrants to SIGMA that the following are true and correct as of the EFFECTIVE DATE of this AGREEMENT:

            (a) IMMTECH is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to enter into this Agreement and perform its obligations hereunder;

            (b) IMMTECH owns the LICENSE PATENTS or is the worldwide exclusive licensee of the LICENSE PATENTS and has the right to sublicense the same to SIGMA;

            (c) There are no claims relating to patent infringement or other matters, actions, suits, proceedings, arbitrations or investigations pending or, to the best of knowledge, threatened, against IMMTECH which if adversely determined, would adversely affect the MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY, IMMTECH IMPROVEMENTS, LICENSED PATENTS (or the patentability thereof), LICENSED TECHNOLOGY and/or LICENSED PRODUCTS, or other related technology practiced by IMMTECH, or IMMTECH's ability to enter into or carry out this AGREEMENT; and

            (d) As of the date hereof, IMMTECH warrants that (i) it has no knowledge that the manufacture, use, importation or sale of any MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY, IMMTECH IMPROVEMENTS, LICENSED PATENTS, LICENSED TECHNOLOGY and/ or LICENSED PRODUCTS under this AGREEMENT either alone or in combination, nor any method of using such the same infringes any patent or other industrial property right of a third party; and
(ii) it has not received any notification from any third party alleging or suggesting that the manufacture, use, importation or sale of any such MATERIALS, PROGENY, IMMTECH BIOMATERIALS, IMMTECH TECHNOLOGY, IMMTECH IMPROVEMENTS, LICENSED PATENTS, LICENSED TECHNOLOGY and/ or LICENSED PRODUCTS does or would infringe any patent or other industrial property. IMMTECH shall disclose to SIGMA any information regarding adverse patent rights of which it is or becomes aware and which relates to such MATERIALS, PROGENY, IMMTECH BIOMATERIALS,

IMMTECH TECHNOLOGY, IMMTECH IMPROVEMENTS, LICENSED PATENTS, LICENSED TECHNOLOGY and/or PRODUCTS.

            11.3 Notwithstanding the representations and warranties of IMMTECH provided under (P.) 11.2, IMMTECH makes no representations or warranties as to the suitability of the MATERIALS or PROGENY for their intended use by SIGMA. SIGMA acknowledges that THE MATERIALS ARE EXPERIMENTAL IN NATURE AND THEY ARE PROVIDED WITHOUT WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY, EXPRESS OR IMPLIED, OF ANY KIND, except as set forth above in (P.) 11.2.

12. MISCELLANEOUS AND GENERAL

            12.1 SIGMA acknowledges that IMMTECH is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities and that its obligations hereunder are contingent on compliance with all applicable United States export and other laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by SIGMA that SIGMA shall not export data or commodities to certain foreign countries without prior approval of such agency. IMMTECH neither represents that a license shall not be required or that, if required, it shall be issued.

            12.2 SIGMA shall obtain any and all licenses, permits, approvals or authorizations ("REQUIRED CONSENTS") required by any governmental entity or agency having jurisdiction over the transactions contemplated by this AGREEMENT. IMMTECH shall cooperate with, and provide reasonable assistance to, SIGMA in obtaining the REQUIRED CONSENTS; provided, however, that SIGMA shall reimburse IMMTECH for all IMMTECH out-of-pocket expenses incurred in providing such assistance.

            12.3 All notices, statements and reports required or contemplated herein by one party or the other shall be in writing and shall be deemed to have been given upon delivery in person or upon the expiration of five (5) days after deposit in a lawful mail depository in the country of residence of the party giving the notice, registered or certified airmail postage prepaid, and addressed as follows:

If to Immtech:      Attention: Mr. Steve Thompson
                    CEO & President
                    Immtech International Inc.
                    1890 Maple Avenue, Suite 110
                    Evanston, Illinois 60201
                    Facsimile: (847) 869-3045

With a copy to:     Alice O. Martin, Esq. Ph.D.
                    Brinks, Hofer, Gilson & Lione
                    NBC Tower - Suite 3600
                    455 N. Cityfront Plaza Drive
                    Chicago, IL 60611-5599
                    Facsimile: (312) 321-4299

If to Sigma:        Attention: Mr. Michael T. Hayo
                    Vice President
                    Sigma Diagnostics
                    545 South Ewing Avenue
                    St. Louis, Missouri 63103
                    Facsimile: (314) 286-78l9

Either party hereto may change the address to which notices to such party are to be sent by giving notice to the other party at the address and in the manner provided above. Any notice herein required or permitted to be given, in addition to the manner set forth above, by telex, facsimile or cable, provided that the party giving such notice obtains acknowledge by telex, facsimile or cable that such notice has been received by the party to be notified. Notice made in this manner shall be deemed to have been given when such acknowledgment has been transmitted.

            12.4 SIGMA shall not grant, transfer, convey, sublicense or otherwise assign any of its rights or delegate any of its obligations under this AGREEMENT other than to an affiliated company without the prior written consent of IMMTECH, and any attempt to do so shall be of no effect; however, this AGREEMENT shall be assignable by IMMTECH. This AGREEMENT shall be binding upon and inure to the benefit of the successors and permitted assigns of the parties hereto.

            12.5 This AGREEMENT constitutes the entire agreement between IMMTECH and SIGMA with respect to the subject matter hereof and shall not be modified, amended or terminated except as herein provided or except by another agreement in writing executed by the parties hereto.

            12.6 The section and paragraph headings are for convenience only and are not a part of this AGREEMENT.

            12.7 All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary so that they will not render this AGREEMENT illegal, invalid or unenforceable. If any provision or portion of any provision of this AGREEMENT not essential to the commercial purpose of this AGREEMENT shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining provisions or portions thereof shall constitute their agreement with respect to the subject matter hereof, and all such remaining provisions or portions hereof shall remain in full force and effect. In the event that any provision essential to the commercial purpose of this AGREEMENT is held to be illegal, invalid or unenforceable and cannot be replaced by a valid provision which will implement the commercial purpose of this AGREEMENT, this AGREEMENT and the rights granted herein shall terminate.

            12.8 The term of this AGREEMENT shall begin on the EFFECTIVE DATE and shall continue in effect through the EVALUATION PERIOD and through the RESEARCH AND DEVELOPMENT PERIOD, unless otherwise allowed to lapse by SIGMA pursuant to its discretion under (Paragraphs) 4.2, 4.3 and 6.1.

            IN WITNESS WHEREOF, the parties have caused this AGREEMENT to be executed by their duly authorized representatives as of day and year first above written.

                                        IMMTECH:

                                        IMMTECH INTERNATIONAL INC.


                                        By: /s/ T. Stephen  Thompson
                                            ------------------------------------

                                        SIGMA:

                                        SIGMA DIAGNOSTICS

                                        By: /s/ Michael T. Hayo
                                            ------------------------------------
                                            Michael T. Hayo
                                            Vice President

                                LICENSE AGREEMENT

            This Agreement made this tenth (10th) day of March, 1998, (the "Effective Date"), by and between Northwestern University, an Illinois corporation having a principal office at 633 Clark Street, Evanston, Illinois 60208 (hereinafter referred to as "Northwestern") and Immtech International Inc., a Delaware corporation having a principal office at 1890 Maple Avenue, Suite 110, Evanston, IL. 60201 (hereinafter referred to as "Licensee") (each a "Party" and collectively the "Parties").

                                   WITNESSETH

            WHEREAS, Northwestern is the owner of certain patent rights and know-how relating to Immunoassay Constructs to Quantitate
Glucosylated-Hemoglobin and other Glucosylated Serum Proteins (NU 8403) and has the right to grant licenses hereunder, subject only to a royalty-free, nonexclusive license heretofore granted to the United States Government;

            WHEREAS, Northwestern desires to have the patent rights and know-how developed and commercialized to benefit the public and is willing to grant a license hereunder;

            WHEREAS, Licensee has represented to Northwestern that Licensee will commit itself to a thorough, vigorous and diligent program to develop and subsequently manufacture, market and sell products utilizing the patent rights and know-how;

            WHEREAS, Licensee desires to obtain a license under the patent rights and know-how upon the terms and conditions hereafter set forth;

            NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto agree as follows:

                             ARTICLE I - DEFINITIONS

      1.1 "Affiliate" shall mean any corporation, firm, partnership or other entity which controls, is controlled by or is under common control with a Party. For the purposes of this definition, "control" shall mean any right or collection of rights that together allow direction on any vote with respect to any action by an entity or the direction of management and operations of that entity. Such right or collection of rights includes without limitation (a) the authority to act as sole member or shareholder or partner with a majority interest in an entity; (b) a majority interest in an entity; and (c) the authority to appoint, elect, or approve at least a majority of the governing board of that entity.

      1.2 "Field" shall mean the use of immunoassays for diagnostic purposes to quatitate hemoglobin type A.1c.

      1.3 "Know-How" shall mean any and all technical information existing as of the Effective Date or generated during the term of this Agreement which is owned or controlled by Northwestern and directly relates to Licensed Products and shall include, without limitation, all biological, chemical, pharmaceutical, pharmacological, toxological, clinical, assay control and manufacturing data and any other information relating to the Licensed Products and useful for the development, Regulatory Approval, commercialization or safety and effectiveness of the Licensed Products.

      1.4 "Licensed Products" shall mean diagnostic assays for determining hemoglobin type A.1c.

      1.5 "Net Sales" shall mean the gross amount invoiced by Licensee, its Affiliates or its sublicensees, to third parties for the sale of Licensed Products, less amounts actually invoiced or allowed with respect to trade credits, discounts, rebates and allowances actually granted on account of price adjustments, rebate programs, billing errors or the rejection or return of goods, sales taxes, tariffs, and custom duties. If a Licensed Product is sold as part of a combination, Net Sales for the purposes of determining royalties on the Licensed Product(s) in the combination shall be calculated by multi plying Net Sales by the fraction A/A+B, where A is the invoice price of the Licensed Product(s) sold separately and B is the invoice price of the other active ingredients in the combination.

      1.6 "Patent Rights" shall mean the patents and patent applications listed on Exhibit A attached hereto and incorporated herein by reference, and any patents which issue from the patent applications listed on Exhibit A attached hereto and incorporated herein by reference, and all substitutions, additions, extensions, reissues, renewals, divisions, continuations and continuations-in-part thereof and any foreign counterparts thereto.

      1.7 "Regulatory Approval" shall mean the approval of either the Food Drug Administration of the United States or a foreign counterpart thereto required to commence commercial sale of a Licensed Product in such country in the Territory.

      1.8 "Territory" shall mean the entire world.

                               ARTICLE II - GRANT

      2.1 Northwestern hereby grants to Licensee and its Affiliates an exclusive license under Patent Rights and Know-How to make, have made, use, import, offer for sale and sell Licensed Products in the Territory in the Field.

      2.2 The grant under Paragraph 2.1 shall be subject to the obligations of Northwestern and of Licensee to the United States Government under any and all applicable laws, regulations, and executive orders including those set forth in 35 U.S.C. ss.200, et seq.

      2.3 Northwestern retains the right to utilize Patent Rights and Know-How for noncommercial research purposes.

      2.4 Northwestern hereby grants to Licensee the right to grant sublicenses consistent with this Agreement provided that Licensee shall be responsible for the performance of its sublicensees, including the payment of royalties.

                     ARTICLE III- CONFIDENTIAL INFORMATION

      3.1 Northwestern and Licensee each agree that all information contained in documents marked "Confidential" which are forwarded to one by the other shall be received in strict confidence, used only for the purposes of this Agreement and not disclosed by the recipient (except as required by law or court agency or administrative order), its agents or employees to any third party without the prior written consent of an authorized officer of the disclosing Party, unless such information (a) was in the public domain at the time of disclosure, (b) later became part of the public domain through no act or omission of the recipient, its employees, agents, successors or assigns, (c) was lawfully disclosed to the recipient by a third party having the right to disclose it, (d) was already known by the recipient at the time of disclosure, (e) was independently developed, (f) is required by law or court or administrative agency order, or (g) is required to be submitted to a government agency to obtain and maintain the approvals and clearances of Licensed Products. Disclosure may also be made to Affiliates, distributors, customers, and agents, to nonclinical and clinical investigators, and to consultants, where necessary or desirable with appropriate safeguards to protect the confidential underlying disclosure. Northwestern and Licensee also agree that confidential information may be orally disclosed by one Party to the other Party. Such information shall be confirmed in writing and designated "Confidential" within thirty (30) days of disclosure for the provisions of this Article III to apply.

      3.2 Each Party's obligation of confidence hereunder shall be fulfilled by using at least the same degree of care with the other Party's confidential information as it uses to protect its own confidential information. This obligation shall exist while this Agreement is in force and for a period of two
(2) years thereafter except in the event of termination by Northwestern for breach on the part of Licensee, in which event Licensee's obligation to maintain the information confidential will exist for a period of ten (10) years after the termination for breach.

      3.3 This Agreement may be distributed solely (a) to those employees, agents and independent contractors of Northwestern and Licensee who have a need to know its contents, (b) to those persons whose knowledge of its contents will facilitate performance of the obligations of the parties under this Agreement,
(c) to those persons, if any, whose knowledge of its contents is essential in order to permit Licensee or Northwestern to maintain or secure the benefits under policies of insurance, or (d) as may be required by law or regulation or by court or administrative agency order.

                           ARTICLE IV - DUE DILIGENCE

      4.1 Licensee shall, upon execution of this Agreement, submit to Northwestern a preliminary development and business plan that sets forth an outline of Licensee's intended efforts to develop and commercialize Licensed Products. Such plan shall include a summary of personnel, expenditures and estimated timing for the development of Licensed Products and estimates of the market potential for Licensed Products.

      4.2 Licensee agrees to devote that level of resources to the commercialization of a Licensed Product as other companies in the industry customarily devote to products of similar commercial potential.

                               ARTICLE V - PAYMENT

      In consideration of the license granted by Northwestern to Licensee under this Agreement, Licensee shall pay to Northwestern the following:

      5.1 A non-creditable, non-refundable license issue fee of Twenty Thousand Dollars ($20,000), of which the first ten thousand dollars ($10,000) shall be paid within thirty (30) days of execution of this Agreement, and ten thousand dollars ($10,000) shall be paid within three (3) months from the Effective Date, but no later than August 1, 1998.

      5.2 Beginning the first full calendar year after the Regulatory Approval of a Licensed Product in a major market country, or the year 2003, whichever comes first, Licensee shall pay to Northwestern minimum royalty payments of $10,000 per year. Any such minimum royalty payments shall be fully creditable against any payments required under Paragraph 5.4.

      5.4 A running royalty of (a) six percent (6%) of Net Sales of Licensed Products for the first Ten Million Dollars ($10,000,000) in sales anywhere in the world, and (b) four percent (4%) of Net Sales of Licensed Products on sales exceeding Ten Million Dollars anywhere in the world.

      5.5 For all sublicenses granted by Licensee, a royalty at the rate of thirty five percent (35%) of all royalties earned by Licensee under such sublicenses.

      5.5 In addition to the running royalties under Paragraph 5.4, ten percent (10%) of any payments, including, but not limited to, sublicense issue fees or milestones received from sublicensees as consideration for Patent Rights, Know-How or Licensed Products.

      5.6 In the event of a permitted assignment of this Agreement, five percent (5%) of any payments received from such assignee as consideration for Patent Rights, Know-How or Licensed Products, as defined herein.

                    ARTICLE VI - PAYMENT, REPORTS AND RECORDS

      6.1 Payment Dates and Reports

            Within sixty (60) days after the end of each calendar quarter of each year during the term of this Agreement (including the last day of any calendar quarter following the expiration of this Agreement), Licensee shall pay to Northwestern, all royalties accruing during such calendar quarter. Such payments shall be accompanied by a statement showing the Net Sales of each Licensed Product by Licensee and its sublicensees in each country, the applicable royalty rate and the calculation of the amount of royalty due.

      6.2 Accounting

            a. Payments in U.S. Dollars

                  All dollar sums referred to in this Agreement are expressed in U.S. dollars and the Net Sales used for calculating the royalties and other sums payable to Northwestern by Licensee pursuant to Paragraph 6.1 shall be computed in U.S. dollars. All payments of such sums and royalties shall be made in U.S. dollars. For purposes of determining the amount of royalties due, the amount of Net Sales in any foreign currency shall be computed by converting such amount into U.S. dollars at the prevailing commercial rate of exchange for purchasing U.S. dollars with such foreign currency in question as quoted by Citibank in New York on the last business day of the calendar quarter for which the relevant royalty payment is to be made by Licensee.

            b. Blocked Royalties

                  Notwithstanding the foregoing, if by reason of any restrictive exchange laws or regulations Licensee or any Affiliate or sublicensee hereunder shall be unable to convert to U.S. dollars an amount equivalent to the royalty payable by Licensee hereunder in respect of Licensed Product sold for funds other than U.S. dollars, Licensee shall notify Northwestern promptly with an explanation of the circumstances. In such event, all royalties due hereunder in respect of the transaction so restricted (or the balance thereof due hereunder and not paid in funds other than U.S. dollars as hereinafter provided) shall be deferred and paid in U.S. dollars as soon as reasonably possible after, and to the extent that such restrictive exchange laws or regulations are lifted so as to permit such conversion to United States dollars, of which lifting Licensee shall promptly notify Northwestern. At its option, Northwestern shall meanwhile have the right to request the payment (to it or to a nominee), and upon such request Licensee shall pay, or cause to be paid, all such amounts (or such portions thereof as are specified by Northwestern) in funds, other than U.S. dollars, designated by Northwestern and legally available to Licensee under such then existing restrictive exchange laws or regulations.

      6.3 Records

            Licensee shall keep, and shall cause its Affiliates and sublicensees to keep, for three (3) years from the date of payment of royalties, complete and accurate records of sales of each Licensed Product by Licensee; its Affiliates and its sublicensees in sufficient detail to enable the accruing royalties to be determined accurately. Northwestern shall have the right during this period of three (3) years after receiving any report with respect to royalties due and payable to appoint, at its expense, an independent certified public accountant to inspect the relevant records of Licensee, its Affiliates and its sublicensees to verify such report. Northwestern shall submit the name of said accountant to Licensee for approval; said approval shall not be unreasonably withheld. Licensee shall make its records and those of its Affiliates and sublicensees available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from Northwestern, to the extent necessary to verify the accuracy of the reports and payments with not more than one (I) inspection per calendar year. Northwestern agrees to hold in strict confidence all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for Northwestern to reveal such information in order to enforce its rights under this Agreement or as may be required by law. If royalties are understated by ten percent (10%) or more in LICENSEE's favor, the LICENSEE shall, within ten (10) days of receipt of the audit report, pay the balance due Northwestern plus all reasonable costs of the audit or inspection and interest at the prime rate as quoted by Citibank in New York from the date at which such balance would have otherwise been due and payable. If royalties are understated by less than ten percent (10%), Licensee shall include such understated amount with the next scheduled payment pursuant to Paragraph 6.1.

                            ARTICLE VII - PUBLICATION

      Northwestern will be free to publish the results of any research related to Patent Rights, Know-How or Licensed Products and use any information for purposes of research, teaching, and other educationally-related matters.

                        ARTICLE VIII - PATENT PROSECUTION

      8.1 Northwestern has granted Licensee the right to apply for, seek prompt issuance of, and maintain during the term of this Agreement the Patent Rights in the United States and in the foreign countries listed in Exhibit A hereto. The prosecution, filing and maintenance of all Patent Rights shall be the primary responsibility of Licensee; provided, however, Northwestern shall have reasonable opportunities to advise Licensee and shall cooperate with Licensee in such prosecution, filing and maintenance.

      8.2 Payment of all fees and costs relating to the filing, prosecution, and maintenance of Patent Rights shall be the responsibility of Licensee, whether such fees and costs were incurred before or after the Effective Date.

                            ARTICLE IX - INFRINGEMENT

      9.1 Licensee shall inform Northwestern promptly in writing of any alleged infringement of the Patent Rights by a third party and of any available evidence thereof

      9.2 During the term of this Agreement, Northwestern shall have the right, but shall not be obligated, to prosecute at its own expense all infringements of the Patent Rights and, in furtherance of such right, Licensee hereby agrees that Northwestern may include Licensee as a party plaintiff in such suit, without expense to Licensee. The total cost of any such infringement action commenced or defended solely by Northwestern shall be borne by Northwestern and Northwestern shall keep any recovery or damages for past infringement derived therefrom.

      9.3 If within six (6) months after having been notified of any alleged infringement, Northwestern shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if Northwestern shall notify Licensee at any time prior thereto of its intention not to bring suit against any alleged infringer, then, and in those events only, Licensee shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the Patent Rights, and Licensee may, for such purposes, use the name of Northwestern as party plaintiff; provided, however, that such right to bring such infringement action shall remain in effect only for so long as the license ranted herein remains exclusive. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of Northwestern, which consent shall not unreasonably be withheld. Licensee shall indemnify Northwestern against any order for costs that may be made against Northwestern in such proceedings. Licensee shall keep any recovery or damages for past infringement derived therefrom; provided, however, that such recovery, less expenses, including reasonable attorneys' fees, shall be treated as Net Sales for the purpose of calculating running royalties under Paragraph 5.4

      9.4 In the event that a declaratory judgment action alleging invalidity or noninfringement of any of the Patent Rights shall be brought against Licensee, Northwestern, at its option, shall have the right, within thirty (30) days after it receives notice of the commencement of such action, to intervene and take over the sole defense of the action at its own expense.

      9.5 In any infringement suit that either Party may institute to enforce the Patent Rights pursuant to this Agreement, the other party hereto shall, at the request and expense of the Party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

      9.6 Licensee, during the term of this Agreement, shall have the sole right in accordance with the terms and conditions herein to sublicense any alleged infringer for future use of the Patent Rights. Any upfront fees as part of such a sublicense shall be shared equally between Licensee and Northwestern; other royalties shall be treated pursuant to Paragraph 5.4.

                          ARTICLE X - PRODUCT LIABILITY

      10.1 Licensee shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold Northwestern, its trustees, directors, officers, employees and Affiliates, harmless against all claims, proceedings, demands and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property, or resulting from the production, manufacture sale, use, lease, consumption or advertisement of the Licensed Product(s) or arising from any obligation of Licensee hereunder.

      10.2 Licensee and sublicensees involved in activities described in section
10.1 shall obtain and carry in full force and effect commercial, general liability insurance which shall protect Licensee and Northwestern with respect to events covered by paragraph 10.1 above. Such insurance shall be written by a reputable insurance company authorized to do business in the State of Illinois, shall list Northwestern as an additional named insured thereunder, shall be endorsed to include product liability coverage and shall require thirty (30) days written notice to be given to Northwestern prior to any cancellation or material change thereof. The limits of such insurance shall not be less than Five Million Dollars ($5,000,000) per occurrence with an aggregate of Fifteen Million Dollars ($15,000,000) for personal injury or death, and One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for property damage. Licensee shall provide Northwestern with Certificates of Insurance evidencing the same.

      10.3 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NORTHWESTERN, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY NORTHWESTERN THAT THE PRACTICE BY LICENSEE OF THE LICENSE GRANTED HEREUNDER SHALL NOT

INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY. IN NO EVENT SHALL NORTHWESTERN, ITS TRUSTEES, DIRECTORS. OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER NORTHWESTERN SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY.

                        ARTICLE XI - TERM AND TERMINATION

      11.1 This Agreement shall become effective on the Effective Date. Unless sooner terminated as provided for below, this Agreement shall continue in effect, on a county-by-country basis, until (a) the expiration of the last to expire of any Patent Rights, or (b) ten (10) years from the date of the first commercial sale in countries where no Patent Rights exist

      11.2 Licensee shall have the right to terminate this Agreement in whole or in part anytime after three (3) years from the Effective Date by giving Northwestern ninety (90) days written notice.

      11.3 Northwestern shall have the right to terminate or render this license non-exclusive at any time after three (3) years from the Effective Date if, in Northwestern's reasonable judgement, Licensee a) has not put the Licensed Product into commercial use in the Territory in the Field, directly or through a sublicensee, thereby not making the Licensed Product available to the public, or
b) is not demonstrably engaged in research, development, manufacturing, marketing as appropriate, directed towards this end.

      11.4 The provisions of Article III (Confidentiality), Article VI (Payments, Reports and Records), Article X (Product Liability) and Article XIII (Dispute Resolution) shall survive termination or expiration of this Agreement in accordance with their terms.

      11.5 If(l) either Party breaches any material obligation imposed by this Agreement; (2) either Party makes any general assignment for the benefit of its creditors; (3) a petition is filed by or against either Party, or any proceeding is initiated against either Party as a debtor, under any bankruptcy or insolvency law, unless the laws then in effect void the effectiveness of this provision; or (4) a receiver, trustee, or any similar officer is appointed to take possession, custody, or control of all or any part of either Party's assets or property, then the other Party may, at its option, send a written notice that it intends to terminate the license granted by this Agreement

      11.6 If the Party in breach does not cure the breach, negate the assignment, obtain a dismissal of the proceeding, or have the appointment vacated and regaining its assets within ninety (90) days from the notice date, then the other Party shall have the right to terminate the license granted immediately upon the date of mailing of a written notice of termination to the Party in breach.

      11.7 Upon termination of this Agreement for any cause, nothing herein shall be construed to release either Party of any obligation that has matured prior to the effective date of such termination. Licensee may, after the date of such termination, sell all Licensed Products that it may have on hand at the date of termination, provided that it pays the earned royalty thereon as provided in this Agreement

      11.8 In the event of termination for breach by Licensee, Licensee agrees to no longer use any of the Patent Rights or Know-How under which it has been granted a license and will turn over and assign to Northwestern its Regulatory Approvals and data and material related to price and Regulatory Approvals at no charge with the right to sub license.

      11.9 Upon termination of this Agreement, any and all existing sublicense agreements shall be immediately assigned to Northwestern and Northwestern agrees to keep them in force to the extent that Northwestern is capable of performing as a licensor in place of Licensee.

                            ARTICLE XII - ASSIGNMENT

      This Agreement shall not be assignable by either Party without the prior written consent of the other, except that any Party may assign this Agreement to any Affiliate, to a successor in interest (including the surviving company in any consolidation or merger), or to an assignee of substantially all the business and assets of such Party, or with respect to Licensee, to an assignee of all or substantially all of the business to which this Agreement relates.

                        ARTICLE XIII - DISPUTE RESOLUTION

      13.1 The Parties agree to effect all reasonable efforts to resolve any and all disputes between them in connection with this Agreement in an amicable manner.

      13.2 The Parties agree that any dispute that arises in connection with this Agreement and which cannot be amicably resolved by the parties shall be resolved by binding Alternative Dispute Resolution (ADR) in the manner set forth in Paragraph 13.3 through Paragraph 13.5.

      13.3 If a Party intends to begin ADR to resolve a dispute, such Party shall provide written notice to the other Party informing the other Party of such intention and the issues to be resolved. Within ten (10) business days after its receipt of such notice, the other Parry may, by written notice to the Party initiating ADR, add additional issues to be resolved. If the Parties cannot agree upon the selection of a neutral within twenty (20) business days following receipt of the original ADR notice, a neutral shall be selected by the then President of the Center for Public Resources (CPR), 680 Fifth Avenue, New York, New York 10019. The neutral shall be a single individual having experience in the biotechnology industry who shall preside in resolution of any disputes between the Parties. The neutral selected shall not be an employee, director or shareholder of either Party or an Affiliate or sublicensee.

      13.4 Each Party shall have ten (10) business days from the date the neutral is selected to object in good faith to the selection of that person. If either Party makes such an objection, the then President of the CPR shall, as soon as possible thereafter, select another neutral under the same conditions as set forth above. This second selection shall be final.

      13.5 The ADR shall be conducted in the following manner:

            (a) No later than forty-five (45) business days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the Parties.

            (b) At least five (5) days prior to the hearing, each Party must submit to the neutral and serve on the other Party a proposed ruling on each issue to be resolved. Such proposed ruling shall contain no argument on or analysis of the facts or issues, and shall be limited to not more than fifty
(50) pages.

            (c) The neutral shall not require or permit any discovery by any means, including depositions, interrogatories or production of documents.

            (d) Each Party shall be entitled to no more than eight (8) hours of hearing to present testimony or documentary evidence. The testimony of both Parties shall be presented during consecutive calendar days. Such time limitation shall apply to any direct, cross or rebuttal testimony, but such time limitation shall only be charged against the Party conducting such direct, cross or rebuttal testimony. It shall be the responsibility of the neutral to determine whether the parties have had the eight (8) hours to which each is entitled.

            (e) Each Party shall have the right to be represented by counsel. The neutral shall have the sole discretion with regard to the admissibility of any evidence.

            (f) The neutral shall rule on each disputed issue within thirty (30) days following the completion of the testimony of both Parties. Such ruling shall adopt in its entirety the proposed ruling of one of the parties on each disputed issue.

            (g) ADR shall take place in Chicago, Illinois. All costs incurred for a hearing room shall be shared equally between the Parties.

            (h) The neutral shall be paid a reasonable fee plus expenses, which fees and expenses shall be shared equally by the Parties.

            (i) The ruling shall be binding on the Parties and may be entered as an enforceable judgment by a state or federal court having jurisdiction of the Parties.

      13.6 This Section XIII shall survive any termination of this Agreement

                       ARTICLE XIV - NOTICES AND PAYMENTS

      Any payment notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such Party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other Party:

      In the case of Northwestern: Director
                                   Technology Transfer Program
                                   Northwestern University
                                   1801 Maple Avenue
                                   Evanston, Illinois 60201

      In the case of Licensee:     Mr. Stephen Thompson
                                   President & CEO
                                   Immtech International Inc.
                                   1890 Maple Avenue
                                   Evanston, Illinois 60201

                              ARTICLE XV - GENERAL

      15.1 Force Majeure. Neither party shall be liable to the other for its failure to perform any of its obligations under this Agreement, except for payment obligations, during any period in which such performance is delayed because rendered impracticable or impossible due to circumstances beyond its reasonable control, including without limitation earthquakes, governmental regulation, fire, flood, labor difficulties, interruption of supply of key raw materials, civil disorder, and acts of God, provided that the Party experiencing the delay promptly notifies the other Party of the delay.

      15.2 Severability. In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect.

      15.3 Applicable Law. This Agreement is made in accordance with and shall be governed and construed under the laws of the State of Illinois, excluding its choice of law rules.

      15.4 Entire Agreement. This Agreement and the exhibits attached hereto constitute the entire, final, complete and exclusive agreement between the Parties and supersede all previous agreements or representations, written or oral, with respect to the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each Party.

      15.5 Headings. The headings for each article and section in this Agreement have been inserted for convenience or reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

      15.6 Independent Contractors. The Parties are not employees or legal representatives of the other party for any purpose. Neither Party shall have the authority to enter into any contracts in the name of or on behalf of the other Party.

      15.7 Advertising. Licensee shall not use the name of any inventor of Northwestern University, of any institution with which the inventor has been or is connected, nor the name of Northwestern in any advertising, promotional or sales literature, without prior written consent obtained from Northwestern in each case.

      15.8 Waiver. Any waiver (express or implied) by either Party of any breach of this Agreement shall not constitute a waiver of any other or subsequent breach.

      15.9 Counterparts. This Agreement may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

      15.10 Patent Marking. Licensee agrees to mark the Licensed Products sold in the United States with all applicable United States patent numbers. All Licensed Products shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

      In Witness Whereof, the Parties have executed this Agreement effective on the date first set forth above.

LICENSEE                                NORTHWESTERN


By: /s/ T. Stephen Thompson             By: /s/ Lydia Villa-Komaroff
    -------------------------               ---------------------------------
Name: T. Stephen Thompson               Name: LYDIA VILLA-KOMAROFF
Title: President and CEO                Title: VICE PRESIDENT FOR RESEARCH
                                                 AND GRADUATE STUDIES

                                LICENSE AGREEMENT

            This AGREEMENT made this 27th day of October, 1994 by and between NORTHWESTERN UNIVERSITY ("NORTHWESTERN"), an Illinois corporation having a principal office at 633 Clark Street, Evanston, Illinois 60203, and IMMTECH INTERNATIONAL. INC. ("COMPANY"), a Delaware corporation having a principal office at 1290 Maple Avenue, Suite 110, Evanston, Illinois 60201 (hereinafter "IMMTECH").

                                WITNESSETH THAT:

            WHEREAS, NORTHWESTERN represents that Samar Makhlouf, Mark Pankow, and Byron Anderson (the Inventors) all being employees of NORTHWESTERN at the time of the invention, have made certain inventions in the field of "Immunoassay for Identifying Alcoholics and Monitoring Alcohol Consumption" (NIT 9134), and that a patent has been applied for thereon, having United States Serial Number 07/765,169 in September 1991.

            WHEREAS, NORTHWESTERN, subject to U.S. government obligations has the right to make, use, sell, and grant licenses under the INVENTION and PATENT RIGHTS as defined herein; and NORTHWESTERN wishes to have the INVENTION, as defined by the PATENT RIGHTS, utilized for the public interest; and

            WHEREAS IMMTECH desires to obtain a license to manufacture, sell, and use the INVENTION and PATENT RIGHTS defined herein and upon the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the promises and the faithful Performance of the covenants contained herein, IT IS AGREED:

      1.0 DEFINITIONS

            For the purposes of this Agreement, and solely for that purpose, the terms hereinafter set forth shall be defined as follows:

            1.1 "INVENTION" shall mean the invention as described in EXHIBIT A, and/or as covered in the PATENT RIGHTS and/or TECHNICAL INFORMATION

            1.2 "PATENT RIGHTS" shall mean any United States patent for the INVENTION together with any divisional, continuation, or other continuation-in-part applications based thereon, and any patents resulting from any of said applications, and any reissues or extensions based on any such patents, and any foreign counterparts pending or issued thereof -

            1.3 "LICENSED PRODUCT" shall mean any products or processes employing any INVENTION as described in EXHIBIT A, or as described by any valid claim in an unexpired patent, which patent application or patent is included in the PATENT RIGHTS.

            1.4 "FIELD OF USE" shall mean the exclusive use of the INVENTION and PATENT RIGHTS for QUANTITATIVE diagnostics.

            15 "NET SALES PRICE" shall mean the gross sales price of any LICENSED PRODUCT made and sold pursuant to this Agreement, less allowances to customers for damaged or returned products and the amounts of discounts, transportation charges, and all sales and excise taxes and duties paid, absorbed, or allowed -

            l6 "AFFILIATE" shall mean any corporation or other legal entity (a) owning or controlling, directly or indirectly, more than fifty percent of the voting capital shares of IMMTECH, (b) more than fifty percent of the voting capital shares of which are owned or controlled, directly or indirectly, by IMMTECH; or (c) more than fifty percent of the voting capital shares of which are owned or controlled, directly or indirectly, by a legal entity which owns or controls, directly or indirectly more than fifty percent of the voting capital shares of IMMTECH.

            1.7 "QUANTITATIVE DIAGNOSTICS" shall mean the use of immunoassays that yield a quantitative answer and are generally performed via enzyme-linked antibody methodology.

            1.8 "TECHNICAL INFORMATION" shall mean NORTHWESTERN's technical information and know-how relating to the INVENTION, including technical data, plans, specifications, and drawings.

      2.0 LICENSE

            2.1 NORTHWESTERN hereby grants to IMMTECH and IMMTECH hereby accepts from NORTHWESTERN, upon the terms and conditions herein specified, a worldwide, exclusive, and non-assignable (except as herein specified) License to use the INVENTION and PATENT RIGHTS to test, evaluate, and develop the INVENTION and LICENSED PRODUCT coveted hereby and to make, have made, use and sell the products in the FIELD OF USE thereof during the term of this Agreement, and during the term of any extension thereof, unless sooner terminated as hereinafter provided -

            2.2 NORTHWESTERN hereby grants to IMMTECH and IMMTECH hereby accepts from NORTHWESTERN, upon the tents and conditions herein specified, the right to extend the License granted hereunder to its sublicensee(s) IMMTECH shall promptly notify NORTHWESTERN in writing that a sublicense has been wanted no later than thirty (30) days after the effective date or the sublicense. IMMTECH may negotiate such terms as it chooses for each sublicense, provided that NORTHWESTERN shall receive a royalty for all sales made by sublicensee(s) at the rate provided for in this Agreement.

            2.3 If IMMTECH shall so notify NORTHWESTERN in writing as provided in Section 2.2 of this Agreement, any sublicensee(s) to whom the License shall have been extended pursuant to Section 2.2. hereof may make the reports and royalty payments specified in Paragraph 3.0. hereof directly to Northwestern on behalf of IMMTECH. For all other sublicensees, IMMTECH shall make said royalty payments to Northwestern. For all sublicensees, Northwestern shall notify IMMTECH and/or the sublicensee of the address to which payment should be sent.

            2.4 NORTHWESTERN retains a non-exclusive, royalty-free, irrevocable License to make, have made and use the INVENTION, PATENT RIGHTS and LICENSED PRODUCT for its own noncommercial uses.

            2.5 Outside the scope of the License between NORTHWESTERN and IMMTECH no other, further, or different license or right, and no further power to sublicense is hereby granted or implied.

      3.0 ROYALTIES, RECORDS AND REPORTS

            3.1 During the term of this Agreement, unless sooner terminated, IMMTECH shall pay to NORTHWESTERN, in the manner hereinafter provided, earned royalties at the rate of six percent (6%) of the NET SALES PRICE of all LICENSED PRODUCT sold by IMMTECH, for the first Ten Million Dollars ($10,000,000) sales, and at the rate of four percent (4%) for sales exceeding Ten Million Dollars, anywhere in the world.

            3.2 IMMTECH shall pay to NORTHWESTERN with respect to all sub-licenses granted by IMMTECH hereunder, a royalty at the rate of thirty percent (30%) of all royalties earned by IMMTECH under such sub-licenses.

            3.3 LICENSED PRODUCT shall be considered sold when sold or invoiced, and if not sold or invoiced, when delivered to a third party.

            3.4 IMMTECH shall be responsible for the performance hereunder of all obligations including payment of royalties, keeping of records, and reporting by IMMTECH and any sublicensee(s) to whom the License shall have been extended pursuant to this Agreement.

            3.5 So long as this Agreement remains in force, IMMTECH shall deliver to NORTHWESTERN, within sixty (60) days after the first day of January, April, July and October of each year, a true and accurate report, giving such particulars of the business conducted by IMMTECH and its sublicensee(s) during the preceding three (3) months under this Agreement as are necessary to accurately account for sales subject to royalties under this Agreement.

            3.6 Simultaneously with the delivery of each report required by the preceding paragraph 3.4, IMMTECH shall pay to NORTHWESTERN the net royalties and any other such payment due under this Agreement for the period covered by such report. If no royalties are due, it shall be so reported.

            3.7 All payments from IMMTECH to NORTHWESTERN shall be in U.S. dollars. Royalties for sales made by IMMTECH in foreign currencies shall be paid to Northwestern in U.S. Dollars at a conversion rate equal to the quarter average of daily composite closing exchange rates for the quarter in which sales were made as published by the Wall Street Journal.

            3.8 In case of any delay in payment by IMMTECH to NORTHWESTERN not occasioned by force majeure, interest at the rate of one percent (1%) per month, assessed from the thirty-first day after the due date of said payment, shall be due by IMMTECH without any special notice.

            3.9 Royalties shall accrue in accordance with this Agreement, upon the first sale of LICENSED PRODUCT.

            3.10 IMMTECH shall keep full, true, and accurate books of account containing all particulars which may be necessary for the purpose of showing the amount payable to NORTHWESTERN by way of royalty as aforesaid or by way of any other provision hereunder. Said books of account shall be sent at IMMTECH'S principal place of business. Said books and the supporting data shall be available for inspection by Northwestern at reasonable times upon reasonable notice to IMMTECH for three (3) years following the end of the calendar year to which they pertain, to inspection by NORTHWESTERN for the purpose or verifying IMMTECH'S royalty statements, or IMMTECH'S compliance in other respects with this Agreement.

            3.11 IMMTECH shall reimburse NORTHWESTERN for all out-of-pocket costs of filing, prosecution and maintenance for all patent applications and all patents issuing thereon filed and made at the request of IMMTECH. All such patents and patent applications shall become part of the PATENT RIGHTS licensed to IMMTECH hereunder. Such reimbursements shall be made to NORTHWESTERN within sixty (60) days of receipt of invoice by IMMTECH. Any reimbursements made by IMMTECH hereunder shall be creditable by IMMTECH in full against royalty payable by it pursuant to Article 3.1 above.

      4.0 AUDITING

            4.1 NORTHWESTERN and its representatives will be entitled, upon the provision of reasonable notice to IMMTECH, to cause a certified public accountant ("CPA") reasonably acceptable to IMMTECH, to audit such records of IMMTECH. Such audits shall occur during regular business hours, at the audited party's place of business, and not more frequently than twice per year, nor more than twice with respect to any fiscal year. Each such audit shall be designed solely to determine correct amounts payable by one party to the other pursuant to the terms of this Agreement, and to answer specific additional questions to be mutually agreed upon by both parties. While such audit may disclose information relating to the nature of goods sold and the sales price of said goods, under no circumstances shall IMMTECH be required to disclose any confidential information not directly relevant to the calculation of royalties. The CPA will be under confidentiality obligations to the audited party to disclose to the auditing party only the correct amounts payable or receivable by the auditing party, and the answers to such specific agreed upon questions. In the event that an audit reveals any underpayment or undercredit or royalties and/or milestone payments by IMMTECH subject to the provisions herein, IMMTECH will promptly pay or credit to NORTHWESTERN, as the case may be, the full amount of that underpayment or undercredit, together with interest thereon at a rate of one percent (1%) per month, assessed from the thirty-first day after said payment was due. In the event that the audit reveals an underpayment or undercredit of in excess of five percent (5%), IMMTECH or sublicensee, as the case may be, will promptly pay the entire cost of that audit.

      5.0 PERFORMANCE

            5.1 IMMTECH shall use its commercially reasonable efforts to commence and maintain regular commercial production and sale of LICENSED PRODUCT.

            5.2 IMMTECH shall employ its commercially reasonable efforts to develop Licensed Products, and, consistent with prudent and reasonable business practices: to apply for and obtain approval from the FDA for the use and sale of Licensed Products and to market Licensed Products after such approval is obtained.

            5.3 IMMTECH shall use commercially reasonable efforts consistent with prudent business practice to pursue any necessary studies and to seek approvals in countries other than the United States of America to market Licensed Products.

            5.4 IMMTECH shall use commercially reasonable efforts, and shall cause its Affiliates to use their respective commercially reasonable efforts, to market Licensed Products after appropriate regulatory approval is obtained.

            5.5 NORTHWESTERN, at its discretion, and with the consent of IMMTECH, may utilize IMMTECH'S patent expertise by requesting advice and assistance from IMMTECH on the preparation, filing, prosecution and maintenance of any patent application or patent related directly to the LICENSED PRODUCT. IMMTECH agrees to provide such patent assistance and advice to NORTHWESTERN. IMMTECH does not warrant the results of any legal and/or patent advice offered to NORTHWESTERN pursuant to this Agreement. All final decisions regarding the course of preparation, filing, prosecution and maintenance shall rest with NORTHWESTERN in its sole discretion.

      6.0 TERM AND EXTENSION

            6.1 This License shall continue until the expiration of the last to expire of any patents under PATENT RIGHTS, or for ten (10) years after date of execution of this Agreement in the event no patent issues.

      7.0 TERMINATION

            7.1 If IMMTECH shall become bankrupt or insolvent and/or if the business of IMMTECH shall be placed in the hands of a Receiver Assignee, or Trustee, whether by the voluntary act of IMMTECH or otherwise, this License will be deemed to have automatically terminated as of a date seven (7) days prior to that event, provided, however, that such termination shall not terminate any obligations which may have accrued prior thereto.

            7.2 Notwithstanding the provisions of Article 5.1, upon any breach or default under this Agreement by IMMTECH, NORTHWESTERN may terminate this License by sixty (60) days written notice by registered mail to IMMTECH. Said notice shall become effective at the end of said period, unless during said period IMMTECH shall cure such breach or default and notify NORTHWESTERN thereof.

            7.3 IMMTECH may terminate this License at any time upon ninety (90) days written notice by registered mail to NORTHWESTERN.

            7.4 Upon termination of this License for any reason, all rights granted hereunder shall revert to NORTHWESTERN for the sole benefit of NORTHWESTERN.

            7.5 IMMTECH's termination of this License shall not operate to terminate any sublicenses made by IMMTECH hereunder. The rights of any and all said sublicensee(s) shall be preserved on the condition that said sublicensee(s) agrees to and performs all terms and conditions of IMMTECH pursuant to this Agreement.

            7.6 IMMTECH's responsibilities and obligations to report to NORTHWESTERN and pay royalties to NORTHWESTERN as to any LICENSED PRODUCTS produced or sold by IMMTECH or its sublicensees under this Agreement prior to termination or expiration hereof shall survive such termination or expiration.

            7.7 In the event that this Agreement is terminated by either party, IMMTECH agrees to provide NORTHWESTERN with names and addresses of sublicensees and copies of all Sublicense Agreements between IMMTECH and sublicensees.

      8.0 ASSIGNMENT

            8.1 This Agreement may be assigned by NORTHWESTERN. This Agreement may be assigned by IMMTECH to the successor of its entire business, or to an entity acquiring significant ownership interest in IMMTECH, or to any partly or wholly-owned subsidiary, but shall not be otherwise assignable by IMMTECH without the prior written consent of NORTHWESTERN which consent shall not be unreasonably withheld.

      9.0 INFRINGEMENT

            9.1 NORTHWESTERN agrees to protect its patents within the PATENT RIGHTS from infringement and prosecute infringers when in its reasonable judgement such action may be proper and justified. IMMTECH shall have the right to sue infringers in its own name if NORTHWESTERN elects not to do so within one hundred twenty (120) days following NORTHWESTERN's receipt of knowledge of such infringement.

            9.2 In the event either party hereto shall initiate or carry on legal proceedings to enforce the PATENT RIGHTS against an alleged infringer, the other party hereto shall fully cooperate with the party initiating or carrying on such proceedings.

            9.3 In the event NORTHWESTERN shall institute suit or other legal proceedings to protect or enforce PATENT RIGHTS as provided herein, it shall have sole control of such suit and shall retain any recovery awarded as a result of such suit.

            9.4 In the event IMMTECH shall institute suit or other legal proceedings to protect or enforce PATENT RIGHTS as provided herein, NORTHWESTERN shall have the option to join in such proceedings and shall be entitled to be represented by counsel of its own choosing. From any recovery awarded as a result of any suit or legal proceedings, IMMTECH (i) may deduct the full amount of its expenses of prosecuting the same (including attorney's fees and court costs); (ii) shall pay to NORTHWESTERN, to the extent possible after full payment of (i) above, the full amount of NORTHWESTERN's costs of participating in the same; (iii) shall pay to NORTHWESTERN, after full payment of (i) and (ii) above, the applicable percentage determined under section 3.1 hereof, of any remainder; and (iv) may retain the balance. IMMTECH shall not discontinue or settle any such suit or legal proceedings brought by it without obtaining prior concurrence of NORTHWESTERN, and giving NORTHWESTERN a timely opportunity to continue such proceedings in its own name, under its sole control, at its sole expense, and at its sole recovery.

      10.0 SEVERABILITY

            10.1 Should any part or provision of this Agreement be unenforceable or otherwise in conflict with or in violation of the law of any jurisdiction, the remainder of this Agreement shall remain binding upon the parties.

      11.0 INDEMNITY AND NEGATION OF WARRANTIES

            11.1 IMMTECH agrees to indemnify, hold harmless and defend NORTHWESTERN its officers, employees, and agents against any and all claims, suits, losses, damages, costs, fees, and expenses resulting from or arising out of the production or use of the LICENSED PRODUCTS by IMMTECH, its sublicensees, and others purchasing, using and/or receiving the LICENSED PRODUCTS.

            11.2 IMMTECH shall maintain, prior to sale of any LICENSED PRODUCTS, appropriate insurance, in good standing, at least in the amount of five million dollars ($5,000,000) the amount subject to change from time to time as designated by NORTHWESTERN in writing, naming. NORTHWESTERN as additional insured. IMMTECH shall deliver to NORTHWESTERN, a certificate of such insurance providing for not less than thirty (30) days notice to NORTHWESTERN of cancellation or material change in the terms of such insurance.

            11.3 Nothing in this Agreement shall be construed as:

                  11.31 a warranty or representation by NORTHWESTERN as to the validity or scope of any Patent Rights; or

                  11.32 a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties; or;

                  11.33 an obligation by NORTHWESTERN to bring or prosecute actions or suits against third parties for infringement.

            11.4 NORTHWESTERN makes no representation other than those specified in this Agreement. NORTHWESTERN MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF LICENSED PRODUCT.

      12.0 GENERAL

            12.1 IMMTECH shall not use the name of any Inventor listed in PATENT RIGHTS, of any institution with any Inventor has been or is connected, nor of NORTHWESTERN, nor any adaptation of any of them, in any advertising, promotional or sales literature, without prior written consent obtained from NORTHWESTERN in each case. Similarly, NORTHWESTERN shall not use the name of IMMTECH or any officer, employee or agent of IMMTECH, nor any adaptation of same, in any advertising or promotional literature without prior consent obtained from IMMTECH in each case.

            12.2 Any notice required or permitted to be given by this Agreement shall be given postpaid first class certified mail; unless otherwise stated:

                   TO LICENSEE:     IMMTECH INTERNATIONAL INC.
                                    1890 Maple Avenue
                                    Evanston, Illinois 60201
                                    Attn: Mr. T. Stephen Thompson

                   TO LICENSOR:     NORTHWESTERN UNIVERSITY
                                    Technology Transfer Program
                                    1801 Maple Avenue
                                    Evanston, Illinois 60208-1111
                                    Attn: Administrator

Such addresses may be altered by written notice. If no time limit is specified for a notice required or permitted to be given under this Agreement, the time limit therefor shall be twenty (20) full business days, not including the day of mailing

            12.3 This Agreement and its effect is subject to and shall be construed and enforced in accordance with the internal laws of the State of Illinois, United States of America.

            12.4 The parties to this Agreement recognize and agree that each is operating as an independent contractor and not as an agent of the other.

            12.5 The captions herein are for convenience only and shall not be deemed to limit or otherwise affect the construction thereof.

            12.6 Any waiver by either party of the breach of any tent or condition of this agreement will not be considered as a waiver of any subsequent breach of the same or any other term or condition hereof.

      13.0 ENTIRE AGREEMENT

            13.1 This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter of this Agreement, and merges all prior discussions between them. Neither of the parties shall be bound by any conditions, definitions, warranties, or representations with respect to the subject matter of this Agreement unless as duly set forth on or subsequent to the date hereof in writing signed by a proper and duly authorized representative of the party to be bound thereby

            IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and duly executed this Agreement as of the day and the year first above written.

                                          NORTHWESTERN UNIVERSITY


ATTEST: /s/ [ILLEGIBLE]                   By: /s/ C. William Kern
        ------------------                    ---------------------------
                                              C. William Kern, Ph.D.
                                              Vice President for
                                              Research

Date: November 8, 1994                    Date: November 8, 1994


                                          IMMTECH INTERNATIONAL INC.


ATTEST: /s/ Mary Jane Ryan                By: /s/ T. Stephen Thompson
        ------------------                    ---------------------------
Date: November 17, 1994                   Date: November 17, 1994

----------------------------------
         OFFICIAL SEAL
        MARY JANE RYAN
NOTARY PUBLIC. STATE OF ILLINOIS
  MY COMMISSION EXPIRES 6-25-98
----------------------------------

                         INTERNATIONAL PATENT, KNOW-HOW
                        AND TECHNOLOGY LICENSE AGREEMENT

            THIS INTERNATIONAL PATENT, KNOW-HOW AND TECHNOLOGY LICENSE AGREEMENT ("Agreement") is made this 29th day of June, 1998 by and between IMMTECH INTERNATIONAL, INC. ("Immtech"), a Delaware corporation, and CRITICARE SYSTEMS, INC. ("Criticare"), a Delaware corporation.

                                    RECITALS

            Certain capitalized terms used in these recitals are defined below in this Agreement.

            A. Immtech owns the patent rights and certain Technology, including Know-how and Technical Information necessary or useful in the design, development, customization, manufacture, use, composition and processing of the mCRP (modifiedC- Reactive Protein) and a recombinant form of mCRP for the treatment of sepsis (collectively, the "mCRP Patent Rights"); and

            B. Criticare desires to obtain, and Immtech is willing to grant, the License with respect to the mCRP Patent Rights and Immtech Technology within the Field upon the terms and conditions hereinafter set forth.

                                    AGREEMENT

            In consideration of the mutual covenants set forth herein, the sufficiency of which is hereby acknowledged, the Parties agree to the terms and conditions set forth below.

            1. Definitions. For the purpose of this Agreement, the following terms (when capitalized, except as otherwise noted) shall have the meanings set forth hereinbelow.

                  (a) "Effective Date" means the date first stated above.

                  (b) "Field of the Agreement" means systems, methods, processes, compositions, articles and apparatuses for the treatment of sepsis.

                  (c) "mCRP Patent Rights" means the patent rights and certain Technology, including Know-how and Technical Information necessary or useful in the design, development, customization, manufacture, use, composition and processing of the mCRP (modified C- Reactive Protein) and a recombinant form of mCRP for the treatment of sepsis owned or licensed by Immtech, including, without limitation, the patent rights listed in Schedule A and any continuations, continuations-in-part, divisionals, reissues, reexaminations, extensions or other patents or applications claiming priority or based upon the listed patents.

                  (d) "mCRP Technology" means Technology that is owned or licensable by Immtech.

                  (e) "Improvements" means any modification or enhancement, patentable or not, which is conceived and/or reduced to practice by Criticare or Immtech during the term of this Agreement, related to the Field of this Agreement.

                  (f) "License" is defined in Article 3.1.

                  (g) "Licensed Territory" means the countries listed in Schedule B attached hereto, as that schedule may be amended from time to time by mutual written consent of the Parties or in accordance with Articles 3.6 or 3.7.

                  (h) "Product" shall mean any product in the Field of the Agreement, which is covered by any claim in the Immtech Patent Rights and/or which is produced utilizing Technology. "Product" may also include such additional products and/or Improvements as may be agreed upon by mutual agreement of the Parties from time to time.

                  (i) "Technology" means all Know-how and Technical Information related to the Field of this Agreement which is owned or licensable by a Party, now and during the term of this Agreement.

                        (i) "Know-how" means any information, including technical data, now, or during the term of this Agreement or any renewals hereof, possessed by Immtech, and which are, in Immetech's or Criticare's judgment, reasonably necessary to enable Criticare to manufacture, customize, use, market or sell Products, and includes dimensions, materials, processes and procedures relating thereto, and which are the secret, confidential and proprietary information of Immtech.

                        (ii) "Technical Information" means any information possessed by a Party which, although not the secret Know-how of Immtech, is nevertheless in either party's reasonable judgment, useful in utilizing Know-how or Immtech Patent Rights.

                   (j) The "term of this Agreement" (whether or not capitalized) shall begin on the Effective Date hereof and unless terminated pursuant to
Article 10 shall continue for _________ years.

            2.    Disclosure and Support.

                  (a) Immtech agrees that, within thirty days after the Effective Date of this Agreement, it will make Immtech Technology available to Criticare for Criticare's use hereunder. As additional Immtech Technology is developed by Immtech during the term of this Agreement, it shall promptly be made available to Criticare hereunder at no additional cost.

                  (b) Immtech hereby agrees not to attempt in any manner to license, sell or otherwise commercialize Products and/or any Improvements within the Licensed Territory to any person or entity other than Criticare.

                  (c) Criticare agrees to provide to Immtech any technologically significant data that is developed or obtained by Criticare during the term of the Agreement. Each Party recognizes that some data may only be available in summarized form to protect the confidentiality of customers, but Criticare shall use reasonable efforts to secure permission, where needed, to provide such pre-summarized information to Immtech. Representatives from Immtech are free to contact Criticare project personnel for verbal reports, updates, or clarification of written reports at any time during normal business hours.

            3.    Exclusive License Grant.

                  (a) Immtech hereby grants to Criticare the exclusive right and license, with the right to sublicense others, throughout the Licensed Territory under mCRP Technology and under the mCRP Patent Rights, to make, use, have made, offer for sale and sell Products and to practice methods and processes utilizing Immtech Techno1ogy in connection therewith. The foregoing right and license is referred to herein as the "License."

                  (b) The right to sublicense granted Criticare in Article 3.1 specifically includes the right to sublicense others exclusively and/or non-exclusively in the Licensed Territory under Immtech Technology and under the Immtech Patent Rights any right granted Criticare under this Agreement, including the right to grant exclusive and/or non-exclusive field-of-use sublicenses.

                  (c) Criticare will advise Immtech of all sublicenses and shall at all times keep an account of all manufacture and assembly, sales, shipments and uses of Products by Criticare and by all sublicensees.

                  (d) Criticare shall be responsible for finding sublicensees and negotiating exclusive and/or non-exclusive (including exclusive and/or nonexclusive restricted field-of-use) sublicense agreements with said sublicensees.

            4.    Payments and Accounting.

                  (a) In consideration of the grant of the License Criticare shall pay to Immtech during the term of this Agreement a royalty consisting of $100 per year.

                  (b) The royalties payable under this Agreement are in consideration of the grant of rights under the Immtech Technology as well as the grant of rights under the Immtech Patent Rights, and no additional royalty or fee is due Immtech for Criticare's rights granted hereunder to utilize Immtech Technology to manufacture, assemble, use, have manufactured, have assembled, offer for sale, sell or otherwise commercialize Products or otherwise exploit the Technology.

            5.    Marking and Quality.

                  (a) Criticare will apply, and cause each of its sublicensees to apply, appropriate notice of patent protection on or in connection with Products or their packages, including the numbers of relevant issued patents, and give notice of the pendency of patent applications on Products or their packages, such as, for example, stating "Patent Pending," such notices being sufficient under applicable law to provide reasonable protection to the rights of Immtech.

                  (b) Immtech shall at all times have the right to require that Products manufactured or assembled by Criticare pursuant to this Agreement satisfy reasonable standards of quality fixed by Immtech, and Immtech shall have the right to inspect such Products, and the manufacturing process, at reasonable times and at Immtech's expense, to confirm that such Products do conform to such standards.

            6.    Confidential Status of Techno1ogy.

                  (a) Each Party ac1~owIedges and agrees that, subject to the provisions of this Article 6, all Technology disclosed to it by the other Party pursuant to this Agreement may constitute and comprise valuable confidential information, and therefore the Parry agrees to hold any such Technoloy it receives from the other Party in confidence and otherwise protect it as provided in this Article 6.

                  (b) Each Party (the "receiving Party") agrees that, subject to the provisions of this Article 6, it shall not, without the prior written consent of the other Party (the "disclosing Party"), disclose, distribute or use any portion of Technology disclosed to it by the disclosing Party, except to the extent necessary for the receiving Party to exercise rights hereunder or authorize or allow others to do so. Each receiving Parry further agrees to limit access to such Technology to-

                        (i) those of its employees, or others, who have a "need to know" of the same in order for the receiving Party to exercise said rights; and

                        (ii) its sublicensees who have a "need to know" of the same in order for sublicensees to exercise said rights; and

in either case who are under a duty to protect such Technology for the benefit of the disclosing Party to the same extent as is the receiving Party itself.

                  (c) The obligations under this Article 6 shall not extend to any information disclosed by a disclosing Party to a receiving Party which (i) is within the public domain, or enters into the public domain through no fault of the receiving Party, (ii) is within the possession of the receiving Party prior to receipt from the disclosing Party as shown by appropriate records, or
(iii) is independently made available to the receiving Party by a third party without breach by the third party of any duty owed to the disclosing Party with respect thereto. It is understood that some Technology may, at least in part, consist of a synthesis of information that is in the public domain; and it is, therefore, understood that no exclusion contained in this Article 6.3 shall operate to exclude from the obligations of this Article 6 such synthesis of otherwise public domain information, unless it can be shown that such synthesis is itself in the public domain.

                  (d) Each Party agrees that all obligations under this Article 6 with respect to any and all Technology shall survive any termination of any or all other provisions of this Agreement and shall continue until such time as one of the exceptions set forth in Article 6.3 becomes applicable to the Technology in question or for a period not to exceed two years after any such termination.

                  (e) Neither Party shall be liable for the inadvertent or accidental use or disclosure of Know how or Technical Information, provided such use or disclosure occurs despite the Party's exercise of the same degree of care as the Party takes to safeguard arid preserve its own proprietary information.

            7.    Representations and Warranties.

                  (a)   Immtech expressly warrants

                        (i) that Immtech has the right to grant the License within the Field and throughout the Licensed Territory;

                        (ii) that no third party has any right, title or interest in the Immtech Patent Rights or Immtech Technology in the Field and throughout the Licensed Territory;

                        (iii) that Immtech has taken no actions which adversely affect Criticare's rights under this Agreement; and

                        (iv) that Immtech has the right to execute and enter into this Agreement, to perform its obligations hereunder, and to grant the License.

                  (b) Immtech warrants that, to the best of its knowledge, there are no circumstances that would (i) render the Immtech Patent Rights invalid or unenforceable, or (ii) render Criticare liable for patent infringement or trade secret misappropriation as a consequence of Criticare's performing the activities permitted by this Agreement or practice of the Immtech Patent Rights or Immtech Technology as provided to Criticare.

                  (c) Immtech represents that it will timely pay all necessary maintenance fees, annuities, taxes or other fees in order to maintain the enforceability of the Immtech Patent Rights.

                  (d) Criticare and Immtech each represents that it has the corporate power to enter into this Agreement and perform the obligations assumed hereunder. Criticare and Immtech each represents that the person executing this Agreement on behalf of the corporation is authorized to execute this Agreement and legally bind the corporation.

            8.    Improvements.

                  (a) Immtech agrees that all Improvements developed by Immtech during the term of this Agreement shall be made available on the same basis and under the same terms as set forth in this Agreement at no additional cost to Criticare. Immtech shall promptly notify Criticare of all such Improvements as they can reasonably be made available in form sufficient to disclose such Improvement to Criticare, and at Criticare's option such Improvements may be included in this Agreement and/or Products.

                  (b) If Criticare requests Immtech, in writing, to file a patent application in a given nation or nations within the Licensed Territory based on the Immtech Patent Rights or a Immtech Improvement, Immtech shall promptly initiate the filing of such application(s), using local counsel of Criticare's choosing. Criticare shall be responsible for all out of pocket costs, including attorney fees, of filing and prosecuting any such patent application(s) together with all fees, taxes, assessments, and levies on said patent application(s) and/or patent(s) obtained therefrom for so long as Criticare desires to maintain its rights thereunder. Immtech shall cooperate fully with the prosecution, maintenance and enforcement of said patent application(s) and/or patent(s) obtained therefrom and shall execute all documents reasonably necessary for these activities.

                  (c) Criticare agrees that all Improvements developed by Criticare during the term of this Agreement shall be made available on a nonexclusive basis to Immtech without cost or reduction in royalty payable to Immtech. Criticare shall promptly notify Immtech of all such Improvements as they can reasonably be made available in form sufficient to disclose such Improvement to Immtech, and at Immtech's option may be included in Products and/or may be licensed from Criticare on the same basis and under the same terms as set forth in this Agreement.

                  (d) Upon termination of the term of this Agreement, Criticare's fights to continue use of Immtech's Improvements shall be limited by the scope of Immtech Patent Rights existing upon termination. Likewise, upon termination of the term of this agreement Immtech's rights to continue use of Criticare1s Improvements shall be limited by the scope of Criticare's patent rights existing upon termination.

            9.    Infringement of Immtech Patent Rights.

                  (a) Immtech and Criticare agree to promptly notify each other if they become aware of a probable infringement by a third party of the Immtech Patent Rights. Immtech and Criticare further agree that, unless one Party provides the other with written notice of the first Party's desire to not be actively involved in a particular infringement action, actions against any third party that may be infringing the Immtech Patent Rights in the Licensed Territory shall be a joint effort of both Parties, and that both the costs and recovery resulting from such actions shall be shared equally between the Parties. If either Party notifies the other of its desire not to be actively involved in a particular infringement action, and the other chooses to go forward with such an action, the Party going forward shall be responsible for all costs relating to such action, and shall be the sole beneficiary of any recovery resulting from such action; and in such case the Party desiring not to be actively involved shall render reasonable cooperation to the Party going forward, including, if necessary, being named as a party to the action.

                  (b) In the event that Criticare, and/or Criticare's customers, successors, and assigns are held liable as an infringer of a patent or trade secret belonging to a third parry arising from the manufacture, use and sale of any Product and/or component element thereof licensed under this Agreement, Immtech agrees to reimburse Criticare, and its customers, successors and assigns for any financial loss, including attorney fees, sustained thereby.

            10.   Term and Termination.

                  (a) The Parties agree that the term of this Agreement, except for the obligations under Article 6 hereof, may be terminated early (i) by Criticare at any time by providing Immtech written notice of such termination; or (ii) by either Party if the other Party breaches or defaults on any material obligation under this Agreement and fails to cure such breach within sixty days after receipt of written notice from the terminating Party which sets forth the basis of such breach and the terminating Party's intent to terminate the Agreement due to such breach.

                  (b) Termination of the tern of this Agreement shall terminate all of the Parties' respective rights and obligations under this Agreement, except that such termination shall not affect:

                        (i) The right of Criticare to sell any Product on hand on the date of such termination, to fill any orders for Product received on or before the date of such termination, and to complete any Product in the process of manufacture at the time of such termination and to sell the same;

                        (ii) The rights and obligations of the Parties under Articles 4 and 6 of this Agreement; and

                        (iii) The right of either Party (including all remedies), and the obligation of the other Party, to every performance accruing prior to such termination.

            11. Funding. Criticare or its assignee agrees that it will utilize its best efforts to raise not less than $500,000 within 12 months after the date of this Agreement to fund the development and commercialization of a product utilizing mCRP for the treatment of sepsis. In the event that Criticare fails to complete such financing, Immtech shall have 90 days within which to repurchase the mCRP Patent Rights, mCRP Technology and any Improvements for their appraisal value. Appraisal value shall be determined by a certified appraiser agreed upon by Immtech and Criticare, or, if they cannot agree, an appraiser selected by Criticare's then audit firm.

            12.   Maintenance of Immtech Patent Rights.

                  (a) The cost of filing, prosecuting to issuance and maintaining the Immtech Patent Rights shall be borne by Immtech.

                  (b) Before permitting the Immtech Patent Rights to become abandoned, lapsed or forfeited, Immtech shall give Criticare a reasonable notice in writing, and Criticare may then at its option and expense, take over the prosecution or maintenance of the Immtech Patent Rights, in which event Immtech agrees to cooperate fully with Criticare. All costs, expenses and fees, including attorney fees, incurred by Criticare in taking over the maintenance of the Immtech Patent Rights shall be deducted from any royalties due Immtech under this Agreement. Should any of the Immtech Patent Rights be abandoned, lapsed, or forfeited due to the failure by Immtech to pay the appropriate maintenance or other fee, then after the abandonment, Criticare shall be permitted to sell Products covered by such abandoned patent without payment or royalty for such sale and the obligations of Criticare under this Agreement with respect to that abandoned Immtech Patent Right shall cease.

            13.   Miscellaneous.

                  (a) This Agreement, or any rights or obligations hereunder, may not be assigned, in whole or in part, by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld. However, nothing herein shall prevent Criticare from assigning its rights and obligations hereunder to an affiliated corporation or subsidiary corporation controlled by or under common control with Criticare. In the event of such assignment, the assignee will automatically become substituted for Criticare as to all obligations thereafter accruing hereunder and as to all rights hereunder.

                  (b) The Parties agree that the sole relationship between Immtech and Criticare hereunder will be that of licensor and licensee. Nothing herein shall constitute or be interpreted to make either Party the agent of the other Party, and neither Party shall in any way be authorized to obligate the other Party in any transaction with a third party.

                  (c) All notices and other communications under or with respect to this Agreement shall be in writing (including by telecopier and other available communication facilities providing written copy to the recipient party) and shall be effective when actually delivered to the party to which they are directed or when deposited in the United States mail, postage prepaid, addressed to the party to which they are directed at the address provided below for that parry or at such other address as that party may designate by notice. The initial addresses are as follows:

                        If to Criticare:

                        Criticare Systems, Inc.
                        20925 Crossroads Circle
                        Waukesha, WT 53186
                        Facsimile:  414-798-829O
                        Confirming telephone: 414-798-8282

                        With a copy to:

                        Reinhart, Boerner, Van Deuren,
                        Norris & Rieselbach, s.c.
                        Attn: Robert E. Bellin
                        1000 North Water Street, Suite 2100
                        P.O. Box 92900
                        Milwaukee, WI 53202-0900
                        Facsimile: 414-298-8097
                        Confirming telephone: 414-298-1000

                        If to Immtech:

                        Immtech International Inc.
                        Attn: Stephen Thompson
                        1890 Maple Avenue, Suite 110
                        Evanston, IL 60202
                        Facsimile:  847-869-0045
                        Confirming telephone: 847-869-0033

                        With a copy to:

                        -------------------------------------

                        -------------------------------------

                        -------------------------------------

                        -------------------------------------

                        -------------------------------------

                  (d) The Parties acknowledge and agree that this Agreement constitutes the entire agreement and understanding relating to the subject matter of this Agreement and supersedes all previous communications, proposals, representations and agreements, whether oral or written and whether relating to the subject matter of this Agreement or otherwise.

                  (e) The Parties acknowledge and agree that this Agreement may only be modified by the mutual written agreement of the Parties.

                  (f) (i) For purposes of this Article 13.6, a "Force Majeure Event" shall be any event or condition that [a] is not known to the Excused Party (as defined below), as of the date of this Agreement, to exist, [b] is not reasonably foreseeable as of such date, and [c] is not reasonably within the control of the Excused Party. Without limiting the foregoing, any of the following shall constitute a Force Majeure Event if the same meets the conditions expressed in the enumerated clauses of the preceding sentence: natural disaster, fire, explosion, epidemic, war, riot, civil disturbance, strike, lockout, labor slow-down, acts of governmental authority, and shortage of energy or material.

                        (ii) Any period of time in which a Party (the Excused Party") must perform any obligation under this Agreement shall be extended by the period of time that a Force Majeure Event prevents such performance in whole or in material part or renders such performance so difficult or costly that such performance is commercially unreasonable, and the Excused Party shall not be liable for loss or damage incurred by the other Party by reason of any delay in such performance during such period of extension. If the Force Majeure Event is of such a nature that the performance of the obligation will reasonably require an additional period of time following cessation of the Force Majeure Event, then the period of time in which the Excused Party must perform the obligation shall be further extended by such additional period of time, and the Excused Party shall not be liable for loss or damage incurred by the other Party by reason of any delay in such performance during such additional period of time.

                        (iii) If the period of time in which a Party must perform any material obligation hereunder is extended for a period of more than six consecutive months pursuant to the preceding provisions of this Article, either Party may terminate this Agreement, without liability to the other Party for such termination, by giving notice of termination given to the other Party prior to the end of the period of extension.

                        (iv) The foregoing provisions of this Article shall not excuse any obligation to pay any amount which becomes due under this

Agreement prior to termination of this Agreement, but payment for any performance the time for which is extended pursuant to such provisions may be suspended until such performance is rendered.

                  (g) The Parties agree that this Agreement will be governed and construed in accordance with the internal laws of the State of Wisconsin.

                  (h) Each Party agrees that any delay or omission on the part of the other Party to exercise any right under this Agreement will not automatically operate as a waiver of such right or any other right, and a waiver of any right on any one occasion will not be construed as a bar to or a waiver of exercising the right on any other occasion.

                  (i) Each Party agrees that, should any provision of this Agreement be determined by a court of competent jurisdiction to violate or contravene any applicable law or policy, such provision may be severed and modified by the court to the extent necessary to comply with the applicable law or policy, and such modified provision and the remainder of the provisions hereof will continue in full force and effect.

                  (j) The title, caption or heading of any provision of this Agreement is used as a mater of convenience and is not to be used to interpret or construe the meaning of any provision. The words "herein," "hereof," and "hereunder," when used in this Agreement, refer to this Agreement in its entirety. The word "include" and its derivatives mean by way of example and not by way of exclusion or limitation. Words in the singular include the plural and words in the plural include the singular, according to the requirements of the context. Words importing a gender include all genders. Each Party agrees that this Agreement is the result of extensive negotiations between the Parties and represents the merged work product of both Parties, and so neither Party shall be held to be the sole author of this Agreement for the purpose of contact interpretation.

                  (k) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to constitute but one and the same instrument.

CRITICARE SYSTEMS, INC.              IMMTECH INTERNATIONAL, INC.


BY                                   BY
  -------------------------------      -----------------------------------------
    Its                                  Its
       --------------------------           ------------------------------------

                      ASSIGNMENT OF INTELLECTUAL PROPERTIES

            THIS ASSIGNMENT OF INTELLECTUAL PROPERTIES, effective the ___th day of June, 1998, is between Immtech International, Inc., a Delaware corporation ("Assignor") and Criticare Systems, Inc., a Delaware corporation ("Assignee").

                                    RECITALS

            A. Assignor is the owner of all right, title and interest in and to certain intellectual properties as specified below.

            B. The Assignor desires to assign all its right, title and interest in these properties to the Assignee and the Assignee desires to accept such assignment.

                                   AGREEMENTS

            In consideration of the recitals and mutual agreements which follow and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignee and Assignor agree as follows:

            1. Assignment of Patents and Inventions. The Assignor assigns, transfers and contributes to the Assignee all right, title and interest in the patents and patent applications listed on Schedule A (the "Assigned Patent Rights"), including any continuations, continuations-in-part, divisionals, reissues, reexaminations, extensions thereof any U.S. patents or applications (including divisionals and continuation applications) owned or licensed to or by Immtech which claim priority to or are otherwise based on the Assigned Patent Rights or which otherwise establish rights which cover, encompass or are ancillary to the "Materials," "Progeny," "Immtech Biomaterials," "Immtech Technology" or "Immtech Improvements" thereto (as such terms are defined in the Material Transfer and Option Agreement between Sigma Diagnostics, Inc. and Immtech dated March 23, 1998 (a copy of which is attached hereto as Exhibit A) (the "Sigma Agreement") and any corresponding or related foreign applications owned or licensed by Immtech which claim priority to or are otherwise based on the Assigned Patent Rights or which otherwise establish rights which cover or encompass or are ancillary to the Materials Progeny, Immtech Biomaterials, Immtech Technology or Immtech Improvements thereto.

            2. Assignment of Trade Secrets. The Assignor assigns, transfers and contributes to the Assignee all right, title and interest worldwide in and to all trade secrets, unified patent or invention disclosures, confidential information and know-how related to the Assigned Patent Rights.

            3. Assignment of Copyrights. The Assignor assigns, transfers and contributes to the Assignee all right, title and interest worldwide in and to any copyrightable works, copyright registrations and applications for copyright registration related to the Assigned Patent Rights, including without limitation all of the exclusive rights listed in 17 U.S.C. ss. 106 and any copyright renewal and extension terms available for any such registrations in the United States and all foreign counties, and in and to any copyright registrations that may result from such applications.

            4. Assignment of Accrued Enforcement Rights. The Assignor assigns and contributes to the Assignee any causes of action for infringement or unauthorized use of any of the intellectual properties specified in Paragraphs 1 through 3 above that may have accrued prior to the execution date of this Agreement.

            5. Further Assurances. The Assignor shall provide Assignee, its successors, assigns or other legal representatives, cooperation and assistance at Assignee's request and expense (including the execution and delivery of any and all affidavits, declarations, oaths, exhibits, assignments, powers of attorney or other documentation as may be reasonably required): (1) in the preparation and prosecution of any applications for patents or registration of the intellectual property assigned pursuant to this Assignment; (2) in the prosecution or defense of any interference, opposition, infringement or other proceedings that may arise in connection with any of the intellectual property assigned pursuant to this Assignment; and (3) in the implementation or perfection of this Assignment.

                [Signatures and notarizations on following page.]

            IN WITNESS WHEREOF, we have hereunto set our hands and seal

            For ASSIGNOR, Immtech International, Inc.:

                                        BY
                                          --------------------------------------
                                          Printed Name:
                                                  Title:

State of ___________)
                    : SS
______________County)

                  On this ______ day of______________, 1998, before me appeared __________ to me personally known, who, being by me duly sworn, did say that he is ______ of___________________, and that said instrument was signed on behalf of said corporation by authority of the Board of Directors.


                                        ----------------------------------------
      [Seal] Notary Public, State of_________________ My commission __________________________

            For ASSIGNEE, Criticare Systems, Inc.:


                                        BY
                                          --------------------------------------
                                          Printed Name:
                                                  Title:
State of ___________)
                    : SS
______________County)

            On this ______ day of______________, 1998, before me appeared _____________________ to me personally known, who, being by me duly sworn, did say that he is __________________ of______________, and that said instrument was signed on behalf of said corporation by authority of the Board of Directors.


                                        ----------------------------------------
      [Seal] Notary Public, State of_________________ My commission __________________________

                                   SCHEDULE A

                         PATENTS AND PATENT APPLICATIONS

United States Patent No. 5,484,735             Issued 1/16/96
United States Patent No. 5,702,904             Issued 12/30/97
Application Ser. No. 07/397,781-CIP            Filed 8/23/89
Application Ser. No. 07/765,169                Filed 9/25/91
Application Ser. No. PCT/US9O/04666            Filed 8/17/90
Application Ser. No. 90913261.5 (EPO)          Filed 8/17/90
Application Ser. No. 2-512516 (Japan)          Filed 8/17/90
Application Ser. No. PCT/US92/O8136            Filed 9/25/92
Application Ser. No. 08/008,126                Filed 1/22/93
Application Ser. No. 08/068,525-CIP            Filed 5/27/93
Application Ser. No. 08/151,073-CIP            Filed 11/12/93
Application Ser. No. 27577/92 (Australia)      Filed 9/25/92
Application Ser. No. 2119651 (Canada)          Filed 9/25/92
Application Ser. No. 92921176.1 (EPO)          Filed 9/25/92
Application Ser. No. 5-506376 (Japan)          Filed 9/25/92
Application Ser. No. 08/272,852                Filed 7/6/94

                                    EXHIBIT F

                              ASSIGNMENT AGREEMENT

            THIS ASSIGNMENT AGREEMENT is made and entered into as of the ___ day of _________, 1998, by and between CRITICAIRE SYSTEMS, INC., a Delaware corporation ("CRITICARE") and IMMTECH INTERNATIONAL, INC., a Delaware corporation ("IMMTECH").

                                     RECITAL

            CRITICARE desires to prospectively assume all rights and obligations of IMMTECH set forth in the Patent License Agreements between IMMTECH and NORTHWESTERN UNIVERSITY (hereinafter referred to as "NU 9134 Licenses" and the "NU 8403 License" (together the "LICENSES")), copies of which are attached hereto as Exhibits A and B.

                                   AGREEMENTS

            NOW, THEREFORE, CRITICARE and IMMTECH, in consideration of the mutual promises and agreements set forth below, the receipt and sufficiency of which consideration hereby is acknowledged, promise and agree as follows:

            1. As of the day, month and year first above written, CRITICARE will prospectively assume all rights and obligations of IMMTECH set forth in the LICENSES and be bound by all terms and conditions thereof continuing forward. CRITICARE shall not be required to pay any past fees or royalties already paid by or due from IMMTECH.

            2. This ASSIGNMENT AGREEMENT embodies the entire understanding between CRITICARE and IMMTECH relating to the LICENSE and shall supersede all previous communications, representations or undertakings, either verbal or written between the parties relating to the subject matter of this ASSIGNMENT AGREEMENT.

            3. This ASSIGNMENT AGREEMENT shall be governed and construed in accordance with the internal laws of the State of Illinois.

            IN WITNESS WHEREOF, CRITICARE and IMMTECH have executed this ASSIGNMENT AGREEMENT as of the day, month and year first above written.

CRITICARE SYSTEMS, INC.               IMMTECH INTERNATIONAL, INC.


BY                                    BY
  --------------------------------      ----------------------------------------
  Its                                   Its
     -----------------------------         -------------------------------------

            NORTHWESTERN UNIVERSITY hereby consents to CRITICARE'S assumption of IMMTECH'S rights and obligations as described above in relation to the LICENSES and acknowledges (i) that Immtech is current with respect to all of its obligations and is not in default under such LICENSES, and (ii) that with respect to sublicensee activities, Immtech's sole monetary responsibility under the NU 9134 License Agreement is 30% of royalties earned, and under the NU 8403 License Agreement is 35% of all royalties earned plus 10% of any sublicense issue fees or milestones received from sublicensees.

NORTHWESTERN UNIVERSITY


BY
  -----------------------------   -----------------
  Its                                   Date
     --------------------------

                                    EXHIBIT G

                              ASSIGNMENT AGREEMENT

            THIS ASSIGNMENT AGREEMENT is made and entered into as of the ___ day of________, 1998, by and between CRITICARE SYSTEMS, INC., a Delaware corporation ("CRITICARE") and IMMTECH INTERNATIONAL, INC., a Delaware corporation ("IMMTECH").

                                     RECITAL

            CRITICARE desires to prospectively assume all rights and certain obligations of IMMTECH set forth in a certain Material Transfer and Option Agreement between IMMTECH and SIGMA DIAGNOSTICS, INC. (hereinafter referred to as the "Sigma Agreement"), a copy of which is attached hereto as Exhibit A.

                                   AGREEMENTS

            NOW, THEREFORE, CRITICARE and IMMTECH, in consideration of the mutual promises and agreements set forth below, the receipt and sufficiency of which consideration hereby is acknowledged, promise and agree as follows:

            1. As of the day, month and year first above written, CRITICARE will prospectively assume all rights and obligations of IMMTECH set forth in the Sigma Agreement and be bound by all terms and conditions thereof continuing forward; provided, however, that Immtech shall retain and promptly fulfill any obligations under such agreement to provide cultures, materials or any advice or consultation related to the materials (as defined therein).

            2. This ASSIGNMENT AGREEMENT embodies the entire understanding between CRITICARE and IMMTECH relating to the Sigma Agreement and shall supersede all previous communications, representations or undertakings, either verbal or written between the parties relating to the subject matter of this ASSIGNMENT AGREEMENT.

            3. This ASSIGNMENT AGREEMENT shall be governed and construed in accordance with the internal laws of the State of Wisconsin.

            IN WITNESS WHEREOF, CRITICARE and IMMTECH have executed this ASSIGNMENT AGREEMENT as of the day, month and year first above written.


CRITICARE SYSTEMS, INC.                  IMMTECH INTERNATIONAL, INC.


BY                                       BY
  -------------------------------          -------------------------------------
  Its                                      Its
     ----------------------------             ----------------------------------

            SIGMA DIAGNOSTICS, INC. hereby consents to CRITICARE'S assumption of IMMTECH'S rights and obligations as described above in relation to the Sigma Agreement and acknowledges that Immtech is not in default of any of its obligations thereunder.

SIGMA DIAGNOSTICS, INC.


BY
  --------------------------    -----------------
  Its                                  Date
     -----------------------


CRITICARE SYSTEMS, INC. WAUKESHA, WI 53186                                065284
------------------------------------------------------------------------------------
OUR REFERENCE  YOUR REFERENCE  INVOICE  INVOICE
  NUMBER         NUMBER          DATE    AMOUNT   AMOUNT PAID   DISCOUNT  NET AMOUNT
------------------------------------------------------------------------------------
000-1610                       7/1/98  $150,000.00                     **$150,000.00

PURCHASE OF CERTAIN PRODUCTS RIGHTS

------------------------------------------------------------------------------------


------------------------------------------------------------------------------------
[LOGO]  CRITICARE SYSTEMS, INC.   NORWEST BANK MONTANA, N.A.   93-527/929    065284
        20925 CROSSROADS CIRCLE       BILIINGS, MONTANA
        WAUKESHA, WI 53186

                                       DATE        CONTROL NO.        AMOUNT

                                       7/1/98        065284       **$150,000.00

          ***$150,000 DOLLARS AND 00 CENTS***

PAY       IMMTECH INTERNATIONAL, INC.
TO THE    1890 MAPLE AVE   [STAMP ILLEGIBLE]
ORDER OF  SUITE 110
          EVANSTON, IL  60201                    /s/ Phyllis Porath
                                                 -------------------------------

                                                 /s/ [ILLEGIBLE]
                                                 -------------------------------
--------------------------------------------------------------------------------
                      ||065284|| |:092905278|: 4990143393||


CRITICARE SYSTEMS, INC. WAUKESHA, WI 53186                                065284
------------------------------------------------------------------------------------
OUR REFERENCE  YOUR REFERENCE  INVOICE  INVOICE
  NUMBER         NUMBER          DATE    AMOUNT   AMOUNT PAID   DISCOUNT  NET AMOUNT
------------------------------------------------------------------------------------
000-1610                       7/1/98  $150,000.00                     **$150,000.00

PURCHASE OF CERTAIN PRODUCTS RIGHTS

------------------------------------------------------------------------------------


------------------------------------------------------------------------------------
[LOGO]  CRITICARE SYSTEMS, INC.   NORWEST BANK MONTANA, N.A.   93-527/929    065284
        20925 CROSSROADS CIRCLE       BILLINGS, MONTANA
        WAUKESHA, WI 53186

                                       DATE        CONTROL NO.        AMOUNT

                                       7/1/98        065284       **$150,000.00

          ***$150,000 DOLLARS AND 00 CENTS***

PAY       IMMTECH INTERNATIONAL, INC.
TO THE    1890 MAPLE AVE   [STAMP ILLEGIBLE]
ORDER OF  SUITE 110
          EVANSTON, IL  60201                    /s/ Phyllis Porath
                                                 -------------------------------

                                                 /s/ [ILLEGIBLE]
                                                 -------------------------------
--------------------------------------------------------------------------------
                      ||065284|| |:092905278|: 4990143393||

                                                  Pay to the order of
                                                  Brinks, Hofer, Gilson & Lione:

                                                  Immtech International Inc.


                                                  by /s/ Gary C. Parks
                                                     CFO

     [LETTERHEAD OF REINHART BOERNER VAN DEUREN NORRIS & RIESELBACH, S.C.]

                                  July 1, 1998

DELIVERED BY COURIER

Michael E. Blount, Esq.
Seyfarth, Shaw, Fairweather & Geraldson
55 E. Monroe Street
Suite 4200
Chicago, IL 60603

Dear Mr. Blount:

      I have enclosed with this letter a certified check in the amount of $150,000, dated July 1, 1998, made payable to Brinks, Hofer, Gilson & Lione, with regard to the Immtech matter. It is my understanding that in a conversation with my secretary today, you orally confirmed you will hold these funds in your possession pending notification by me to release same to Brinks, Hofer.

                                        Yours very truly,


                                        Robert E. Bellin

Enc.

                        SETTLEMENT AGREEMENT AND RELEASE

            THIS SETTLEMENT AGREEMENT AND RELEASE is between BRINKS, HOFER, GILSON & LIONE ("Brinks") and IMMTECH INTERNATIONAL, INC. ("Immtech"). The parties agree as follows:

            1. Payment by Immtech. Upon execution of this Agreement, Immtech shall cause to be deposited with Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. (the "Law Firm") a check dated July 1, 1998, drawn on the account of Criticare Systems, Inc. and made payable to Immtech in the amount of $150,000, endorsed by Immtech to the order of Brinks and to be certified on July 1, 1998, the same to be held and released pursuant to the terms of that certain agreement dated June 29, 1998, between Immtech and Criticare Systems, Inc. and the Escrow Agreement attached hereto as Exhibit A.

            2. Return of Property. Brinks agrees to return all files of Immtech within 30 days from the date of this Agreement, including a current docket report as maintained by Brinks with respect to any filing deadlines for intellectual property matters handled by Brinks for Immtech. Brinks does not guaranty the accuracy of such report.

            3. Release. The parties hereby mutually release each other, their parent or subsidiaries, predecessors or successors in interest, present, former or later insurers, assigns, agents, representatives, officers, administrators, directors, shareholders and employees from any and all claims of whatever nature either may have against the other which arise out of or are in any manner based upon legal services provided by Brinks to Immtech prior to the date of this Agreement.

Date: ___________________________         BRINKS, HOFER, GILSON
                                          & LIONE


                                          BY:
                                              -------------------------------
                                              Its
                                                  -------------------------

Date: 6-29-98                             IMMTECH INTERNATIONAL, INC.
      ---------------------------

                                          BY: /s/ [ILLEGIBLE]
                                              -------------------------------
                                              Its President & CEO
                                                  -------------------------

                        SETTLEMENT AGREEMENT AND RELEASE

            THIS SETTLEMENT AGREEMENT AND RELEASE is between BRINKS, HOFER, GILSON & LIONE ("Brinks") and IMMTECH INTERNATIONAL, INC. ("Immtech"). The parties agree as follows:

            1. Payment by Immtech. Upon execution of this Agreement, Immtech shall cause to be deposited with Reinhart, Boerner, Van Deuren, Norris & Rieselbach, s.c. (the "Law Firm") a check dated July 1, 1998, drawn on the account of Criticare Systems, Inc. and made payable to Immtech in the amount of $150,000, endorsed by Immtech to the order of Brinks and to be certified on July 1, 1998, the same to be held and released pursuant to the terms of that certain agreement dated June 29, 1998, between Immtech and Criticare Systems, Inc. and the Escrow Agreement attached hereto as Exhibit A.

            2. Return of Property. Brinks agrees to return all files of Immtech within 30 days from the date of this Agreement, including a current docket report as maintained by Brinks with respect to any filing deadlines for intellectual property matters handled by Brinks for Immtech. Brinks does not guaranty the accuracy of such report.

            3. Release. The parties hereby mutually release each other, their parent or subsidiaries, predecessors or successors in interest, present, former or later insurers, assigns, agents, representatives, officers, administrators, directors, shareholders and employees from any and all claims of whatever nature either may have against the other which arise out of or are in any manner based upon legal services provided by Brinks to Immtech prior to the date of this Agreement.

Date: 6-29-98                             BRINKS, HOFER, GILSON
      --------------------------          & LIONE


                                          BY: /s/ [ILLEGIBLE]
                                              -------------------------------
                                              Its Chief Operating Officer
                                                  -------------------------

Date:                                    IMMTECH INTERNATIONAL, INC.
     ------------------------

                                          BY:
                                              -------------------------------
                                              Its
                                                  -------------------------

                                                                       EXHIBIT A

                                ESCROW AGREEMENT

            THIS AGREEMENT by and among REINHART, BOERNER, VAN DEUREN, NORRIS & RIESELBACH, s.c. ("Law Firm"). CRITICARE SYSTEMS, INC. ("Criticare"), IMMTECH INTERNATIONAL, INC. ("Immtech") and BRINKS, HOFER, GILSON & LIONE ("Brinks").

                                    RECITAL

            Immtech, Criticare and Brinks have deposited with Law Firm certain documents to be released at the Closing of a certain transaction on July 2, 1998.

                                   AGREEMENTS

            The parties hereby agree as follows:

            1. Law Firm shall hold such documents in escrow until July 2, 1998. Law Firm's sole responsibility shall be to determine that all documents have been executed and provided to it prior to the close of business on June 30, 1998, and to release to Immtech and Criticare respective copies of the documents on July 2, 1998 (including, in the case of Brinks, the certified check in the amount of $150,000) unless enjoined by legal process.

            2. The parties herein acknowledge that Law Firm regularly acts as Criticare's legal counsel and has represented Criticare in connection with the refinancing and sale of certain assets by Immtech to Criticare, and all parties waive any conflict of interest.

            3. The parties hereby agree to indemnify and hold harmless Law Firm with respect to its acting as escrow agent save only damages arising out of its intentional misconduct, including any legal fees which it may incur with respect to the resolution of any controversy regarding this escrow.

            4. This Agreement shall be governed by, construed and enforced under Wisconsin law.

Dated:                                    CRITICARE SYSTEMS, INC.
      --------------------------

                                          By:
                                              ------------------------------
                                                Its
                                                    ------------------------

Dated:                                    IMMTECH INTERNATIONAL, INC.
      --------------------------

                                          By:
                                              ------------------------------
                                                Its
                                                    ------------------------

Dated: 6-29-98                            BRINKS, HOFER, GILSON & LIONE
       --------------------------

                                          BY: [ILLEGIBLE]
                                              ------------------------------

Accepted ___ June, 1998:

REINHART, HOFER, VAN
DEUREN, NORRIS & RIESELBACH, s.c.


BY:
    ------------------------------

                     ASSIGNMENT OF INTELLECTUAL PROPERTIES

            THIS ASSIGNMENT OF INTELLECTUAL PROPERTIES, effective the 29th day of June, 1998, is between Immtech International, Inc., a Delaware corporation ("Assignor") and Criticare Systems, Inc., a Delaware corporation ("Assignee").

                                    RECITALS

            A. Assignor is the owner of all right, title and interest in and to certain intellectual properties as specified below.

            B. The Assignor desires to assign all its right, title and interest in these properties to the Assignee and the Assignee desires to accept such assignment.

                                   AGREEMENTS

            In consideration of the recitals and mutual agreements which follow and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignee and Assignor agree as follows:

            1. Assignment of Patents and Inventions. The Assignor assigns, transfers and contributes to the Assignee all right, title and interest in the patents and patent applications listed on Schedule A (the "Assigned Patent Rights"), including any continuations, continuations-in-part, divisionals, reissues, reexaminations, extensions thereof, any U.S. patents or applications (including divisionals and continuation applications) owned or licensed to or by Immtech which claim priority to or are otherwise based on the Assigned Patent Rights or which otherwise establish rights which cover, encompass or are ancillary to the "Materials," "Progeny," "Immtech Biomaterials," "Immtech Technology" or "Immtech Improvements" thereto (as such terms are defined in the Material Transfer and Option Agreement between Sigma Diagnostics, Inc. and Immtech dated March 23, 1998 (a copy of which is attached hereto as Exhibit A) (the "Sigma Agreement") and any corresponding or related foreign applications owned or licensed by Immtech which claim priority to or are otherwise based on the Assigned Patent Rights or which otherwise establish rights which cover or encompass or are ancillary to the Materials Progeny, Immtech Biomaterials, Immtech Technology or Immtech Improvements thereto.

            2. Assignment of Trade Secrets. The Assignor assigns, transfers and contributes to the Assignee all right, title and interest worldwide in and to all trade secrets, unfiled patent or invention disclosures, confidential information and know-how related to the Assigned Patent Rights.

            3. Assignment of Copyrights. The Assignor assigns, transfers and contributes to the Assignee all right, title and interest worldwide in and to any copyrightable works, copyright registrations and applications for copyright registration related to the Assigned Patent Rights, including without limitation all of the exclusive rights listed in 17 U.S.C. ss. 106 and any copyright renewal and extension terms available for any such registrations in the United States and all foreign countries, and in and to any copyright registrations that may result from such applications.

            4. Assignment of Accrued Enforcement Rights. The Assignor assigns and contributes to the Assignee any causes of action for infringement or unauthorized use of any of the intellectual properties specified in Paragraphs 1 through 3 above that may have accrued prior to the execution date of this Agreement.

            5. Further Assurances. The Assignor shall provide Assignee, its successors, assigns or other legal representatives, cooperation and assistance at Assignee's request and expense (including the execution and delivery of any and all affidavits, declarations, oaths, exhibits, assignments, powers of attorney or other documentation as may be reasonably required): (1) in the preparation and prosecution of any applications for patents or registration of the intellectual property assigned pursuant to this Assignment; (2) in the prosecution or defense of any interference, opposition, infringement or other proceedings that may arise in connection with any of the intellectual property assigned pursuant to this Assignment; and (3) in the implementation or perfection of this Assignment.

               [Signatures and notarizations on following page.]

            IN WITNESS WHEREOF, we have hereunto set our hands and seal.

            For ASSIGNOR, Immtech International, Inc.:


                                          BY: /s/ T. Stephen Thompson
                                              ----------------------------------
                                              Printed name: T. Stephen Thompson
                                                     Title: President & CEO

State of Wisconsin )
                   : SS
Milwaukee County   )

            On this 26th day of June, 1998, before me appeared T. Stephen Thompson to me personally known, who, being by me duly sworn, did say that he is Pres/CEO of Immtech International, Inc., and that said instrument was signed on behalf of said corporation by authority of the Board of Directors.


                                          /s/ Kathleen D. Mintner
                                          --------------------------------------
      [Seal]                              Notary Public, State of Wisconsin
                                                                  --------------
                                          My commission 9/30/2001
                                                        ------------------------

            For ASSIGNEE, Criticare Systems, Inc.:


                                          BY: /s/ Gerhard vonder Ruhr
                                              ----------------------------------
                                              Printed Name: Gerhard vonder Ruhr
                                                     Title: President

State of Wisconsin )
                   : SS
Milwaukee County   )

            On this 29th day of June, 1998, before me appeared Gerhard vonder Ruhr to me personally known, who, being by me duly sworn, did say that he is President of Criticare Systems, Inc., and that said instrument was signed on behalf of said corporation by authority of the Board of Directors.


                                          /s/ [ILLEGIBLE]
                                          --------------------------------------
      [Seal]                              Notary Public, State of Wisconsin
                                                                  --------------
                                          My commission is permanent
                                                        ------------------------

                                   SCHEDULE A

                        PATENTS AND PATENT APPLICATIONS

United States Patent No. 5,484,735                          Issued 1/16/96
United States Patent No. 5,702,904                          Issued 12/30/97
United States Application Ser. No. 07/397,781-CIP           Filed 8/23/89
United States Application Ser. No. 07/765,169               Filed 9/25/91
Application Ser. No. PCT/US90/04666                         Filed 8/17/90
Application Ser. No. 90913261.5 (EPO)                       Filed 8/17/90
Application Ser. No. 2-512516 (Japan)                       Filed 8/17/90
Application Ser. No. PCT/US92/08136                         Filed 9/25/92
United States Application Ser. No. 08/008,126               Filed 1/22/93
United States Application Ser. No. 08/068,525-CIP           Filed 5/27/93
United States Application Ser. No. 08/151,073-CIP           Filed 11/12/93
Application Ser. No. 27577/92 (Australia)                   Filed 9/25/92
Application Ser. No. 2119651 (Canada)                       Filed 9/25/92
Application Ser. No. 92921176.1 (EPO)                       Filed 9/25/92
Application Ser. No. 5-506376 (Japan)                       Filed 9/25/92
United States Application Ser. No. 08/272,852               Filed 7/6/94

                              ASSIGNMENT AGREEMENT

            THIS ASSIGNMENT AGREEMENT is made and entered into as of the 26th day of June, 1998, by and between CRITICARE SYSTEMS, INC., a Delaware corporation ("CRITICARE") and IMMTECH INTERNATIONAL, INC., a Delaware corporation ("IMMTECH").

                                    RECITAL

            CRITICARE desires to prospectively assume all rights and obligations of IMMTECH set forth in the Patent License Agreements between IMMTECH and NORTHWESTERN UNIVERSITY (hereinafter referred to as "NU 9134 Licenses" and the "NU 8403 License" (together the "LICENSES")), copies of which are attached hereto as Exhibits A and B.

                                   AGREEMENTS

            NOW, THEREFORE, CRITICARE and IMMTECH, in consideration of the mutual promises and agreements set forth below, the receipt and sufficiency of which consideration hereby is acknowledged, promise and agree as follows:

            1. As of the day, month and year first above written, CRITICARE will prospectively assume all rights and obligations of IMMTECH set forth in the LICENSES and be bound by all terms and conditions thereof continuing forward. CRITICARE shall not be required to pay any past fees or royalties already paid by or due from IMMTECH.

            2. This ASSIGNMENT AGREEMENT embodies the entire understanding between CRITICARE and IMMTECH relating to the LICENSE and shall supersede all previous communications, representations or undertakings, either verbal or written between the parties relating to the subject matter of this ASSIGNMENT AGREEMENT.

            3. This ASSIGNMENT AGREEMENT shall be governed and construed in accordance with the internal laws of the State of Illinois.

            IN WITNESS WHEREOF, CRITICARE and IMMTECH have executed this ASSIGNMENT AGREEMENT as of the day, month and year first above written.

CRITICARE SYSTEMS, INC.                   IMMTECH INTERNATIONAL, INC.


BY /s/ Gerhard vonder Ruhr                BY /s/ T. Stephen Thompson
   ------------------------------            --------------------------------
   Its PRES.                                 Its President & CEO
       --------------------------                ----------------------------

            NORTHWESTERN UNIVERSITY hereby consents to CRITICARE'S assumption of IMMTECH'S rights and obligations as described above in relation to the LICENSES and acknowledges (i) that Immtech is current with respect to all of its obligations and is not in default under such LICENSES, and (ii) that with respect to sublicensee activities, Immtech's sole monetary responsibility under the NU 9134 License Agreement is 30% of royalties earned, and under the NU 8403 License Agreement is 35% of all royalties earned plus 10% of any sublicense issue fees or milestones received from sublicensees.

NORTHWESTERN UNIVERSITY


BY
   ------------------------------            --------------------
   Its                                               Date
       --------------------------

                               LICENSE AGREEMENT

            This AGREEMENT made this 27th day of October, 1994 by and between NORTHWESTERN UNIVERSITY ("NORTHWESTERN"), an Illinois corporation having a principal office at 633 Clark Street, Evanston, Illinois 60208, and IMMTECH INTERNATIONAL INC. ("COMPANY"), a Delaware corporation having a principal office at 1890 Maple Avenue, Suite 110, Evanston, Illinois 60201 (hereinafter "IMMTECH").

                                WITNESSETH THAT:

            WHEREAS, NORTHWESTERN represents that Samar Makhlouf, Mark Pankow, and Byron Anderson (the Inventors) all being employees of NORTHWESTERN at the time of the invention, have made certain inventions in the field of "Immunoassay for Identifying Alcoholics and Monitoring Alcohol Consumption" (NU 9134), and that a patent has been applied for thereon, having United States Serial Number 07/765,169 in September 1991.

            WHEREAS, NORTHWESTERN, subject to U.S. government obligations has the right to make, use, sell, and grant licenses under the INVENTION and PATENT RIGHTS as defined herein; and NORTHWESTERN wishes to have the INVENTION, as defined by the PATENT RIGHTS, utilized for the public interest; and

            WHEREAS IMMTECH desires to obtain a license to manufacture, sell, and use the INVENTION and PATENT RIGHTS defined herein and upon the terms and conditions hereinafter set forth;

            NOW, THEREFORE, in consideration of the promises and the faithful performance of the covenants contained herein, IT IS AGREED:

      1.0 DEFINITIONS

            For the purposes of this Agreement, and solely for that purpose, the terms hereinafter set forth shall be defined as follows:

            1.1 "INVENTION" shall mean the invention as described in EXHIBIT A, and/or as covered in the PATENT RIGHTS and/or TECHNICAL INFORMATION

            1.2 "PATENT RIGHTS" shall mean any United States patent for the INVENTION together with any divisional, continuation, or other continuation-in-part applications based thereon, and any patents resulting from any of said applications, and any reissues or extensions based on any such patents, and any foreign counterparts pending or issued thereof.

            1.3 "LICENSED PRODUCT" shall mean any products or processes employing any INVENTION as described in EXHIBIT A, or as described by any valid claim in an unexpired patent, which patent application or patent is included in the PATENT RIGHTS.

            1.4 "FIELD OF USE" shall mean the exclusive use of the INVENTION and PATENT RIGHTS for QUANTITATIVE diagnostics.

            1.5 "NET SALES PRICE" shall mean the gross sales price of any LICENSED PRODUCT made and sold pursuant to this Agreement, less allowances to customers for damaged or returned products and the amounts of discounts, transportation charges, and all sales and excise taxes and duties paid, absorbed, or allowed.

            1.6 "AFFILIATE" shall mean any corporation or other legal entity (a) owning or controlling, directly or indirectly, more than fifty percent of the voting capital shares of IMMTECH, (b) more than fifty percent of the voting capital shares of which are owned or controlled, directly or indirectly, by IMMTECH; or (c) more than fifty percent of the voting capital shares of which are owned or controlled, directly or indirectly, by a legal entity which owns or controls, directly or indirectly more than fifty percent of the voting capital shares of IMMTECH.

            1.7 "QUANTITATIVE DIAGNOSTICS" shall mean the use of immunoassays that yield a quantitative answer and are generally performed via enzyme-linked antibody methodology.

            1.8 "TECHNICAL INFORMATION" shall mean NORTHWESTERN's technical information and know-how relating to the INVENTION, including technical data, plans, specifications, and drawings.

      2.0 LICENSE

            2.1 NORTHWESTERN hereby grants to IMMTECH and IMMTECH hereby accepts from NORTHWESTERN, upon the terms and conditions herein specified, a worldwide, exclusive, and non-assignable (except as herein specified) License to use the INVENTION and PATENT RIGHTS to test, evaluate, and develop the INVENTION and LICENSED PRODUCT covered hereby and to make, have made, use and sell the products in the FIELD OF USE thereof during the term of this Agreement, and during the term of any extension thereof, unless sooner terminated as hereinafter provided.

            2.2 NORTHWESTERN hereby grants to IMMTECH and IMMTECH hereby accepts from NORTHWESTERN, upon the terms and conditions herein specified, the right to extend the License granted hereunder to its sublicensee(s). IMMTECH shall promptly notify NORTHWESTERN in writing that a sublicense has been granted no later than thirty (30) days after the effective date of the sublicense. IMMTECH may negotiate such terms as it chooses for each sublicense, provided that NORTHWESTERN shall receive a royalty for all sales made by sublicensee(s) at the rate provided for in this Agreement.

            2.3 If IMMTECH shall so notify NORTHWESTERN in writing as provided in Section 2.2 of this Agreement, any sublicensee(s) to whom the License shall have been extended pursuant to Section 2.2. hereof may make the reports and royalty payments specified in Paragraph 3.0. hereof directly to Northwestern on behalf of IMMTECH. For all other sublicensees, IMMTECH shall make said royalty payments to Northwestern. For all sublicensees, Northwestern shall notify IMMTECH and/or the sublicensee of the address to which payment should be sent.

            2.4 NORTHWESTERN retains a non-exclusive, royalty-free, irrevocable License to make, have made and use the INVENTION, PATENT RIGHTS and LICENSED PRODUCT for its own non-commercial uses.

            2.5 Outside the scope of the License between NORTHWESTERN and IMMTECH no other, further, or different license or right, and no further power to sublicense is hereby granted or implied.

      3.0 ROYALTIES, RECORDS AND REPORTS

            3.1 During the term of this Agreement, unless sooner terminated, IMMTECH shall pay to NORTHWESTERN, in the manner hereinafter provided, earned royalties at the rate of six percent (6%) of the NET SALES PRICE of all LICENSED PRODUCT sold by IMMTECH, for the first Ten Million Dollars ($10,000,000) sales, and at the rate of four percent (4%) for sales exceeding Ten Million Dollars, anywhere in the world.

            3.2 IMMTECH shall pay to NORTHWESTERN with respect to all sub-licenses granted by IMMTECH hereunder, a royalty at the rate of thirty percent (30%) of all royalties earned by IMMTECH under such sub-licenses.

            3.3 LICENSED PRODUCT shall be considered sold when sold or invoiced, and if not sold or invoiced, when delivered to a third party.

            3.4 IMMTECH shall be responsible for the performance hereunder of all obligations including payment of royalties, keeping of records, and reporting by IMMTECH and any sublicensee(s) to whom the License shall have been extended pursuant to this Agreement.

            3.5 So long as this Agreement remains in force, IMMTECH shall deliver to NORTHWESTERN, within sixty (60) days after the first day of January, April, July and October of each year, a true and accurate report, giving such particulars of the business conducted by IMMTECH and its sublicensee(s) during the preceding three (3) months under this Agreement as are necessary to accurately account for sales subject to royalties under this Agreement.

            3.6 Simultaneously with the delivery of each report required by the preceding paragraph 3.4, IMMTECH shall pay to NORTHWESTERN the net royalties and any other such payment due under this Agreement for the period covered by such report. If no royalties are due, it shall be so reported.

            3.7 All payments from IMMTECH to NORTHWESTERN shall be in U.S. dollars. Royalties for sales made by IMMTECH in foreign currencies shall be paid to Northwestern in U.S. Dollars at a conversion rate equal to the quarter average of daily composite closing exchange rates for the quarter in which sales were made as published by the Wall Street Journal.

            3.8 In case of any delay in payment by IMMTECH to NORTHWESTERN not occasioned by force majeure, interest at the rate of one percent (1%) per month, assessed from the thirty-first day after the due date of said payment, shall be due by IMMTECH without any special notice.

            3.9 Royalties shall accrue in accordance with this Agreement, upon the first sale of LICENSED PRODUCT.

            3.10 IMMTECH shall keep full, true, and accurate books of account containing all particulars which may be necessary for the purpose of showing the amount payable to NORTHWESTERN by way of royalty as aforesaid or by way of any other provision hereunder. Said books of account shall be kept at IMMTECH'S principal place of business. Said books and the supporting data shall be available for inspection by Northwestern at reasonable times upon reasonable notice to IMMTECH for three (3) years following the end of the calendar year to which they pertain, to inspection by NORTHWESTERN for the purpose of verifying IMMTECH'S royalty statements, or IMMTECH'S compliance in other respects with this Agreement.

            3.11 IMMTECH shall reimburse NORTHWESTERN for all out-of-pocket costs of filing, prosecution and maintenance for all patent applications and all patents issuing thereon filed and made at the request of IMMTECH. All such patents and patent applications shall become part of the PATENT RIGHTS licensed to IMMTECH hereunder. Such reimbursements shall be made to NORTHWESTERN within sixty (60) days of receipt of invoice by IMMTECH. Any reimbursements made by IMMTECH hereunder shall be creditable by IMMTECH in full against royalty payable by it pursuant to Article 3.1 above.

      4.0 AUDITING

            4.1 NORTHWESTERN and its representatives will be entitled, upon the provision of reasonable notice to IMMTECH, to cause a certified public accountant ("CPA") reasonably acceptable to IMMTECH, to audit such records of IMMTECH. Such audits shall occur during regular business hours, at the audited party's place of business, and not more frequently than twice per year, nor more than twice with respect to any fiscal year. Each such audit shall be designed solely to determine correct amounts payable by one party to the other pursuant to the terms of this Agreement, and to answer specific additional questions to be mutually agreed upon by both parties. While such audit may disclose information relating to the nature of goods sold and the sales price of said goods, under no circumstances shall IMMTECH be required to disclose any confidential information not directly relevant to the calculation of royalties. The CPA will be under confidentiality obligations to the audited party to disclose to the auditing party only the correct amounts payable or receivable by the auditing party, and the answers to such specific agreed upon questions. In the event that an audit reveals any underpayment or undercredit or royalties and/or milestone payments by IMMTECH subject to the provisions herein, IMMTECH will promptly pay or credit to NORTHWESTERN, as the case may be, the full amount of that underpayment or undercredit, together with interest thereon at a rate of one percent (1%) per month, assessed from the thirty-first day after said payment was due. In the event that the audit reveals an underpayment or undercredit of in excess of five percent (5%), IMMTECH or sublicensee, as the case may be, will promptly pay the entire cost of that audit.

      5.0 PERFORMANCE

            5.1 IMMTECH shall use its commercially reasonable efforts to commence and maintain regular commercial production and sale of LICENSED PRODUCT.

            5.2 IMMTECH shall employ its commercially reasonable efforts to develop Licensed Products, and, consistent with prudent and reasonable business practices, to apply for and obtain approval from the FDA for the use and sale of Licensed Products and to market Licensed Products after such approval is obtained.

            5.3 IMMTECH shall use commercially reasonable efforts consistent with prudent business practice to pursue any necessary studies and to seek approvals in countries other than the United States of America to market Licensed Products.

            5.4 IMMTECH shall use commercially reasonable efforts, and shall cause its Affiliates to use their respective commercially reasonable efforts, to market Licensed Products after appropriate regulatory approval is obtained.

            5.5 NORTHWESTERN, at its discretion, and with the consent of IMMTECH, may utilize IMMTECH'S patent expertise by requesting advice and assistance from IMMTECH on the preparation, filing, prosecution and maintenance of any patent application or patent related directly to the LICENSED PRODUCT. IMMTECH agrees to provide such patent assistance and advice to NORTHWESTERN. IMMTECH does not warrant the results of any legal and/or patent advice offered to NORTHWESTERN pursuant to this Agreement. All final decisions regarding the course of preparation, filing, prosecution and maintenance shall rest with NORTHWESTERN in its sole discretion.

      6.0 TERM AND EXTENSION

            6.1 This License shall continue until the expiration of the last to expire of any patents under PATENT RIGHTS, or for ten (10) years after date of execution of this Agreement in the event no patent issues.

      7.0 TERMINATION

            7.1 If IMMTECH shall become bankrupt or insolvent and/or if the business of IMMTECH shall be placed in the hands of a Receiver, Assignee, or Trustee, whether by the voluntary act of IMMTECH or otherwise, this License will be deemed to have automatically terminated as of a date seven (7) days prior to that event, provided, however, that such termination shall not terminate any obligations which may have accrued prior thereto.

            7.2 Notwithstanding the provisions of Article 5.1., upon any breach or default under this Agreement by IMMTECH, NORTHWESTERN may terminate this License by sixty (60) days written notice by registered mail to IMMTECH. Said notice shall become effective at the end of said period, unless during said period IMMTECH shall cure such breach or default and notify NORTHWESTERN thereof.

            7.3 IMMTECH may terminate this License at any time upon ninety (90) days written notice by registered mail to NORTHWESTERN.

            7.4 Upon termination of this License for any reason, all rights granted hereunder shall revert to NORTHWESTERN for the sole benefit of NORTHWESTERN.

            7.5 IMMTECH's termination of this License shall not operate to terminate any sublicenses made by IMMTECH hereunder. The rights of any and all said sublicensee(s) shall be preserved on the condition that said sublicensee(s) agrees to and performs all terms and conditions of IMMTECH pursuant to this Agreement.

            7.6 IMMTECH's responsibilities and obligations to report to NORTHWESTERN and pay royalties to NORTHWESTERN as to any LICENSED PRODUCTS produced or sold by IMMTECH or its sublicensees under this Agreement prior to termination or expiration hereof shall survive such termination or expiration.

            7.7 In the event that this Agreement is terminated by either party, IMMTECH agrees to provide NORTHWESTERN with names and addresses of sublicensees and copies of all Sublicense Agreements between IMMTECH and sublicensees.

      8.0 ASSIGNMENT

            8.1 This Agreement may be assigned by NORTHWESTERN. This Agreement may be assigned by IMMTECH to the successor of its entire business, or to an entity acquiring significant ownership interest in IMMTECH, or to any partly or wholly-owned subsidiary, but shall not be otherwise assignable by IMMTECH without the prior written consent of NORTHWESTERN which consent shall not be unreasonably withheld.

      9.0 INFRINGEMENT

            9.1 NORTHWESTERN agrees to protect its patents within the PATENT RIGHTS from infringement and prosecute infringers when in its reasonable judgement such action may be proper and justified. IMMTECH shall have the right to sue infringers in its own name if NORTHWESTERN elects not to do so within one hundred twenty (120) days following NORTHWESTERN's receipt of knowledge of such infringement.

            9.2 In the event either party hereto shall initiate or carry on legal proceedings to enforce the PATENT RIGHTS against an alleged infringer, the other party hereto shall fully cooperate with the party initiating or carrying on such proceedings.

            9.3 In the event NORTHWESTERN shall institute suit or other legal proceedings to protect or enforce PATENT RIGHTS as provided herein, it shall have sole control of such suit and shall retain any recovery awarded as a result of such suit.

            9.4 In the event IMMTECH shall institute suit or other legal proceedings to protect or enforce PATENT RIGHTS as provided herein, NORTHWESTERN shall have the option to join in such proceedings and shall be entitled to be represented by counsel of its own choosing. From any recovery awarded as a result of any suit or legal proceedings, IMMTECH (i) may deduct the full amount of its expenses of prosecuting the same (including attorney's fees and court costs); (ii) shall pay to NORTHWESTERN, to the extent possible after full payment of (i) above, the full amount of NORTHWESTERN'S costs of participating in the same; (iii) shall pay to NORTHWESTERN, after full payment of (i) and (ii) above, the applicable percentage determined under section 3.1 hereof, of any remainder; and (iv) may retain the balance. IMMTECH shall not discontinue or settle any such suit or legal proceedings brought by it without obtaining prior concurrence of NORTHWESTERN, and giving NORTHWESTERN a timely opportunity to continue such proceedings in its own name, under its sole control, at its sole expense, and at its sole recovery.

      10.0 SEVERABILITY

            10.1 Should any part or provision of its Agreement be unenforceable or otherwise in conflict with or in violation of the law of any jurisdiction, the remainder of this Agreement shall remain binding upon the parties.

      11.0 INDEMNITY AND NEGATION OF WARRANTIES

            11.1 IMMTECH agrees to indemnify, hold harmless and defend NORTHWESTERN, its officers, employees, and agents against any and all claims, suits, losses, damages, costs, fees, and expenses resulting from or arising out of the production or use of the LICENSED PRODUCTS by IMMTECH, its sublicensees, and others purchasing, using and/or receiving the LICENSED PRODUCTS.

            11.2 IMMTECH shall maintain, prior to sale of any LICENSED PRODUCTS, appropriate insurance, in good standing, at least in the amount of five million dollars ($5,000,000) the amount subject to change from time to time as designated by NORTHWESTERN in writing, naming NORTHWESTERN as additional insured. IMMTECH shall deliver to NORTHWESTERN, a certificate of such insurance providing for not less than thirty (30) days notice to NORTHWESTERN of cancellation or material change in the terms of such insurance.

            11.3 Nothing in this Agreement shall be construed as:

                  11.31 a warranty or representation by NORTHWESTERN as to the validity or scope of any Patent Rights; or

                  11.32 a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties; or;

                  11.33 an obligation by NORTHWESTERN to bring or prosecute actions or suits against third parties for infringement.

            11.4 NORTHWESTERN makes no representation other than those specified in this Agreement. NORTHWESTERN MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF LICENSED PRODUCT.

      12.0 GENERAL

            12.1 IMMTECH shall not use the name of any Inventor listed in PATENT RIGHTS, of any institution with any Inventor has been or is connected, nor of NORTHWESTERN, nor any adaptation of any of them, in any advertising, promotional or sales literature, without prior written consent obtained from NORTHWESTERN in each case. Similarly, NORTHWESTERN shall not use the name of IMMTECH or any officer, employee or agent of IMMTECH, nor any adaptation of same, in any advertising or promotional literature without prior consent obtained from IMMTECH in each case.

            12.2 Any notice required or permitted to be given by this Agreement shall be given postpaid first class certified mail; unless otherwise stated:

                  TO LICENSEE:      IMMTECH INTERNATIONAL INC.
                                    1890 Maple Avenue
                                    Evanston, Illinois 60201
                                    Attn: Mr. T. Stephen Thompson

                  TO LICENSOR:      NORTHWESTERN UNIVERSITY
                                    Technology Transfer Program
                                    1801 Maple Avenue
                                    Evanston, Illinois 60208-1111
                                    Attn: Administrator

Such addresses may be altered by written notice. If no time limit is specified for a notice required or permitted to be given under this Agreement, the time limit therefor shall be twenty (20) full business days, not including the day of mailing.

            12.3 This Agreement and its effect is subject to and shall be construed and enforced in accordance with the internal laws of the State of Illinois, United States of America.

            12.4 The parties to this Agreement recognize and agree that each is operating as an independent contractor and not as an agent of the other.

            12.5 The captions herein are for convenience only and shall not be deemed to limit or otherwise affect the construction thereof.

            12.6 Any waiver by either party of the breach of any term or condition of this agreement will not be considered as a waiver of any subsequent breach of the same or any other term or condition hereof.

      13.0 ENTIRE AGREEMENT

            13.1 This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter of this Agreement, and merges all prior discussions between them. Neither of the parties shall be bound by any conditions, definitions, warranties, or representations with respect to the subject matter of this Agreement unless as duly set forth on or subsequent to the date hereof in writing signed by a proper and duly authorized representative of the party to be bound thereby.

            IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and duly executed this Agreement as of the day and the year first above written.

                                          NORTHWESTERN UNIVERSITY


ATTEST: /s/ [ILLEGIBLE]                   By: /s/ CW Kern
        --------------------------            ----------------------------
                                              C. William Kern, Ph.D.
                                              Vice President for
                                              Research

Date: November 8, 1994                    Date: November 8, 1994
      ----------------------------              --------------------------

                                          IMMTECH INTERNATIONAL INC.


ATTEST: /s/ Mary Jane Ryan                By: T. Stephen Thompson
        --------------------------            ----------------------------

Date: November 17, 1994                   Date: November 17, 1994
      ----------------------------              --------------------------

      --------------------------------
               OFFICIAL SEAL
               MARY JANE RYAN
      NOTARY PUBLIC, STATE OF ILLINOIS
       MY COMMISSION EXPIRES 6-28-98
      --------------------------------

                               LICENSE AGREEMENT

            This Agreement made this tenth (10th) day of March, 1998, (the "Effective Date"), by and between Northwestern University, an Illinois corporation having a principal office at 633 Clark Street, Evanston, Illinois 60208 (hereinafter referred to as "Northwestern") and Immtech International Inc., a Delaware corporation having a principal office at 1890 Maple Avenue, Suite 110, Evanston, IL. 60201 (hereinafter referred to as "Licensee") (each a "Party" and collectively the "Parties").

                                   WITNESSETH

            WHEREAS, Northwestern is the owner of certain patent rights and know-how relating to Immunoassay Constructs to Quantitate
Glucosylated-Hemoglobin and other Glucosylated Serum Proteins (NU 8403) and has the right to grant licenses hereunder, subject only to a royalty-free, nonexclusive license heretofore granted to the United States Government;

            WHEREAS, Northwestern desires to have the patent rights and know-how developed and commercialized to benefit the public and is willing to grant a license hereunder;

            WHEREAS, Licensee has represented to Northwestern that Licensee will commit itself to a thorough, vigorous and diligent program to develop and subsequently manufacture, market and sell products utilizing the patent rights and know-how;

            WHEREAS, Licensee desires to obtain a license under the patent rights and know-how upon the terms and conditions hereafter set forth;

            NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto agree as follows:

                             ARTICLE 1 - DEFINITIONS

      1.1 "Affiliate" shall mean any corporation, firm, partnership or other entity which controls, is controlled by or is under common control with a Party. For the purposes of this definition, "control" shall mean any right or collection of rights that together allow direction on any vote with respect to any action by an entity or the direction of management and operations of that entity. Such right or collection of rights includes without limitation (a) the authority to act as sole member or shareholder or partner with a majority interest in an entity; (b) a majority interest in an entity; and (c) the authority to appoint, elect, or approve at least a majority of the governing board of that entity.

      1.2 "Field" shall mean the use of immunoassays for diagnostic purposes to quatitate hemoglobin type A1c..

      1.3 "Know-How" shall mean any and all technical information existing as of the Effective Date or generated during the term of this Agreement which is owned or controlled by Northwestern and directly relates to Licensed Products and shall include, without limitation, all biological, chemical, pharmaceutical, pharmacological, toxological, clinical, assay control and manufacturing data and any other information relating to the Licensed Products and useful for the development, Regulatory Approval, commercialization or safety and effectiveness of the Licensed Products.

      1.4 "Licensed Products" shall mean diagnostic assays for determining hemoglobin type A1c.

      1.5 "Net Sales" shall mean the gross amount invoiced by Licensee, its Affiliates or its sublicensees, to third parties for the sale of Licensed Products, less amounts actually invoiced or allowed with respect to trade credits, discounts, rebates and allowances actually granted on account of price adjustments, rebate programs, billing errors or the rejection or return of goods, sales taxes, tariffs, and custom duties. If a Licensed Product is sold as part of a combination, Net Sales for the purposes of determining royalties on the Licensed Product(s) in the combination shall be calculated by multiplying Net Sales by the fraction A/A+B, where A is the invoice price of the Licensed Product(s) sold separately and B is the invoice price of the other active ingredients in the combination.

      1.6 "Patent Rights" shall mean the patents and patent applications listed on Exhibit A attached hereto and incorporated herein by reference, and any patents which issue from the patent applications listed on Exhibit A attached hereto and incorporated herein by reference, and all substitutions, additions, extensions, reissues, renewals, divisions, continuations and continuations-in-part thereof and any foreign counterparts thereto.

      1.7 "Regulatory Approval" shall mean the approval of either the Food Drug Administration of the United States or a foreign counterpart thereto required to commence commercial sale of a Licensed Product in such country in the Territory.

      1.8 "Territory" shall mean the entire world.

                               ARTICLE II - GRANT

      2.1 Northwestern hereby grants to Licensee and its Affiliates an exclusive license under Patent Rights and Know-How to make, have made, use, import, offer for sale and sell Licensed Products in the Territory in the Field.

      2.2 The grant under Paragraph 2.1 shall be subject to the obligations of Northwestern and of Licensee to the United States Government under any and all applicable laws, regulations, and executive orders including those set forth in 35 U.S.C. ss.200, et seq.

      2.3 Northwestern retains the right to utilize Patent Rights and Know-How for noncommercial research purposes.

      2.4 Northwestern hereby grants to Licensee the right to grant sublicenses consistent with this Agreement provided that Licensee shall be responsible for the performance of its sublicensees, including the payment of royalties.

                     ARTICLE III - CONFIDENTIAL INFORMATION

      3.1 Northwestern and Licensee each agree that all information contained in documents marked "Confidential" which are forwarded to one by the other shall be received in strict confidence, used only for the purposes of this Agreement, and not disclosed by the recipient (except as required by law or court agency or administrative order), its agents or employees to any third party without the prior written consent of an authorized officer of the disclosing Party, unless such information (a) was in the public domain at the time of disclosure, (b) later became part of the public domain through no act or omission of the recipient, its employees, agents, successors or assigns, (c) was lawfully disclosed to the recipient by a third party having the right to disclose it, (d) was already known by the recipient at the time of disclosure, (e) was independently developed, (f) is required by law or court or administrative agency order, or (g) is required to be submitted to a government agency to obtain and maintain the approvals and clearances of Licensed Products. Disclosure may also be made to Affiliates, distributors, customers, and agents, to nonclinical and clinical investigators, and to consultants, where necessary or desirable with appropriate safeguards to protect the confidential underlying disclosure. Northwestern and Licensee also agree that confidential information may be orally disclosed by one Party to the other Party. Such information shall be confirmed in writing and designated "Confidential" within thirty (30) days of disclosure for the provisions of this Article III to apply.

      3.2 Each Party's obligation of confidence hereunder shall be fulfilled by using at least the same degree of care with the other Party's confidential information as it uses to protect its own confidential information. This obligation shall exist while this Agreement is in force and for a period of two
(2) years thereafter except in the event of termination by Northwestern for breach on the part of Licensee, in which event Licensee's obligation to maintain the information confidential will exist for a period of ten (10) years after the termination for breach.

      3.3 This Agreement may be distributed solely (a) to those employees, agents and independent contractors of Northwestern and Licensee who have a need to know its contents, (b) to those persons whose knowledge of its contents will facilitate performance of the obligations of the parties under this Agreement,
(c) to those persons, if any, whose knowledge of its contents is essential in order to permit Licensee or Northwestern to maintain or secure the benefits under policies of insurance, or (d) as may be required by law or regulation or by court or administrative agency order.

                           ARTICLE IV - DUE DILIGENCE

      4.1 Licensee shall, upon execution of this Agreement, submit to Northwestern a preliminary development and business plan that sets forth an outline of Licensee's intended efforts to develop and commercialize Licensed Products. Such plan shall include a summary of personnel, expenditures and estimated timing for the development of Licensed Products and estimates of the market potential for Licensed Products.

      4.2 Licensee agrees to devote that level of resources to the commercialization of a Licensed Product as other companies in the industry customarily devote to products of similar commercial potential.

                              ARTICLE V - PAYMENT

      In consideration of the license granted by Northwestern to Licensee under this Agreement, Licensee shall pay to Northwestern the following:

      5.1 A non-creditable, non-refundable license issue fee of Twenty Thousand Dollars ($20,000), of which the first ten thousand dollars ($10,000) shall be paid within thirty (30) days of execution of this Agreement, and ten thousand dollars ($10,000) shall be paid within three (3) months from the Effective Date, but no later than August 1, 1998.

      5.2 Beginning the first full calendar year after the Regulatory Approval of a Licensed Product in a major market country, or the year 2003, whichever comes first, Licensee shall pay to Northwestern minimum royalty payments of $10,000 per year. Any such minimum royalty payments shall be fully creditable against any payments required under Paragraph 5.4.

      5.4 A running royalty of (a) six percent (6%) of Net Sales of Licensed Products for the first Ten Million Dollars ($10,000,000) in sales anywhere in the world, and (b) four percent (4%) of Net Sales of Licensed Products on sales exceeding Ten Million Dollars anywhere in the world.

      5.5 For all sublicenses granted by Licensee, a royalty at the rate of thirty five percent (35%) of all royalties earned by Licensee under such sublicenses.

      5.5 In addition to the running royalties under Paragraph 5.4, ten percent (10%) of any payments, including, but not limited to, sublicense issue fees or milestones received from sublicensees as consideration for Patent Rights, Know-How or Licensed Products.

      5.6 In the event of a permitted assignment of this Agreement, five percent (5%) of any payments received from such assignee as consideration for Patent Rights, Know-How or Licensed Products, as defined herein.

                   ARTICLE VI - PAYMENT, REPORTS AND RECORDS

      6.1 Payment Dates and Reports

            Within sixty (60) days after the end of each calendar quarter of each year during the term of this Agreement (including the last day of any calendar quarter following the expiration of this Agreement), Licensee shall pay to Northwestern, all royalties accruing during such calendar quarter. Such payments shall be accompanied by a statement showing the Net Sales of each Licensed Product by Licensee and its sublicensees in each country, the applicable royalty rate and the calculation of the amount of royalty due.

      6.2 Accounting

            a. Payments in U.S. Dollars

                  All dollar sums referred to in this Agreement are expressed in U.S. dollars and the Net Sales used for calculating the royalties and other sums payable to Northwestern by Licensee pursuant to Paragraph 6.1 shall be computed in U.S. dollars. All payments of such sums and royalties shall be made in U.S. dollars. For purposes of determining the amount of royalties due, the amount of Net Sales in any foreign currency shall be computed by converting such amount into U.S. dollars at the prevailing commercial rate of exchange for purchasing U.S. dollars with such foreign currency in question as quoted by Citibank in New York on the last business day of the calendar quarter for which the relevant royalty payment is to be made by Licensee.

            b. Blocked Royalties

                  Notwithstanding the foregoing, if by reason of any restrictive exchange laws or regulations Licensee or any Affiliate or sublicensee hereunder shall be unable to convert to U.S. dollars an amount equivalent to the royalty payable by Licensee hereunder in respect of Licensed Product sold for funds other than U.S. dollars, Licensee shall notify Northwestern promptly with an explanation of the circumstances. In such event, all royalties due hereunder in respect of the transaction so restricted (or the balance thereof due hereunder and not paid in funds other than U.S. dollars as hereinafter provided) shall be deferred and paid in U.S. dollars as soon as reasonably possible after, and to the extent that such restrictive exchange laws or regulations are lifted so as to permit such conversion to United States dollars, of which lifting Licensee shall promptly notify Northwestern. At its option, Northwestern shall meanwhile have the right to request the payment (to it or to a nominee), and upon such request Licensee shall pay, or cause to be paid, all such amounts (or such portions thereof as are specified by Northwestern) in funds, other than U.S. dollars, designated by Northwestern and legally available to Licensee under such then existing restrictive exchange laws or regulations.

      6.3 Records

            Licensee shall keep, and shall cause its Affiliates and sublicensees to keep, for three (3) years from the date of payment of royalties, complete and accurate records of sales of each Licensed Product by Licensee; its Affiliates and its sublicensees in sufficient detail to enable the accruing royalties to be determined accurately. Northwestern shall have the right during this period of three (3) years after receiving any report with respect to royalties due and payable to appoint, at its expense, an independent certified public accountant to inspect the relevant records of Licensee, its Affiliates and its sublicensees to verify such report. Northwestern shall submit the name of said accountant to Licensee for approval; said approval shall not be unreasonably withheld. Licensee shall make its records and those of its Affiliates and sublicensees available for inspection by such independent certified public accountant during regular business hours at such place or places where such records are customarily kept, upon reasonable notice from Northwestern, to the extent necessary to verify the accuracy of the reports and payments with not more than one (1) inspection per calendar year. Northwestern agrees to hold in strict confidence all information concerning royalty payments and reports, and all information learned in the course of any audit or inspection, except to the extent necessary for Northwestern to reveal such information in order to enforce its rights under this Agreement or as may be required by law. If royalties are understated by ten percent (10%) or more in LICENSEE's favor, the LICENSEE shall, within ten (10) days of receipt of the audit report, pay the balance due Northwestern plus all reasonable costs of the audit or inspection and interest at the prime rate as quoted by Citibank in New York from the date at which such balance would have otherwise been due and payable. If royalties are understated by less than ten percent (10%), Licensee shall include such understated amount with the next scheduled payment pursuant to Paragraph 6.1.

                           ARTICLE VII - PUBLICATION

      Northwestern will be free to publish the results of any research related to Patent Rights, Know-How or Licensed Products and use any information for purposes of research, teaching, and other educationally-related matters.

                       ARTICLE VIII - PATENT PROSECUTION

      8.1 Northwestern has granted Licensee the right to apply for, seek prompt issuance of, and maintain during the term of this Agreement the Patent Rights in the United States and in the foreign countries listed in Exhibit A hereto. The prosecution, filing and maintenance of all Patent Rights shall be the primary responsibility of Licensee; provided, however, Northwestern shall have reasonable opportunities to advise Licensee and shall cooperate with Licensee in such prosecution, filing and maintenance.

      8.2 Payment of all fees and costs relating to the filing, prosecution, and maintenance of Patent Rights shall be the responsibility of Licensee, whether such fees and costs were incurred before or after the Effective Date.

                           ARTICLE IX - INFRINGEMENT

      9.1 Licensee shall inform Northwestern promptly in writing of any alleged infringement of the Patent Rights by a third party and of any available evidence thereof.

      9.2 During the term of this Agreement, Northwestern shall have the right, but shall not be obligated, to prosecute at its own expense all infringements of the Patent Rights and, in furtherance of such right, Licensee hereby agrees that Northwestern may include Licensee as a party plaintiff in such suit, without expense to Licensee. The total cost of any such infringement action commenced or defended solely by Northwestern shall be borne by Northwestern and Northwestern shall keep any recovery or damages for past infringement derived therefrom.

      9.3 If within six (6) months after having been notified of any alleged infringement, Northwestern shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if Northwestern shall notify Licensee at any time prior thereto of its intention not to bring suit against any alleged infringer, then, and in those events only, Licensee shall have the right, but shall not be obligated, to prosecute at its own expense any infringement of the Patent Rights, and Licensee may, for such purposes, use the name of Northwestern as party plaintiff; provided, however, that such right to bring such infringement action shall remain in effect only for so long as the license granted herein remains exclusive. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of Northwestern, which consent shall not unreasonably be withheld. Licensee shall indemnify Northwestern against any order for costs that may be made against Northwestern in such proceedings. Licensee shall keep any recovery or damages for past infringement derived therefrom; provided, however, that such recovery, less expenses, including reasonable attorneys' fees, shall be treated as Net Sales for the purpose of calculating running royalties under Paragraph 5.4

      9.4 In the event that a declaratory judgment action alleging invalidity or noninfringement of any of the Patent Rights shall be brought against Licensee, Northwestern, at its option, shall have the right, within thirty (30) days after it receives notice of the commencement of such action, to intervene and take over the sole defense of the action at its own expense.

      9.5 In any infringement suit that either Party may institute to enforce the Patent Rights pursuant to this Agreement, the other party hereto shall, at the request and expense of the Party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

      9.6 Licensee, during the term of this Agreement, shall have the sole right in accordance with the terms and conditions herein to sublicense any alleged infringer for future use of the Patent Rights. Any upfront fees as part of such a sublicense shall be shared equally between Licensee and Northwestern; other royalties shall be treated pursuant to Paragraph 5.4.

                         ARTICLE X - PRODUCT LIABILITY

      10.1 Licensee shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold Northwestern, its trustees, directors, officers, employees and Affiliates, harmless against all claims, proceedings, demands and liabilities of any kind whatsoever, including legal expenses and reasonable attorneys' fees, arising out of the death of or injury to any person or persons or out of any damage to property, or resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the Licensed Product(s) or arising from any obligation of Licensee hereunder.

      10.2 Licensee and sublicensees involved in activities described in section
10.1 shall obtain and carry in full force and effect commercial, general liability insurance which shall protect Licensee and Northwestern with respect to events covered by paragraph 10.1 above. Such insurance shall be written by a reputable insurance company authorized to do business in the State of Illinois, shall list Northwestern as an additional named insured thereunder, shall be endorsed to include product liability coverage and shall require thirty (30) days written notice to be given to Northwestern prior to any cancellation or material change thereof. The limits of such insurance shall not be less than Five Million Dollars ($5,000,000) per occurrence with an aggregate of Fifteen Million Dollars ($15,000,000) for personal injury or death, and One Million Dollars ($1,000,000) per occurrence with an aggregate of Three Million Dollars ($3,000,000) for property damage. Licensee shall provide Northwestern with Certificates of Insurance evidencing the same.

      10.3 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NORTHWESTERN, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING AND THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION MADE OR WARRANTY GIVEN BY NORTHWESTERN THAT THE PRACTICE BY LICENSEE OF THE LICENSE GRANTED HEREUNDER SHALL NOT

INFRINGE THE PATENT RIGHTS OF ANY THIRD PARTY. IN NO EVENT SHALL NORTHWESTERN, ITS TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY AND LOST PROFITS, REGARDLESS OF WHETHER NORTHWESTERN SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY.

                       ARTICLE XI - TERM AND TERMINATION

      11.1 This Agreement shall become effective on the Effective Date. Unless sooner terminated as provided for below, this Agreement shall continue in effect on a country-by-country basis, until (a) the expiration of the last to expire of any Patent Rights, or (b) ten (10) years from the date of the first commercial sale in countries where no Patent Rights exist.

      11.2 Licensee shall have the right to terminate this Agreement in whole or in part anytime after three (3) years from the Effective Date by giving Northwestern ninety (90) days written notice.

      11.3 Northwestern shall have the right to terminate or render this license non-exclusive at any time after three (3) years from the Effective Date if, in Northwestern's reasonable judgement, Licensee a) has not put the Licensed Product into commercial use in the Territory in the Field, directly or through a sublicensee, thereby not making the Licensed Product available to the public, or
b) is not demonstrably engaged in research, development, manufacturing, marketing, as appropriate, directed towards this end.

      11.4 The provisions of Article III (Confidentiality), Article VI (Payments, Reports and Records), Article X (Product Liability) and Article XIII (Dispute Resolution) shall survive termination or expiration of this Agreement in accordance with their terms.

      11.5 If (1) either Party breaches any material obligation imposed by this Agreement; (2) either Party makes any general assignment for the benefit of its creditors; (3) a petition is filed by or against either Party, or any proceeding is initiated against either Party as a debtor, under any bankruptcy or insolvency law, unless the laws then in effect void the effectiveness of this provision; or (4) a receiver, trustee, or any similar officer is appointed to take possession, custody, or control of all or any part of either Party's assets or property, then the other Party may, at its option, send a written notice that it intends to terminate the license granted by this Agreement.

      11.6 If the Party in breach does not cure the breach, negate the assignment, obtain a dismissal of the proceeding, or have the appointment vacated and regaining its assets within ninety (90) days from the notice date, then the other Party shall have the right to terminate the license granted immediately upon the date of mailing of a written notice of termination to the Party in breach.

      11.7 Upon termination of this Agreement for any cause, nothing herein shall be construed to release either Party of any obligation that has matured prior to the effective date of such termination. Licensee may, after the date of such termination, sell all Licensed Products that it may have on hand at the date of termination, provided that it pays the earned royalty thereon as provided in this Agreement.

      11.8 In the event of termination for breach by Licensee, Licensee agrees to no longer use any of the Patent Rights or Know-How under which it has been granted a license and will turn over and assign to Northwestern its Regulatory Approvals and data and material related to price and Regulatory Approvals at no charge with the right to sublicense.

      11.9 Upon termination of this Agreement, any and all existing sublicense agreements shall be immediately assigned to Northwestern and Northwestern agrees to keep them in force to the extent that Northwestern is capable of performing as a licensor in place of Licensee.

                            ARTICLE XII - ASSIGNMENT

      This Agreement shall not be assignable by either Party without the prior written consent of the other, except that any Party may assign this Agreement to any Affiliate, to a successor in interest (including the surviving company in any consolidation or merger), or to an assignee of substantially all the business and assets of such Party, or with respect to Licensee, to an assignee of all or substantially all of the business to which this Agreement relates.

                        ARTICLE XIII - DISPUTE RESOLUTION

      13.1 The Parties agree to effect all reasonable efforts to resolve any and all disputes between them in connection with this Agreement in an amicable manner.

      13.2 The Parties agree that any dispute that arises in connection with this Agreement and which cannot be amicably resolved by the parties shall be resolved by binding Alternative Dispute Resolution (ADR) in the manner set forth in Paragraph 13.3 through Paragraph 13.5.

      13.3 If a Party intends to begin ADR to resolve a dispute, such Party shall provide written notice to the other Party informing the other Party of such intention and the issues to be resolved. Within ten (10) business days after its receipt of such notice, the other Party may, by written notice to the Party initiating ADR, add additional issues to be resolved. If the Parties cannot agree upon the selection of a neutral within twenty (20) business days following receipt of the original ADR notice, a neutral shall be selected by the then President of the Center for Public Resources (CPR), 680 Fifth Avenue, New York, New York 10019. The neutral shall be a single individual having experience in the biotechnology industry who shall preside in resolution of any disputes between the Parties. The neutral selected shall not be an employee, director or shareholder of either Party or an Affiliate or sublicensee.

      13.4 Each Party shall have ten (10) business days from the date the neutral is selected to object in good faith to the selection of that person. If either Party makes such an objection, the then President of the CPR shall, as soon as possible thereafter, select another neutral under the same conditions as set forth above. This second selection shall be final.

      13.5 The ADR shall be conducted in the following manner:

            (a) No later than forty-five (45) business days after selection, the neutral shall hold a hearing to resolve each of the issues identified by the Parties.

            (b) At least five (5) days prior to the hearing, each Party must submit to the neutral and serve on the other Party a proposed ruling on each issue to be resolved. Such proposed ruling shall contain no argument on or analysis of the facts or issues, and shall be limited to not more than fifty
(50) pages.

            (c) The neutral shall not require or permit any discovery by any means, including depositions, interrogatories or production of documents.

            (d) Each Party shall be entitled to no more than eight (8) hours of hearing to present testimony or documentary evidence. The testimony of both Parties shall be presented during consecutive calendar days. Such time limitation shall apply to any direct, cross or rebuttal testimony, but such time limitation shall only be charged against the Party conducting such direct, cross or rebuttal testimony. It shall be the responsibility of the neutral to determine whether the parties have had the eight (8) hours to which each is entitled.

            (e) Each Party shall have the right to be represented by counsel. The neutral shall have the sole discretion with regard to the admissibility of any evidence.

            (f) The neutral shall rule on each disputed issue within thirty (30) days following the completion of the testimony of both Parties. Such ruling shall adopt in its entirety the proposed ruling of one of the parties on each disputed issue.

            (g) ADR shall take place in Chicago, Illinois. All costs incurred for a hearing room shall be shared equally between the Parties.

            (h) The neutral shall be paid a reasonable fee plus expenses, which fees and expenses shall be shared equally by the Parties.

            (i) The ruling shall be binding on the Parties and may be entered as an enforceable judgment by a state or federal court having jurisdiction of the Parties.

      13.6 This Section XIII shall survive any termination of this Agreement

                       ARTICLE XIV - NOTICES AND PAYMENTS

      Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such Party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other Party:

       In the case of Northwestern: Director
                                    Technology Transfer Program
                                    Northwestern University
                                    1801 Maple Avenue
                                    Evanston, Illinois 60201

       In the case of Licensee:     Mr. Stephen Thompson
                                    President & CEO
                                    Immtech International Inc.
                                    1890 Maple Avenue
                                    Evanston, Illinois 60201

                              ARTICLE XV - GENERAL

      15.1 Force Majeure. Neither party shall be liable to the other for its failure to perform any of its obligations under this Agreement, except for payment obligations, during any period in which such performance is delayed because rendered impracticable or impossible due to circumstances beyond its reasonable control, including without limitation earthquakes, governmental regulation, fire, flood, labor difficulties, interruption of supply of key raw materials, civil disorder, and acts of God, provided that the Party experiencing the delay promptly notifies the other Party of the delay.

      15.2 Severability. In the event any provision of this Agreement is held to be invalid or unenforceable, the valid or enforceable portion thereof and the remaining provisions of this Agreement will remain in full force and effect.

      15.3 Applicable Law. This Agreement is made in accordance with and shall be governed and construed under the laws of the State of Illinois, excluding its choice of law rules.

      15.4 Entire Agreement. This Agreement and the exhibits attached hereto constitute the entire, final, complete and exclusive agreement between the Parties and supersede all previous agreements or representations, written or oral, with respect to the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each Party.

      15.5 Headings. The headings for each article and section in this Agreement have been inserted for convenience or reference only and are not intended to limit or expand on the meaning of the language contained in the particular article or section.

      15.6 Independent Contractors. The Parties are not employees or legal representatives of the other party for any purpose. Neither Party shall have the authority to enter into any contracts in the name of or on behalf of the other Party.

      15.7 Advertising. Licensee shall not use the name of any inventor of Northwestern University, of any institution with which the inventor has been or is connected, nor the name of Northwestern in any advertising, promotional or sales literature, without prior written consent obtained from Northwestern in each case.

      15.8 Waiver. Any waiver (express or implied) by either Party of any breach of this Agreement shall not constitute a waiver of any other or subsequent breach.

      15.9 Counterparts. This Agreement may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

      15.10 Patent Marking. Licensee agrees to mark the Licensed Products sold in the United States with all applicable United States patent numbers. All Licensed Products shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

      In Witness Whereof, the Parties have executed this Agreement effective on the date first set forth above.

LICENSEE                                NORTHWESTERN


By: /s/ T. Stephen Thompson                 By: /s/ Lydia Villa-Komaroff
    -----------------------                     -------------------------------
Name:  T. Stephen Thompson                  Name:  LYDIA VILLA-KOMAROFF
Title: President and CEO                    Title: VICE PRESIDENT FOR RESEARCH
                                                     AND GRADUATE STUDIES

                                   EXHIBIT A

Immunoassay of Glycosylaed Proteins Employing Antibody
Directed to Reductively Glycosylated N-Terminal Amino Acids
Lyman E. Davis, Byron Anderson
U.S. Patent No. 5,484,735 - Issued: January 16, 1996

                         INTERNATIONAL PATENT, KNOW-HOW
                        AND TECHNOLOGY LICENSE AGREEMENT

            THIS INTERNATIONAL PATENT, KNOW-HOW AND TECHNOLOGY LICENSE AGREEMENT ("Agreement") is made this 29th day of June, 1998 by and between IMMTECH INTERNATIONAL, INC. ("Immtech"), a Delaware corporation, and CRITICARE SYSTEMS, INC. ("Criticare"), a Delaware corporation.

                                    RECITALS

            Certain capitalized terms used in these recitals are defined below in this Agreement.

            A. Immtech owns the patent rights and certain Technology, including Know-how and Technical Information necessary or useful in the design, development, customization, manufacture, use, composition and processing of the mCRP (modifiedC- Reactive Protein) and a recombinant form of mCRP for the treatment of sepsis (collectively, the "mCRP Patent Rights"); and

            B. Criticare desires to obtain, and Immtech is willing to grant, the License with respect to the mCRP Patent Rights and Immtech Technology within the Field upon the terms and conditions hereinafter set forth.

                                    AGREEMENT

            In consideration of the mutual covenants set forth herein, the sufficiency of which is hereby acknowledged, the Parties agree to the terms and conditions set forth below.

            1. Definitions. For the purpose of this Agreement, the following terms (when capitalized, except as otherwise noted) shall have the meanings set forth hereinbelow.

                  (a) "Effective Date" means the date first stated above.

                  (b) "Field of the Agreement" means systems, methods, processes, compositions, articles and apparatuses for the treatment of sepsis.

                  (c) "mCRP Patent Rights" means the patent rights and certain Technology, including Know-how and Technical Information necessary or useful in the design, development, customization, manufacture, use, composition and processing of the mCRP (modified C- Reactive Protein) and a recombinant form of mCRP for the treatment of sepsis owned or licensed by Immtech, including, without limitation, the patent rights listed in Schedule A and any continuations, continuations-in-part divisionals, reissues, reexaminations, extensions or other patents or applications claiming priority or based upon the listed patents.

                  (d) "mCRP Technology" means Technology that is owned or licensable by Immtech.

                  (e) "Improvements" means any modification or enhancement, patentable or not, which is conceived and/or reduced to practice by Criticare or Immtech during the term of this Agreement, related to the Field of this Agreement.

                  (f) "License" is defined in Article 3.1.

                  (g) "Licensed Territory" means the countries listed in Schedule B attached hereto, as that schedule may be amended from time to time by mutual written consent of the Parties or in accordance with Articles 3.6 or 3.7.

                  (h) "Product" shall mean any product in the Field of the Agreement, which is covered by any claim in the Immtech Patent Rights and/or which is produced utilizing Technology. "Product" may also include such additional products and/or Improvements as may be agreed upon by mutual agreement of the Parties from time to time.

                  (i) "Technology" means all Know-how and Technical Information related to the Field of this Agreement which is owned or licensable by a Party, now and during the term of this Agreement.

                        (i) "Know-how" means any information, including technical data, now, or during the term of this Agreement or any renewals hereof, possessed by Immtech, and which are, in Immetech's or Criticare's judgment, reasonably necessary to enable Criticare to manufacture, customize, use, market or sell Products, and includes dimensions, materials, processes and procedures relating thereto, and which are the secret, confidential and proprietary information of Immtech.

                        (ii) "Technical Information" means any information possessed by a Party which, although not the secret Know-how of Immtech, is nevertheless in either party's reasonable judgment, useful in utilizing Know-how or Immtech Patent Rights.

                  (j) The "term of this Agreement" (whether or not capitalized) shall begin on the Effective Date hereof and unless terminated pursuant to
Article 10 shall continue for the term of the patent or any continuation or extention thereof.

            2. Disclosure and Support.

                  (a) Immtech agrees that, within thirty days after the Effective Date of this Agreement, it will make Immtech Technology available to Criticare for Criticare's use hereunder. As additional Immtech Technology is developed by Immtech during the term of this Agreement, it shall promptly be made available to Criticare hereunder at no additional cost.

                  (b) Immtech hereby agrees not to attempt in any manner to license, sell or otherwise commercialize Products and/or any Improvements within the Licensed Territory to any person or entity other than Criticare.

                  (c) Criticare agrees to provide to Immtech any technologically significant data that is developed or obtained by Criticare during the term of the Agreement. Each Party recognizes that some data may only be available in summarized form to protect the confidentiality of customers, but Criticare shall use reasonable efforts to secure permission, where needed, to provide such pre-summarized information to Immtech. Representatives from Immtech are free to contact Criticare project personnel for verbal reports, updates, or clarification of written reports at any time during normal business hours.

            3. Exclusive License Grant.

                  (a) Immtech hereby grants to Criticare the exclusive right and license, with the right to sublicense others, throughout the Licensed Territory under mCRP Technology and under the mCRP Patent Rights, to make, use, have made, offer for sale and sell Products and to practice methods and processes utilizing Immtech Technology in connection therewith. The foregoing right and license is referred to herein as the "License."

                  (b) The right to sublicense granted Criticare in Article 3.1 specifically includes the right to sublicense others exclusively and/or non-exclusively in the Licensed Territory under Immtech Technology and under the Immtech Patent Rights any right granted Criticare under this Agreement, including the right to grant exclusive and/or non-exclusive field-of-use sublicenses.

                  (c) Criticare will advise Immtech of all sublicenses and shall at all times keep an account of all manufacture and assembly, sales, shipments and uses of Products by Criticare and by all sublicensees.

                  (d) Criticare shall be responsible for finding sublicensees and negotiating exclusive and/or non-exclusive (including exclusive and/or nonexclusive restricted field-of-use) sub license agreements with said sub licensees.

            4. Payments and Accounting.

                  (a) In consideration of the grant of the License Criticare shall pay to Immtech during the term of this Agreement a royalty consisting of $100 per year.

                  (b) The royalties payable under this Agreement are in consideration of the grant of rights under the Immtech Technology as well as the grant of rights under the Immtech Patent Rights, and no additional royalty or fee is due Immtech for Criticare's rights granted hereunder to utilize Immtech Technology to manufacture, assemble, use, have manufactured, have assembled, offer for sale, sell or otherwise commercialize Products or otherwise exploit the Technology.

            5. Marking and Quality.

                  (a) Criticare will apply, and cause each of its sublicensees to apply, appropriate notice of patent protection on or in connection with Products or their packages, including the numbers of relevant issued patents, and give notice of the pendency of patent applications on Products or their packages, such as, for example, stating "Patent Pending," such notices being sufficient under applicable law to provide reasonable protection to the rights of Immtech.

                  (b) Immtech shall at all times have the right to require that Products manufactured or assembled by Criticare pursuant to this Agreement satisfy reasonable standards of quality fixed by Immtech, and Immtech shall have the right to inspect such Products, and the manufacturing process, at reasonable times and at Immtech's expense, to confirm that such Products do conform to such standards.

            6. Confidential Status of Technology.

                  (a) Each Party acknowledges and agrees that, subject to the provisions of this Article 6, all Technology disclosed to it by the other Party pursuant to this Agreement may constitute and comprise valuable confidential information, and therefore the Party agrees to hold any such Technology it receives from the other Party in confidence and otherwise protect it as provided in this Article 6.

                  (b) Each Party (the "receiving Party") agrees that, subject to the provisions of this Article 6, it shall not, without the prior written consent of the other Party (the "disclosing Party"), disclose, distribute or use any portion of Technology disclosed to it by the disclosing Party, except to the extent necessary for the receiving Party to exercise rights hereunder or authorize or allow others to do so. Each receiving Party further agrees to limit access to such Technology to--

                        (i) those of its employees, or others, who have a "need to know" of the same in order for the receiving Party to exercise said rights; and

                        (ii) its sublicensees who have a "need to know" of the same in order for sublicensees to exercise said rights; and

in either case who are under a duty to protect such Technology for the benefit of the disclosing Party to the same extent as is the receiving Party itself.

            (c) The obligations under this Article 6 shall not extend to any information disclosed by a disclosing Party to a receiving Party which (i) is within the public domain, or enters into the public domain through no fault of the receiving Party, (ii) is within the possession of the receiving Party prior to receipt from the disclosing Party as shown by appropriate records, or (iii) is independently made available to the receiving Party by a third party without breach by the third party of any duty owed to the disclosing Party with respect thereto. It is understood that some Technology may, at least in part, consist of a synthesis of information that is in the public domain; and it is, therefore, understood that no exclusion contained in this Article 6.3 shall operate to exclude from the obligations of this Article 6 such synthesis of otherwise public domain information, unless it can be shown that such synthesis is itself in the public domain.

            (d) Each Party agrees that all obligations under this Article 6 with respect to any and all Technology shall survive any termination of any or all other provisions of this Agreement and shall continue until such time as one of the exceptions set forth in Article 6.3 becomes applicable to the Technology in question or for a period not to exceed two years after any such termination.

                  (e) Neither Party shall be liable for the inadvertent or accidental use or disclosure of Know how or Technical Information, provided such use or disclosure occurs despite the Party's exercise of the same degree of care as the Party takes to safeguard and preserve its own proprietary information.

            7. Representations and Warranties.

                  (a)   Immtech expressly warrants

                        (i) that Immtech has the right to grant the License within the Field and throughout the Licensed Territory;

                        (ii) that no third party has any right, title or interest in the Immtech Patent Rights or Immtech Technology in the Field and throughout the Licensed Territory;

                        (iii) that Immtech has taken no actions which adversely affect Criticare's rights under this Agreement; and

                        (iv) that Immtech has the right to execute and enter into this Agreement, to perform its obligations hereunder, and to grant the License.

                  (b) Immtech warrants that, to the best of its knowledge, there are no circumstances that would (i) render the Immtech Patent Rights invalid or unenforceable, or (ii) render Criticare liable for patent infringement or trade secret misappropriation as a consequence of Criticare's performing the activities permitted by this Agreement or practice of the Immtech Patent Rights or Immtech Technology as provided to Criticare.

                  (c) Until such time as Criticare completes the financing referred to in paragraph 11, Immtech represents that it will timely pay all necessary maintenance fees, annuities, taxes or other fees in order to maintain the enforceability of the Immtech Patent Rights.

                  (d) Criticare and Immtech each represents that it has the corporate power to enter into this Agreement and perform the obligations assumed hereunder. Criticare and Immtech each represents that the person executing this Agreement on behalf of the corporation is authorized to execute this Agreement and legally bind the corporation.

            8. Improvements.

                  (a) Immtech agrees that all Improvements developed by Immtech during the term of this Agreement shall be made available on the same basis and under the same terms as set forth in this Agreement at no additional cost to Criticare. Immtech shall promptly notify Criticare of all such Improvements as they can reasonably be made available in form sufficient to disclose such Improvement to Criticare, and at Criticare's option such Improvements may be included in this Agreement and/or Products.

                  (b) If Criticare requests Immtech, in writing, to file a patent application in a given nation or nations within the Licensed Territory based on the Immtech Patent Rights or a Immtech Improvement, Immtech shall promptly initiate the filing of such application(s), using local counsel of Criticare's choosing. Criticare shall be responsible for all out of pocket costs, including attorney fees, of filing and prosecuting any such patent application(s) together with all fees, taxes, assessments, and levies on said patent application(s) and/or patent(s) obtained therefrom for so long as Criticare desires to maintain its rights thereunder. Immtech shall cooperate fully with the prosecution, maintenance and enforcement of said patent application(s) and/or patent(s) obtained therefrom and shall execute all documents reasonably necessary for these activities.

                  (c) Criticare agrees that all Improvements developed by Criticare during the term of this Agreement shall be made available on a nonexclusive basis to Immtech without cost or reduction in royalty payable to Immtech. Criticare shall promptly notify Immtech of all such Improvements as they can reasonably be made available in form sufficient to disclose such Improvement to Immtech, and at Immtech's option may be included in Products and/or may be licensed from Criticare on the same basis and under the same terms as set forth in this Agreement.

                  (d) Upon termination of the term of this Agreement, Criticare's rights to continue use of Immtech's Improvements shall be limited by the scope of Immtech Patent Rights existing upon termination. Likewise, upon termination of the term of this agreement, Immtech's rights to continue use of Criticare's Improvements shall be limited by the scope of Criticare's patent rights existing upon termination.

            9. Infringement of Immtech Patent Rights.

                  (a) Immtech and Criticare agree to promptly notify each other if they become aware of a probable infringement by a third party of the Immtech Patent Rights. Immtech and Criticare further agree that, unless one Party provides the other with written notice of the first Party's desire to not be actively involved in a particular infringement action, actions against any third party that may be infringing the Immtech Patent Rights in the Licensed Territory shall be a joint effort of both Parties, and that both the costs and recovery resulting from such actions shall be shared equally between the Parties. If either Party notifies the other of its desire not to be actively involved in a particular infringement action, and the other chooses to go forward with such an action, the Party going forward shall be responsible for all costs relating to such action, and shall be the sole beneficiary of any recovery resulting from such action; and in such case the Party desiring not to be actively involved shall render reasonable cooperation to the Party going forward, including, if necessary, being named as a party to the action.

                  (b) In the event that Criticare, and/or Criticare's customers, successors, and assigns are held liable as an infringer of a patent or trade secret belonging to a third party arising from the manufacture, use and sale of any Product and/or component element thereof licensed under this Agreement, Immtech agrees to reimburse Criticare, and its customers, successors and assigns for any financial loss, including attorney fees, sustained thereby.

            10. Term and Termination.

                  (a) The Parties agree that the term of this Agreement, except for the obligations under Article 6 hereof, may be terminated early (i) by Criticare at any time by providing Immtech written notice of such termination; or (ii) by either Party if the other Party breaches or defaults on any material obligation under this Agreement and fails to cure such breach within sixty days after receipt of written notice from the terminating Party which sets forth the basis of such breach and the terminating Party's intent to terminate the Agreement due to such breach.

                  (b) Termination of the term of this Agreement shall terminate all of the Parties' respective rights and obligations under this Agreement, except that such termination shall not affect:

                        (i) The right of Criticare to sell any Product on hand on the date of such termination, to fill any orders for Product received on or before the date of such termination, and to complete any Product in the process of manufacture at the time of such termination and to sell the same;

                        (ii) The rights and obligations of the Parties under Articles 4 and 6 of this Agreement; and

                        (iii) The right of either Party (including all remedies), and the obligation of the other Party, to every performance accruing prior to such termination.

            11. Funding. Criticare or its assignee agrees that it will utilize its best efforts to raise not less than $500,000 within 12 months after the date of this Agreement to fund the development and commercialization of a product utilizing mCRP for the treatment of sepsis. In the event that Criticare fails to complete such financing, Immtech shall have 90 days within which to repurchase the mCRP Patent Rights, mCRP Technology and any Improvements for their appraisal value. Appraisal value shall be determined by a certified appraiser agreed upon by Immtech and Criticare, or, if they cannot agree, an appraiser selected by Criticare's then audit firm.

            12. Maintenance of Immtech Patent Rights.

                  (a) The cost of filing, prosecuting to issuance and maintaining the Immtech Patent Rights related to a mutant protein and methods and materials for making and using it shall be borne by Immtech.

                  (b) Before permitting the Immtech Patent Rights to become abandoned, lapsed or forfeited, Immtech shall give Criticare a reasonable notice in writing, and Criticare may then at its option and expense, take over the prosecution or maintenance of the Immtech Patent Rights, in which event Immtech agrees to cooperate fully with Criticare. All costs, expenses and fees, including attorney fees, incurred by Criticare in taking over the maintenance of the Immtech Patent Rights shall be deducted from any royalties due Immtech under this Agreement. Should any of the Immtech Patent Rights be abandoned, lapsed, or forfeited due to the failure by Immtech to pay the appropriate maintenance or other fee, then after the abandonment, Criticare shall be permitted to sell Products covered by such abandoned patent without payment or royalty for such sale and the obligations of Criticare under this Agreement with respect to that abandoned Immtech Patent Right shall cease.

            13. Miscellaneous.

                  (a) This Agreement, or any rights or obligations hereunder, may not be assigned, in whole or in part, by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld. However, nothing herein shall prevent Criticare from assigning its rights and obligations hereunder to an affiliated corporation or subsidiary corporation controlled by or under common control with Criticare. In the event of such assignment, the assignee will automatically become substituted for Criticare as to all obligations thereafter accruing hereunder and as to all rights hereunder.

                  (b) The Parties agree that the sole relationship between Immtech and Criticare hereunder will be that of licensor and licensee. Nothing herein shall constitute or be interpreted to make either Party the agent of the other Party, and neither Party shall in any way be authorized to obligate the other Party in any transaction with a third party.

                  (c) All notices and other communications under or with respect to this Agreement shall be in writing (including by telecopier and other available communication facilities providing written copy to the recipient party) and shall be effective when actually delivered to the party to which they are directed or when deposited in the United States mail, postage prepaid, addressed to the party to which they are directed at the address provided below for that party or at such other address as that party may designate by notice. The initial addresses are as follows:

                  If to Critic are:

                  Criticare Systems, Inc.
                  20925 Crossroads Circle
                  Waukesha, WI 53186
                  Facsimile: 414-798-8290
                  Confirming telephone: 414-798-8282

                  With a copy to:

                  Reinhart, Boerner, Van Deuren,
                  Norris & Rieselbach, s.c.
                  Attn: Robert E. Bellin
                  1000 North Water Street, Suite 2100
                  P.O. Box 92900
                  Milwaukee, WI 53202-0900
                  Facsimile: 414-298-8097
                  Confirming telephone: 414-298-1000

                  If to Immtech:

                  Immtech International Inc.
                  Attn: Stephen Thompson
                  1890 Maple Avenue, Suite 110
                  Evanston, IL 60202
                  Facsimile: 847-869-0045
                  Confirming telephone: 847-869-0033

                  With a copy to:

                  John P. Goebel, Esq.
                  Gardner, Carton & Douglas
                  321 N. Clark Street
                  Chicago, IL 60610-4795
                  Facsimile: 312-644-3381
                  Confirming telephone: 312-644-3000

                  (d) The Parties acknowledge and agree that this Agreement constitutes the entire agreement and understanding relating to the subject matter of this Agreement and supersedes all previous communications, proposals, representations and agreements, whether oral or written and whether relating to the subject matter of this Agreement or otherwise.

                  (e) The Parties acknowledge and agree that this Agreement may only be modified by the mutual written agreement of the Parties.

                  (f) (i) For purposes of this Article 13.6, a "Force Majeure Event" shall be any event or condition that [a] is not known to the Excused Party (as defined below), as of the date of this Agreement, to exist, [b] is not reasonably foreseeable as of such date, and [c] is not reasonably within the control of the Excused Party. Without limiting the foregoing, any of the following shall constitute a Force Majeure Event if the same meets the conditions expressed in the enumerated clauses of the preceding sentence: natural disaster, fire, explosion, epidemic, war, riot, civil disturbance, strike, lockout, labor slow-down, acts of governmental authority, and shortage of energy or material.

                        (ii) Any period of time in which a Party (the "Excused Party") must perform any obligation under this Agreement shall be extended by the period of time that a Force Majeure Event prevents such performance in whole or in material part or renders such performance so difficult or costly that such performance is commercially unreasonable, and the Excused Party shall not be liable for loss or damage incurred by the other Party by reason of any delay in such performance during such period of extension. If the Force Majeure Event is of such a nature that the performance of the obligation will reasonably require an additional period of time following cessation of the Force Majeure Event, then the period of time in which the Excused Party must perform the obligation shall be further extended by such additional period of time, and the Excused Party shall not be liable for loss or damage incurred by the other Party by reason of any delay in such performance during such additional period of time.

                        (iii) If the period of time in which a Party must perform any material obligation hereunder is extended for a period of more than six consecutive months pursuant to the preceding provisions of this Article, either Party may terminate this Agreement, without liability to the other Party for such termination, by giving notice of termination given to the other Party prior to the end of the period of extension.

                        (iv) The foregoing provisions of this Article shall not excuse any obligation to pay any amount which becomes due under this Agreement prior to termination of this Agreement, but payment for any performance the time for which is extended pursuant to such provisions may be suspended until such performance is rendered.

                  (g) The Parties agree that this Agreement will be governed and construed in accordance with the internal laws of the State of Wisconsin.

                  (h) Each Party agrees that any delay or omission on the part of the other Party to exercise any right under this Agreement will not automatically operate as a waiver of such right or any other right, and a waiver of any right on any one occasion will not be construed as a bar to or a waiver of exercising the right on any other occasion.

                  (i) Each Party agrees that, should any provision of this Agreement be determined by a court of competent jurisdiction to violate or contravene any applicable law or policy, such provision may be severed and modified by the court to the extent necessary to comply with the applicable law or policy, and such modified provision and the remainder of the provisions hereof will continue in full force and effect.

                  (j) The title, caption or heading of any provision of this Agreement is used as a matter of convenience and is not to be used to interpret or construe the meaning of any provision. The words "herein," "hereof," and "hereunder," when used in this Agreement, refer to this Agreement in its entirety. The word "include" and its derivatives mean by way of example and not by way of exclusion or limitation. Words in the singular include the plural and words in the plural include the singular, according to the requirements of the context. Words importing a gender include all genders. Each Party agrees that this Agreement is the result of extensive negotiations between the Parties and represents the merged work product of both Parties, and so neither Party shall be held to be the sole author of this Agreement for the purpose of contract interpretation

                  (k) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to constitute but one and the same instrument.

CRITICARE SYSTEMS, INC.            IMMTECH INTERNATIONAL, INC.


BY /s/ Gerhard vonder Ruhr            BY /s/ T. Stephen Thompson
  --------------------------          -------------------------------
  Its Pres                            Its President & CEO
      ----------------------              ---------------------------

                              ASSIGNMENT AGREEMENT

            THIS ASSIGNMENT AGREEMENT is made and entered into as of the 29th day of June, 1998, by and between CRITICARE SYSTEMS, INC., a Delaware corporation ("CRITICARE") and IMMTECH INTERNATIONAL, INC., a Delaware corporation ("IMMTECH").

                                     RECITAL

            CRITICARE desires to prospectively assume all rights and certain obligations of IMMTECH set forth in a certain Material Transfer and Option Agreement between Immtech and SIGMA DIAGNOSTICS, INC. (hereinafter referred to as the "Sigma Agreement"), a copy of which is attached hereto as Exhibit A.

                                   AGREEMENTS

            NOW, THEREFORE, CRITICARE and IMMTECH, in consideration of the mutual promises and agreements set forth below, the receipt and sufficiency of which consideration hereby is acknowledged, promise and agree as follows:

            1. As of the day, month and year first above written, CRITICARE will prospectively assume all rights and obligations of IMMTECH set forth in the Sigma Agreement and be bound by all terms and conditions thereof continuing forward; provided, however, that Immtech shall retain and promptly fulfill any obligations under such agreement to provide cultures, materials or any advice or consultation related to the materials (as defined therein).

            2. This ASSIGNMENT AGREEMENT embodies the entire understanding between CRITICARE and IMMTECH relating to the Sigma Agreement and shall supersede all previous communications, representations or undertakings, either verbal or written between the parties relating to the subject matter of this ASSIGNMENT AGREEMENT.

            3. This ASSIGNMENT AGREEMENT shall be governed and construed in accordance with the internal laws of the State of Wisconsin.

            IN WITNESS WHEREOF, CRITICARE and IMMTECH have executed this ASSIGNMENT AGREEMENT as of the day, month and year first above written.

CRITICARE SYSTEMS, INC.                IMMTECH INTERNATIONAL, INC.


BY /s/ Gerhard vonder Ruhr             BY
  ---------------------------          -------------------------------
  Its Pres                             Its
      ---------------------                ---------------------------

            SIGMA DIAGNOSTICS, INC. hereby consents to CRITICARE'S assumption of IMMTECH'S rights and obligations as described above in relation to the Sigma Agreement and acknowledges that Immtech is not in default of any of its obligations thereunder.

SIGMA DIAGNOSTICS, INC.


BY
   --------------------------        --------------
   Its                                   Date
         --------------------

            IN WITNESS WHEREOF, CRITICARE and IMMTECH have executed this ASSIGNMENT AGREEMENT as of the day, month and year first above written.

CRITICARE SYSTEMS, INC.                IMMTECH INTERNATIONAL, INC.


BY                                     BY [ILLEGIBLE]
   ---------------------------           -------------------------------
   Its                                   Its CFO
       ---------------------                 -------------------------

            SIGMA DIAGNOSTICS, INC. hereby consents to CRITICARE'S assumption of IMMTECH'S rights and obligations as described above in relation to the Sigma Agreement and acknowledges that Immtech is not in default of any of its obligations thereunder.

SIGMA DIAGNOSTICS, INC.


BY
   ----------------------------       --------------
   Its                                    Date
       ----------------------


                                       2